Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT, dated as of June 12, 2023 (this “Amendment”), to the ABL Credit Agreement, dated as of August 23, 2019, by and among Clear Channel Outdoor Holdings, Inc., as borrower (the “Parent Borrower”), the other borrowers party thereto (together with the Parent Borrower, the “Borrowers”), the several lenders from time to time party thereto (collectively, the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent (“Administrative Agent”), and as Collateral Agent and each other party party thereto (as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Credit Agreement” and as thereafter amended, restated, amended and restated, supplemented or otherwise modified). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

WHEREAS, pursuant to Section 2.16 of the Existing Credit Agreement, the Parent Borrower has requested an extension (an “Extension Offer”) of the Maturity Date of the Revolving Credit Commitments and the Revolving Credit Loans (the “Extended Revolving Credit Commitments”) of the Lenders by, among other things, entering into this Amendment pursuant to the terms and conditions of the Existing Credit Agreement with the Lenders and L/C Issuers agreeing to such Extension Offer (each such Lender and L/C Issuer, an “Extending Lender”);

WHEREAS, each Extending Lender has indicated its willingness to provide Extended Revolving Credit Commitments in connection with the Extension Offer on the terms and subject to the conditions herein;

WHEREAS, pursuant to Section 3.06 of the Existing Credit Agreement, the Parent Borrower has elected to replace each Lender that is not an Extending Lender (each such Lender, a “Non-Extending Lender”);

WHEREAS, the Parent Borrower has made arrangements reasonably satisfactory to each Non-Extending Lender that has Letters of Credit Outstanding under the Existing Credit Agreement prior to the date hereof;

WHEREAS, pursuant to Section 2.14 of the Existing Credit Agreement, the Parent Borrower has requested a Revolving Credit Commitment Increase in an aggregate principal amount of $50,000,000;

WHEREAS, each Lender designated as an Incremental Revolving Lender on Schedule I hereto (each, an “Incremental Revolving Lender”) has indicated its willingness to provide its Incremental Revolving Commitment as set forth on Schedule I hereto (the “Incremental Revolving Commitments”) on the terms and subject to the conditions set forth herein;

WHEREAS, the Parent Borrower has requested that the Administrative Agent, the Lenders, the L/C Issuers and the Swingline Lender amend certain provisions of the Existing Credit Agreement as set forth herein and, subject to the terms and conditions hereof, the Lenders, the L/C Issuers, the Swingline Lender and the Administrative Agent are willing to do so; and

WHEREAS, the Lenders party hereto constitute all Lenders, L/C Issuers and the Swingline Lender under the Existing Credit Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance on the representations, warranties and covenants herein contained, the parties hereto agree as follows:

SECTION 1.    Extended Revolving Credit Commitments.

(a)    Pursuant to Section 2.16 of the Existing Credit Agreement, upon the occurrence of the First Amendment Effective Date (as defined below), the Maturity Date of the Extended Revolving Credit Commitments of each Extending Lender shall be extended to the “Revolving Credit Facility Maturity Date” as defined under the Amended Credit Agreement (as defined below). This Amendment shall be deemed to satisfy any notice required under Section 2.15(d) of the Existing Credit Agreement.

(b)    Upon the occurrence of the First Amendment Effective Date and (x) the consummation of the assignment of the Commitments of the Non-Extending Lenders in accordance with Section 3.06 of the Existing Credit Agreement and each Assignment and Assumption attached in Annex C hereto (it being understood that by executing this Amendment, the Non-Consenting Lender, each Replacement Lender and each other party hereto consent to such assignment and each Assignment and Assumption attached in Annex C hereto, in each case, to the extent such consent is required under Section 10.07(b) of the Existing Credit Agreement) and (y) the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to each Non-Extending Lender that has any Letter of Credit outstanding under the Existing Credit Agreement pursuant to arrangements reasonably satisfactory to such Non-Extending Lender in accordance with Section 3.06(c) of the Existing Credit Agreement, each Non-Extending Lender shall be replaced with the Lenders set forth in Schedule II hereto (the “Replacement Lenders”). This Amendment shall be deemed to satisfy any notice required pursuant to Section 3.06 of the Existing Credit Agreement.

SECTION 2.    Amendments to the Existing Credit Agreement. Subject to all of the terms and conditions set forth in this Amendment and the Existing Credit Agreement, on and effective on and as of the First Amendment Effective Date, (i) the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on Annex A hereto (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”), (ii) Exhibit B to the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on Annex B hereto (Exhibit B to the Existing Credit Agreement, as so amended, the “Amended Exhibit B to Credit Agreement”), and (iii) Schedule 2.01(a) of the Existing Credit Agreement is hereby amended and replaced in its entirety by Schedule 2.01(a) hereto.

SECTION 3.     Incremental Revolving Credit Commitments Generally.

(a)    The Incremental Revolving Commitments shall have identical terms as the Revolving Credit Commitments issued on the Closing Date (the “Initial Revolving Credit Commitments”) (including, without limitation, with respect to the maturity date, mandatory prepayments and voluntary prepayments) and shall otherwise be subject to the provisions of the Amended Credit Agreement and the other Loan Documents. Each reference to (i) an “Initial Revolving Credit Commitment” or “Initial Revolving Credit Commitments” and (ii) an “Initial Revolving Credit Loan” or “Initial Revolving Credit Loans” in the Amended Credit Agreement or herein shall be deemed to include the Incremental Revolving Commitments, established pursuant to this Amendment and all other related terms will have correlative meanings. For the avoidance of doubt and notwithstanding anything in this Amendment to the contrary, the Incremental Revolving Commitments shall be considered an increase of the Initial Revolving Credit Commitments under the Amended Credit Agreement and shall not be considered a separate Class of Commitments under the Amended Credit Agreement.

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(b)    Each of the parties hereto hereby agrees that (i) the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all of the Lenders participate in each outstanding Letter of Credit, Swingline Loan and Protective Advance, if any, pro rata on the basis of their respective Initial Revolving Credit Commitments (after giving effect to any increased Initial Revolving Credit Commitments), including by assigning to each Incremental Revolving Lender a portion of each then-existing Lender’s participations under the Amended Credit Agreement in outstanding Letters of Credit, Swingline Loans and Protective Advances, if any, and each Incremental Revolving Lender hereby automatically and without further action shall be deemed to have assumed a portion of such existing Lender’s participations, such that, after giving effect to each deemed assignment and assumption of participations, all of the Lenders’ (including the Incremental Revolving Lenders’) participations in Letters of Credit, Swingline Loans and Protective Advances shall be held ratably on the basis of their respective Commitments (after giving effect to any increased Initial Revolving Credit Commitments) and (ii) the Administrative Agent may cause all existing Lenders to assign Revolving Credit Loans to the Incremental Revolving Lenders, and the Incremental Revolving Lenders shall purchase such Revolving Credit Loans, in each case to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of Revolving Credit Loans pro rata on the basis of their respective Initial Revolving Credit Commitments (after giving effect to any increased Initial Revolving Credit Commitments).

(d)    As of the date hereof, the Borrowers and the Lenders party thereto hereby agree that the Incremental Revolving Credit Commitments put in place with this Amendment shall not constitute usage of the incremental amount set forth in Section 2.14(a)(viii) of the Existing Credit Agreement. With respect to the Incremental Revolving Credit Commitments, this Amendment shall constitute the notice required pursuant to Section 2.14 of the Existing Credit Agreement and an Incremental Facility Amendment for purposes of Section 2.14 of the Existing Credit Agreement.

(d)    Upon the occurrence of the First Amendment Effective Date and immediately after giving effect to the implementation of the Incremental Revolving Credit Commitments, (i) the aggregate principal amount of Initial Revolving Commitments outstanding pursuant to the Amended Credit Agreement shall be $175,000,000 and (ii) Schedule 2.01(a) of the Existing Credit Agreement is hereby replaced with Schedule 2.01(a) hereto.

SECTION 4.     Conditions to Effectiveness. This Amendment shall become effective upon the first date on which each of the following conditions precedent shall have been satisfied (or waived by all of the Lenders party hereto) (such date, the “First Amendment Effective Date”):

4.1    The Administrative Agent (or its counsel) shall have received from (i) the Parent Borrower and each Loan Party hereto and (ii) each Lender and each Incremental Revolving Lender either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

4.2    The Administrative Agent shall have received a certificate from a Responsible Officer of the Parent Borrower (a) certifying that the representations and warranties set forth in (x) Section 5 of this Amendment and (y) Article V of the Existing Credit Agreement and in the other Loan Documents are, in each case, true and correct in all material respects (other than any such representation and warranty that is already qualified by materiality or “Material Adverse Effect” in the text thereof, in which case such representation and warranty shall be true in all respects) on and as of the First Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date and (b) compliance with the condition set forth in Section 4.6;

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4.3    The Administrative Agent shall have received a certificate of the secretary or assistant secretary (or equivalent officer) on behalf of each Loan Party dated the First Amendment Effective Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document for each of the Loan Parties and, with respect to the articles or certificate of incorporation or organization (or similar document) certified (to the extent applicable) as of a recent date by the Secretary of State (or other applicable Governmental Authority) of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions or other action duly adopted by the Board of Directors and/or equityholders (as applicable) authorizing the execution, delivery, and performance of this Amendment and the other Loan Documents to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, (C) as to incumbency certificates of Responsible Officers of each Loan Party, evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents delivered in connection herewith on behalf of such Loan Party and (D) attaching a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization;

4.4    The Administrative Agent shall have received a customary opinion from Kirkland & Ellis LLP, in its capacity as counsel to the Loan Parties addressed to the Administrative Agent, the Collateral Agent and each Lender;

4.5    The Administrative Agent shall have received a solvency certificate substantially in the form delivered on the Closing Date dated as of the First Amendment Effective Date and signed by the chief financial officer (or other officer with equivalent duties);

4.6    At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall exist or result therefrom;

4.7     The Parent Borrower shall have paid to the Administrative Agent (i) all fees due and payable on or prior to the First Amendment Effective Date and (ii) all expenses due and payable on or prior to the First Amendment Effective Date (including in Section 6 hereof) to the extent invoiced at least three (3) Business Days prior to the First Amendment Effective Date (or such shorter period reasonably agreed by the Parent Borrower); and

4.8    The Administrative Agent and the Extending Lenders shall have received at least three (3) Business Days prior to the First Amendment Effective Date all documentation and other information about each Loan Party as has been reasonably requested in writing at least ten (10) Business Days prior to the First Amendment Effective Date by the Administrative Agent or such Extending Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

SECTION 5.    Representations and Warranties. The Parent Borrower hereby represents and warrants to the Lenders and the Administrative Agent that (a) the Parent Borrower has all requisite power and authority to execute, deliver and perform its obligations under this Amendment, (b) the execution, delivery and performance by the Parent Borrower of this Amendment (1) are within the Parent Borrower’s corporate or other powers, (2) have been duly authorized by all necessary corporate or other organizational action and (3) do not contravene the terms of the Parent Borrower’s organizational documents, (c) this Amendment has been duly executed and delivered by the Parent Borrower and (d) this Amendment constitutes a legal, valid and binding obligation of the Parent Borrower, enforceable against the Parent Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

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SECTION 6.    Costs and Expenses. The Parent Borrower acknowledges and agrees that its payment obligations set forth in Section 10.04 of the Existing Credit Agreement include the reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of Davis Polk & Wardwell LLP, counsel to the Administrative Agent.

SECTION 7.    Ratification. The Existing Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed as of the date hereof. This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Existing Credit Agreement, any other Loan Document or any of the instruments or agreements referred to in any thereof or a waiver of any Default or Event of Default, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Existing Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

SECTION 8.    Reaffirmation of the Loan Parties. Each Loan Party party hereto hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees as of the date hereof that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed as of the date hereof in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party party hereto hereby confirms that the existing guarantees and/or security interests granted by such Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Existing Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

SECTION 9.    Modifications. Neither this Amendment, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.

SECTION 10.    References. Each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import, shall mean and be a reference to the Existing Credit Agreement as modified hereby and as each may in the future be amended, restated, supplemented or modified from time to time. This Amendment shall constitute a “Loan Document” for purposes of the Amended Credit Agreement and each other Loan Document.

SECTION 11.    Counterparts. This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed counterpart. The words “execution,” “signed,” “signature,” and words of like import

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in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12.    Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 13.    Severability. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

SECTION 14.    Governing Law. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR THEREIN).

SECTION 15.    Headings. Section headings in this Amendment are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[The remainder of this page left blank intentionally]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.,
as Parent Borrower

By:	/s/ Brian D. Coleman
Name:	Brian D. Coleman
Title:	Chief Financial Officer

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.,
1567 MEDIA LLC,
CLEAR CHANNEL ADSHEL, INC.,
CLEAR CHANNEL OUTDOOR HOLDINGS COMPANY CANADA,
CLEAR CHANNEL SPECTACOLOR, LLC,
CLEAR CHANNEL AIRPORTS, INC.,
OUTDOOR MANAGEMENT SERVICES, INC.,
as Borrowers

By:	/s/ Brian D. Coleman
Name:	Brian D. Coleman
Title:	Chief Financial Officer

CLEAR CHANNEL OUTDOOR, LLC,
As a Borrower

By:	/s/ Brian D. Coleman
Name:	Brian D. Coleman
Title:	Treasurer

[Signature Page to Amendment No. 1 TO CREDIT AGREEMENT (CCOH 2023)]

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, Revolving Credit Lender, Swingline Lender, LC Issuer and Extending Lender

By:	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Director

By:	/s/ Lauren Danbury
Name:	Lauren Danbury
Title:	Vice President

[Signature Page to Amendment No. 1 TO CREDIT AGREEMENT (CCOH 2023)]

U.S. BANK NATIONAL ASSOCIATION,
as Revolving Credit Lender, Extending Lender and L/C Issuer

By:	/s/ James Steimer
Name:	James Steimer
Title:	Vice President

[Signature Page to Amendment No. 1 TO CREDIT AGREEMENT (CCOH 2023)]

MORGAN STANLEY SENIOR FUNDING, INC., as Revolving Credit Lender, Extending Lender and LC Issuer

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

[Signature Page to Amendment No. 1 TO CREDIT AGREEMENT (CCOH 2023)]

JPMORGAN CHASE BANK, N.A., as Revolving Credit Lender, Extending Lender and LC Issuer

By:	/s/ Melanie George
Name:	Melanie George
Title:	Vice President

[Signature Page to Amendment No. 1 TO CREDIT AGREEMENT (CCOH 2023)]

BARCLAYS BANK PLC, as Revolving Credit Lender, Extending Lender and LC Issuer

By:	/s/ Sean Duggan
Name:	Sean Duggan
Title:	Vice President

[Signature Page to Amendment No. 1 TO CREDIT AGREEMENT (CCOH 2023)]

GOLDMAN SACHS LENDING PARTNERS LLC, as Revolving Credit Lender, Extending Lender and LC Issuer

By:	/s/ Dan Starr
Name:	Dan Starr
Title:	Vice President

[Signature Page to Amendment No. 1 TO CREDIT AGREEMENT (CCOH 2023)]

Citibank, N.A., as Revolving Credit Lender, Extending Lender and LC Issuer

By:	/s/ David Smith
Name:	David Smith
Title:	Vice President & Director

[Signature Page to Amendment No. 1 TO CREDIT AGREEMENT (CCOH 2023)]

Solely for purposes of Section 1(b) of this Amendment:

Credit Suisse AG, Cayman Islands Branch,

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Authorized Signatory

By:	/s/ Heesu Sin
Name:	Heesu Sin
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 TO CREDIT AGREEMENT (CCOH 2023)]

Annex A

Amended Credit Agreement

See attached.

~~EXECUTION VERSION~~

ANNEX A

ABL CREDIT AGREEMENT

Dated as of August 23, 2019

as amended by that certain

Amendment No. 1 dated as of June 12, 2023

among

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

as the Parent Borrower,

CLEAR CHANNEL OUTDOOR, LLC,

1567 MEDIA LLC,

CLEAR CHANNEL ADSHEL, INC.

CLEAR CHANNEL OUTDOOR HOLDINGS COMPANY CANADA,

CLEAR CHANNEL SPECTACOLOR, LLC,

IN-TER SPACE SERVICES, INC.

and

OUTDOOR MANAGEMENT SERVICES, INC.,

as the Borrowers

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent, Collateral Agent,

Swingline Lender, and an L/C Issuer,

THE OTHER LENDERS AND L/C ISSUERS PARTY HERETO,

DEUTSCHE BANK SECURITIES INC., CITIBANK~~,~~  N.A.,

~~CREDIT SUISSE LOAN FUNDING LLC,~~ GOLDMAN SACHS BANK USA ~~AND~~, MORGAN STANLEY

SENIOR FUNDING, INC. AND U.S. BANK NATIONAL ASSOCIATION

as Joint Lead Arrangers and Joint Bookrunners

and

DEUTSCHE BANK SECURITIES INC., CITIBANK~~,~~  N.A.,

~~CREDIT SUISSE LOAN FUNDING LLC,~~ GOLDMAN SACHS BANK USA ~~AND~~, MORGAN STANLEY

SENIOR FUNDING, INC.~~,~~ AND U.S. BANK NATIONAL ASSOCIATION

as Co-Documentation Agents

Table of Contents

Page
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01	Defined Terms	1
SECTION 1.02	Other Interpretive Provisions	~~57~~65
SECTION 1.03	Accounting Terms	~~57~~65
SECTION 1.04	Rounding	~~58~~66
SECTION 1.05	References to Agreements, Laws, Etc.	~~58~~66
SECTION 1.06	Times of Day	~~58~~66
SECTION 1.07	Timing of Payment or Performance	~~58~~66
SECTION 1.08	Exchange Rates; Currency Equivalents Generally	~~58~~66
SECTION 1.09	Letter of Credit Amounts	~~60~~67
SECTION 1.10	Limited Condition Transactions	~~60~~68
SECTION 1.11	Leverage Ratios	~~61~~69
SECTION 1.12	Cashless Rolls	~~61~~69
SECTION 1.13	Certain Calculations and Tests	~~61~~69
SECTION 1.14	Additional Alternative Currencies	~~61~~69
SECTION 1.15	Change of Currency	~~62~~70
SECTION 1.16	Successor Companies	~~62~~70
SECTION 1.17	Rates	70

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

SECTION 2.01	The Loans	~~62~~71
SECTION 2.02	Borrowings, Conversions and Continuation of Loans.	~~63~~71
SECTION 2.03	Letters of Credit	~~65~~73
SECTION 2.04	Swingline Loans	~~71~~80
SECTION 2.05	Prepayments	~~74~~82
SECTION 2.06	Termination or Reduction of Commitments	~~75~~84
SECTION 2.07	Repayment of Loans	~~76~~84
SECTION 2.08	Interest	~~76~~85
SECTION 2.09	Fees	~~77~~85
SECTION 2.10	Computation of Interest and Fees	~~77~~85
SECTION 2.11	Evidence of Indebtedness	~~77~~86
SECTION 2.12	Payments Generally	~~78~~86
SECTION 2.13	Sharing of Payments	~~79~~88
SECTION 2.14	Incremental Credit Extensions	~~80~~88
SECTION 2.15	Extensions of Revolving Credit Commitments	~~82~~90
SECTION 2.16	Defaulting Lenders	~~83~~92
SECTION 2.17	Reserves; Changes to Eligibility Criteria	~~84~~93

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

SECTION 3.01	Taxes	~~85~~94
SECTION 3.02	Inability to Determine Rates	~~88~~97
SECTION 3.03	Increased Cost and Reduced Return; Capital Adequacy; Reserves on ~~Eurocurrency Rate~~Term Benchmark Loans and RFR Loans	~~90~~100

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SECTION 3.04	Funding Losses	~~91~~101
SECTION 3.05	Matters Applicable to All Requests for Compensation	~~91~~101
SECTION 3.06	Replacement of Lenders under Certain Circumstances	~~92~~102
SECTION 3.07	Illegality	~~93~~103
SECTION 3.08	Survival	~~93~~103
SECTION 3.09	Benchmark Replacement Setting.	103

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

SECTION 4.01	Conditions to Initial Credit Extension	~~93~~106
SECTION 4.02	Conditions to All Credit Extensions	~~95~~108

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01	Existence, Qualification and Power; Compliance with Laws	~~96~~108
SECTION 5.02	Authorization; No Contravention	~~96~~109
SECTION 5.03	Governmental Authorization; Other Consents	~~96~~109
SECTION 5.04	Binding Effect	~~96~~109
SECTION 5.05	Financial Statements; No Material Adverse Effect	~~96~~109
SECTION 5.06	Litigation	~~97~~109
SECTION 5.07	Ownership of Property; Liens	~~97~~110
SECTION 5.08	Environmental Compliance	~~97~~110
SECTION 5.09	Taxes	~~98~~110
SECTION 5.10	Compliance with ERISA	~~98~~111
SECTION 5.11	Subsidiaries; Equity Interests	~~98~~111
SECTION 5.12	Margin Regulations; Investment Company Act	~~98~~111
SECTION 5.13	Disclosure	~~99~~111
SECTION 5.14	Intellectual Property; Licenses, Etc.	~~99~~111
SECTION 5.15	Solvency	~~99~~112
SECTION 5.16	Collateral Documents	~~99~~112
SECTION 5.17	Use of Proceeds	~~99~~112
SECTION 5.18	Patriot Act	~~99~~112
SECTION 5.19	Sanctioned Persons	~~99~~112
SECTION 5.20	FCPA	~~100~~112
SECTION 5.21	Borrowing Base Certificate	~~100~~113

ARTICLE VI

AFFIRMATIVE COVENANTS

SECTION 6.01	Financial Statements	~~100~~113
SECTION 6.02	Certificates; Other Information	~~101~~114
SECTION 6.03	Notices	~~102~~115
SECTION 6.04	Maintenance of Existence	~~103~~115
SECTION 6.05	Maintenance of Properties	~~103~~115
SECTION 6.06	Maintenance of Insurance	~~103~~116
SECTION 6.07	Compliance with Laws	~~103~~116
SECTION 6.08	Books and Records	~~103~~116
SECTION 6.09	Inspection Rights	~~103~~116
SECTION 6.10	Covenant to Guarantee Obligations and Give Security	~~104~~117
SECTION 6.11	Use of Proceeds	~~106~~119
SECTION 6.12	Further Assurances and Post-Closing Covenants	~~106~~119

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SECTION 6.13	Designation of Subsidiaries	~~106~~119
SECTION 6.14	Payment of Taxes	~~107~~120
SECTION 6.15	[Reserved]	~~107~~120
SECTION 6.16	Nature of Business	~~107~~120
SECTION 6.17	Fiscal Year	~~107~~120
SECTION 6.18	Borrowing Base Certificates	~~107~~120
SECTION 6.19	Cash Management Systems	~~108~~121
SECTION 6.20	Maintenance of REIT Status	~~109~~121

ARTICLE VII

NEGATIVE COVENANTS

SECTION 7.01	Liens	~~109~~122
SECTION 7.02	Investments	~~113~~126
SECTION 7.03	Indebtedness	~~116~~129
SECTION 7.04	Fundamental Changes	~~120~~133
SECTION 7.05	Dispositions	~~121~~134
SECTION 7.06	Restricted Payments	~~123~~136
SECTION 7.07	Transactions with Affiliates	~~127~~140
SECTION 7.08	Prepayments, Etc., of Indebtedness	~~128~~141
SECTION 7.09	Fixed Charge Coverage Ratio	~~129~~142
SECTION 7.10	Amendments or Waivers of Organizational Documents	~~129~~142
SECTION 7.11	Restrictions on Subsidiaries’ Distributions	~~129~~142

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01	Events of Default	~~130~~143
SECTION 8.02	Remedies Upon Event of Default	~~133~~146
SECTION 8.03	Exclusion of Immaterial Subsidiaries	~~134~~147
SECTION 8.04	Application of Funds	~~134~~147
SECTION 8.05	Right to Cure	~~135~~148
SECTION 8.06	Change of Control	~~136~~149

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

SECTION 9.01	Appointment and Authorization of Agents	~~136~~149
SECTION 9.02	Delegation of Duties	~~137~~150
SECTION 9.03	Liability of Agents	~~138~~151
SECTION 9.04	Reliance by Agents	~~138~~151
SECTION 9.05	Notice of Default	~~139~~152
SECTION 9.06	Credit Decision; Disclosure of Information by Agents	~~139~~152
SECTION 9.07	Indemnification of Agents	~~139~~152
SECTION 9.08	Agents in their Individual Capacities	~~140~~153
SECTION 9.09	Successor Agents	~~140~~153
SECTION 9.10	Administrative Agent May File Proofs of Claim; Credit Bidding	~~141~~154
SECTION 9.11	Collateral and Guaranty Matters	~~142~~155
SECTION 9.12	Other Agents; Arrangers and Managers	~~144~~157
SECTION 9.13	Appointment of Supplemental Administrative Agents	~~144~~157
SECTION 9.14	Withholding Tax	~~145~~158
SECTION 9.15	Cash Management Obligations; Secured Hedge Agreements	~~145~~158
SECTION 9.16	[Reserved]	~~146~~159
SECTION 9.17	Certain ERISA Matters	~~146~~159

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ARTICLE X

MISCELLANEOUS

SECTION 10.01	Amendments, Etc.	~~147~~160
SECTION 10.02	Notices and Other Communications; Facsimile Copies	~~148~~162
SECTION 10.03	No Waiver; Cumulative Remedies	~~150~~163
SECTION 10.04	Attorney Costs and Expenses	~~150~~164
SECTION 10.05	Indemnification by the Borrower	~~151~~164
SECTION 10.06	Payments Set Aside	~~152~~165
SECTION 10.07	Successors and Assigns	~~152~~166
SECTION 10.08	Confidentiality	~~157~~171
SECTION 10.09	Setoff	~~158~~171
SECTION 10.10	Counterparts	~~158~~172
SECTION 10.11	Integration	~~159~~172
SECTION 10.12	Survival of Representations and Warranties	~~159~~172
SECTION 10.13	Severability	~~159~~173
SECTION 10.14	GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS	~~159~~173
SECTION 10.15	WAIVER OF RIGHT TO TRIAL BY JURY	~~160~~173
SECTION 10.16	Binding Effect	~~160~~174
SECTION 10.17	[Reserved]	~~160~~174
SECTION 10.18	Lender Action	~~160~~174
SECTION 10.19	USA PATRIOT Act	~~160~~174
SECTION 10.20	Acceptable Intercreditor Agreements	~~160~~174
SECTION 10.21	Obligations Absolute	~~161~~174
SECTION 10.22	No Advisory or Fiduciary Responsibility	~~161~~175
SECTION 10.23	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~161~~175
SECTION 10.24	ABL Intercreditor Agreement	~~162~~176
SECTION 10.25	Acknowledgment Regarding Any Supported QFCs	~~162~~176
SECTION 10.26	Agency of the Parent Borrower for Each Other Borrower	~~163~~176
SECTION 10.27	Joint and Several Liability	~~163~~177

SCHEDULES

1.01A	—	Guarantors
1.01B	—	Excluded Subsidiaries
1.01C	—	Unrestricted Subsidiaries
2.01	—	Commitments
2.03(a)	—	Existing Letters of Credit
5.06	—	Litigation
5.07(b)	—	Material Real Property
5.08	—	Environmental Compliance
5.11	—	Subsidiaries and Other Equity Investments
6.12	—	Post-Closing Covenants
6.19	—	Deposit Accounts
7.01(b)	—	Existing Liens
7.02	—	Existing Investments
7.03(c)	—	Surviving Indebtedness
7.07	—	Transactions with Affiliates
10.02	—	Administrative Agent’s Office, Principal Office, Certain Addresses for Notices

-iv-

EXHIBITS

Form of

A	—	Assignment and Assumption
B	—	Committed Loan Notice
C	—	Compliance Certificate
D	—	ABL Intercreditor Agreement
E	—	Guaranty
F-1	—	Revolving Credit Note
F-2	—	Swingline Note
G	—	Security Agreement
H	—	Borrowing Base Certificate
I	—	[Reserved]
J	—	[Reserved]
K	—	United States Tax Compliance Certificates
L	—	Officer’s Certificate
M	—	Holdings Covenant

-v-

ABL CREDIT AGREEMENT

This ABL CREDIT AGREEMENT is entered into as of August 23, 2019, among Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Parent Borrower”), Clear Channel Outdoor, LLC, a Delaware corporation (“CCO”), 1567 Media LLC, a Delaware limited liability company (“1567 Media”), Clear Channel Adshel, Inc., a Delaware corporation (“CCA”), Clear Channel Outdoor Holdings Company Canada, a Delaware corporation (“CCOHCC”), Clear Channel Spectacolor, LLC, a Delaware limited liability company (“CCS”), In-Ter-Space Services, Inc., a Pennsylvania corporation (“Interspace”), Outdoor Management Services, Inc., a Nevada corporation (“OMS” and together with CCO, 1567 Media, CCA, CCOHCC, CCS, CCWH and Interspace, the “Initial Subsidiary Borrowers”), Deutsche Bank AG New York Branch (“DBNY”), as Administrative Agent, Collateral Agent, Swingline Lender and an L/C Issuer, and each other lender and L/C Issuer from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

1. The Borrowers intend to (i) repay the principal, accrued and unpaid interest, fees, premium, if any, and other amounts, under that certain Credit Agreement, dated as of June 1, 2018, among Clear Channel Outdoor, LLC, as parent borrower, the other borrowers from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent (as amended, supplemented or otherwise modified through the date hereof, the “Existing Credit Facility”), and have all security interests and guarantees terminated and (ii) redeem all of (x) the Senior Unsecured Notes and (y) the CCIBV Notes (collectively, the “Refinancing”).

2. The Borrowers have, substantially concurrently with the entry into this Agreement, issued and sold the Senior Secured Notes, yielding up to $1,250,000,000 in gross cash proceeds and has entered into that certain Term/Revolver Credit Agreement.

3. The proceeds of Revolving Credit Loans, Swingline Loans and Letters of Credit will be used for working capital and other general corporate purposes of the Borrowers and their Subsidiaries, including Capital Expenditures and the financing of Permitted Acquisitions.

4. The applicable Lenders have indicated their willingness to lend, and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“20-Day Specified Excess Availability” means the average daily amount of Specified Excess Availability during the 20-consecutive period immediately preceding the proposed transaction for which Specified Excess Availability is being measured.

“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement, dated as of the date hereof and substantially in the form of Exhibit D, among the Collateral Agent, U.S. Bank National Association, as collateral agent under the Senior Secured Notes, the Term/Revolver Facility Collateral Agent, and the representatives for purposes thereof for holders of one or more other classes of Indebtedness, the Borrowers and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof.

“ABL Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Acceptable Intercreditor Agreement” means a customary intercreditor agreement, subordination agreement, collateral trust agreement or other intercreditor arrangement (which may, if applicable, consist of a payment waterfall), which subordinates the Liens on the ABL Priority Collateral securing the applicable obligations or Indebtedness to the Liens on the ABL Priority Collateral securing the Obligations, in form and substance reasonably acceptable to the Administrative Agent and the Borrowers, which shall be deemed reasonably acceptable to the Administrative Agent and the Lenders if (a) substantially in the form of the ABL Intercreditor Agreement or (b) it (or any material changes to any such agreement specified in clause (a) or previously entered into pursuant to clause (b)) is posted to the Platform and (i) is accepted by the Required Lenders and/or (ii) not otherwise objected to by the Required Lenders within 5 Business Days of being posted.

“Accounting Changes” has the meaning specified in Section 1.03(d).

“Account(s)” means collectively (i) any right to payment of a monetary obligation arising from the provision of merchandise, goods or services by any Loan Party or any of its Subsidiaries in the course of their respective operations and (ii) without duplication, any “account” (as that term is defined in the UCC), any accounts receivable, any “payment intangibles” (as that term is defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, of any Loan Party or any of its Subsidiaries in each case arising in the course of their respective operations.

“Account Debtor” means a Person who is obligated under an Account, Chattel Paper or General Intangible.

“Acquired Borrowing Base Collateral” has the meaning set forth in the definition of “Borrowing Base.”

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Acquisition Date” has the meaning set forth in the definition of “Borrowing Base.”

~~“Additional Lender” has the meaning specified in Section  2.14(e).~~

“Additional Loan Party” has the meaning specified in Section 6.10(a).

“Adjustment Date” has the meaning specified in the definition of “Applicable Rate.”

“ Adjusted Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Pounds Sterling, the greater of (i) the sum of (A) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Adjusted Daily Simple RFR for Pounds Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA

Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (B) the SONIA Adjustment and (ii) the Floor. Any change in Adjusted Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.

“ Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means, subject to Section 9.13, DBNY, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account as the Administrative Agent may from time to time notify the Parent Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“ Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Affiliated Lender” means the Parent Borrower (or any parent entity thereof) and its Subsidiaries.

“Agency Fee Letter” means that certain Agency Fee Letter, dated as of the date hereof, between the Parent Borrower and DBNY, as amended, supplemented or otherwise modified from time to time.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the partners, officers, directors, employees, agents, trustees, administrators, managers, advisors, other representatives and attorneys-in-fact and successors and permitted assigns of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all the Revolving Credit Lenders. The amount of the Aggregate Revolving Credit Commitments on the Closing Date is $125,000,000. The amount of the Aggregate Revolving Credit Commitments on the First Amendment Effective Date is $175,000,000.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 1.08(f).

“Alternative Currency” means, with respect to Revolving Loans and Letters of Credit, Euros, Canadian Dollars and Pounds Sterling and other currencies to the extent specified on Schedule 2.03(a) or as may be added with the consent of all Revolving Credit Lenders or the applicable L/C Issuer, as the case may be, in accordance with Section 1.14.

“Alternative Currency Equivalent” means, with respect to an amount denominated in any Alternative Currency, such amount, and with respect to an amount denominated in Dollars or another Alternative Currency, the equivalent in such Alternative Currency of such amount determined at the Exchange Rate on the applicable Valuation Date.

“Anti-Corruption Laws” has the meaning specified in Section 5.20.

“Applicable Adjusted Percentage” means, with respect to any Revolving Credit Lender at any time, its percentage of the Revolving Credit Facility computed as set forth in the definition of “Applicable Percentage” but with reference only to the Revolving Credit Commitments of all Non-Defaulting Lenders at such time. Absent the existence of one or more Defaulting Lenders at any time of determination, the Applicable Adjusted Percentage of each Revolving Credit Lender shall equal its Applicable Percentage. The Applicable Adjusted Percentage of each Revolving Credit Lender shall adjust automatically whenever a Lender becomes or ceases to be a Defaulting Lender.

“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for ~~Eurocurrency Rate~~Term Benchmark Loans, RFR Loans, Base Rate Loans, L/C Advances or Letters of Credit, as applicable, as notified to the Administrative Agent, any of which offices may be changed by such Lender.

“Applicable Fee Rate” means (i) from the Closing Date until September 30, 2019, 0.25% and (ii) from and after October 1, 2019, the applicable percentage per annum set forth below determined by reference to the average daily Revolving Credit Exposure for the immediately preceding fiscal quarter:

Pricing Level	Average daily Revolving Credit Exposure (as a percentage of Revolving Credit Commitments)	Applicable Fee Rate
I	≥ ~~50~~66.6%	0.25%
II	< 66.6% ≥ 33.3%	0.3125%
~~II~~III	< ~~50%~~33.3	0.375%

Any increase or decrease in the Applicable Fee Rate resulting from a change in the Average daily Revolving Credit Exposure shall become effective as of the first calendar day of each fiscal quarter. Average daily Revolving Credit Exposure shall be calculated by the Administrative Agent based on the Administrative Agent’s records. If the Borrowing Base Certificate (including any required financial information in support thereof) of the Borrowers is not received by the Administrative Agent by the date required pursuant to Section 6.18, then upon the request of the Administrative Agent, the Applicable Rate shall be determined as if the average daily Revolving Credit Exposure for the immediately preceding fiscal quarter is at Level II until such time as such Borrowing Base Certificate and supporting information are received. For the fiscal quarter ending September 30, 2019, any day preceding August 23, 2019 shall be ignored for the purpose of calculating the average daily Revolving Credit Exposure.

“Applicable Percentage” means, at any time (a) with respect to any Lender with a Commitment of any Class, the percentage equal to a fraction the numerator of which is the amount of such Lender’s Commitment of such Class at such time and the denominator of which is the aggregate amount of all Commitments of such Class of all Lenders (and with respect to any Letters of Credit issued or participations purchased therein by any Revolving Credit Lender or any participations in any Swingline Loans purchased by any Revolving Credit Lender, as the context requires, the percentage equal to a fraction the numerator of which is the amount of such Revolving Credit Lender’s Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Commitments of all Revolving Credit Lenders) (provided that (i) in the case of Section 2.16 when a Defaulting Lender shall exist, “Applicable Percentage” with respect to any Revolving Credit Facility shall be determined by disregarding any Defaulting Lender’s Revolving Credit Commitment under such Revolving Credit Facility and (ii) if the Revolving Credit Commitments under any Revolving Credit Facility have terminated or expired, the Applicable Percentages of the Lenders under such Revolving Credit Facility shall be determined based upon the Revolving Credit Commitments most recently in effect) and (b) with respect to the Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans of such Class and the denominator of which is the aggregate Outstanding Amount of all Loans of such Class.

“Applicable Rate” means in connection with Revolving Credit Loans and Letter of Credit fees, a percentage per annum equal to ~~(i) from the Closing Date until September 30, 2019, the applicable percentages set forth below in the “Pricing Level II” row and (ii)~~ from and after ~~October 1, 2019~~the First Amendment Effective Date, the percentages per annum set forth in the table below, based upon the Average Excess Availability for the most recent fiscal quarter of the Borrower:

Pricing Level	Average Excess Availability	Letter of Credit Fees	Base Rate ~~for Revolving Credit~~ Loans	Term Benchmark Loans	~~Eurocurrency Rate for Revolving Credit~~RFR Loans
I	≥ ~~50~~66.6%	~~1.75~~1.50%	~~0.75~~0.50%	1.50%	~~1.75~~1.50%
II	< ~~50~~66.6% ≥ 33.3%	~~2.00~~1.75%	1.00%	1.75%	~~2.00~~1.75%
III	<33.3	2.00%	1.50%	2.00%	2.00%

Any increase or decrease in the Applicable Rate resulting from a change in Average Excess Availability shall become effective as of the first calendar day of each fiscal quarter (the “Adjustment Date”). If a Borrowing Base Certificate (including any required financial information in support thereof) is not delivered within the time frame set forth in Section 6.18, the Applicable Rate set forth in “Pricing Level ~~II~~III”, in the applicable table, shall apply commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the delivery of such Borrowing Base Certificate.

Notwithstanding the foregoing, the Applicable Rate in respect of any Class of Additional Revolving Credit Commitments or Extended Revolving Credit Commitments and any Revolving Credit Loans made pursuant to any Additional Revolving Credit Commitments or Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Incremental Facility Amendment or Extension Offer.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to any Letters of Credit, (i) the relevant L/C Issuer and (ii) the relevant Revolving Credit Lenders and (c) with respect to the Swingline Loans, (i) the Swingline Lender and (ii) the Revolving Credit Lenders.

“Approved Currency” means Dollars and any Alternative Currency.

“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents.”

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means (a) an Assignment and Assumption substantially in the form of Exhibit A or any other form (including electronic documentation generated by Clearpar® or other electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheets of the Parent Borrower and its Restricted Subsidiaries for the fiscal years ended December 31, 2016, December 31, 2017 and December 31, 2018.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Conditions” shall be deemed to be satisfied only if:

(i) the Revolving Credit Exposure of each Revolving Credit Lender does not exceed such Revolving Credit Lender’s Revolving Credit Commitment; and

(ii) Excess Availability shall be greater than $0.

“Availability Period” means the period from the Closing Date to but excluding the earlier of the Maturity Date for the Revolving Credit Facility and the date of termination of the Revolving Credit Commitments in accordance with the terms of this Agreement.

“Availability Reserve” means, without duplication, reserves that are not otherwise expressly addressed or excluded through eligibility criteria, (i) any Hedge Product Reserves and (ii) such other reserves, subject to Section 2.17, as the Administrative Agent, in its Permitted Discretion, determines as being appropriate.

“Available Amount” means, at any time (the “Available Amount Reference Time”), without duplication, an amount (which shall not be less than zero) equal to the sum of:

(a) [reserved];

(b) [reserved];

(c) the amount of any capital contributions (including mergers or consolidations that have a similar effect, with the amount of any non-cash contributions made in connection therewith being determined based on the fair market value (as reasonably determined by the Parent Borrower) thereof) or net cash proceeds from any Permitted Equity Issuance (or issuance of debt securities that have been converted into or exchanged for Qualified Equity Interests) (other than any Cure Amount, “Cure Amount” as defined in the Term/Revolver Credit Agreement as in effect on the date hereof or any other capital contributions or equity or debt issuances to the extent utilized in connection with other transactions permitted pursuant to Section 7.02, Section 7.03, Section 7.06 or Section 7.08) received by or made to the Parent Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus

(d) the aggregate amount of Retained Declined Proceeds (as such term is defined in the Term/Revolver Credit Agreement as in effect on the date hereof) and Specified Asset Sale Proceeds (as such term is defined in the Term/Revolver Credit Agreement as in effect on the date hereof) during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus

(e) to the extent not (i) already included in the calculation of Consolidated Net Income of the Parent Borrower and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clauses (f), (g), (h) or (i) of this definition or any other provision of Section 7.02, the aggregate amount of all cash dividends and other cash distributions received by the Parent Borrower or any Restricted Subsidiary from any Unrestricted Subsidiary, JV Entity or minority Investment during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus

(f) to the extent not (i) already included in the calculation of Consolidated Net Income of the Parent Borrower and the Restricted Subsidiaries, (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clauses (e), (g), (h) or (i) of this definition or any other provision of Section

7.02, or (iii) used to prepay Term/Revolver Obligations in accordance with the Term/Revolver Credit Agreement as in effect on the date hereof, the aggregate amount of all cash proceeds received by the Parent Borrower or any Restricted Subsidiary in connection with (x) the sale, transfer or other disposition of its direct or indirect ownership interest (including Equity Interests) in any Unrestricted Subsidiary, JV Entity or minority Investment or (y) the sale, transfer or other disposition of any assets of any Unrestricted Subsidiary, JV Entity or minority Investment, in each case, from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus

(g) to the extent not (i) already included in the calculation of Consolidated Net Income of the Parent Borrower and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clauses (e), (f), (h) or (i) of this definition or any other provision of Section 7.02, the aggregate amount of all cash or Cash Equivalent interest, returns of principal, cash repayments and similar payments received by the Parent Borrower or any Restricted Subsidiary from any Unrestricted Subsidiary, JV Entity or minority Investment, from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time in respect of Loans or advances made by the Parent Borrower or any Restricted Subsidiary to such Unrestricted Subsidiary, JV Entity or minority Investment; plus

(h) to the extent not (i) already included in the calculation of Consolidated Net Income of the Parent Borrower and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clauses (e), (f), (g) or (i) of this definition or any other provision of Section 7.02, (1) an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, sale proceeds, repayments, income and similar amounts) actually received by the Parent Borrower or any Restricted Subsidiary in respect of any Investments pursuant to Section 7.02; provided, that with respect to Investments made under Section 7.02(n), in no case shall such amount exceed the amount of such Investment made using the Available Amount pursuant to Section 7.02(n) and (2) the fair market value of any Unrestricted Subsidiary which is re-designated as a Restricted Subsidiary or merged, liquidated, consolidated or amalgamated into the Parent Borrower or any Restricted Subsidiary, in each case, from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; minus

(i) the aggregate amount of (i) any Investments made pursuant to Section 7.02(n) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment, including, without limitation, upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or the sale, transfer, lease or other disposition of any such Investment), (ii) the initial principal amount of any Indebtedness incurred prior to such time pursuant to Section 7.03(v) (net of any forgiveness of principal of such Indebtedness by the lender thereof), (iii) any Restricted Payment made pursuant to Section 7.06(k) and (iv) any payments made pursuant to Section 7.08(a)(iii)(B), in each case, during the period commencing on the Closing Date through and including the Available Amount Reference Time (and, for purposes of this clause (i), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).

“Available Amount Reference Time” has the meaning specified in the definition of “Available Amount.”

“Average Excess Availability” means, on the applicable Adjustment Date, average Excess Availability, expressed as a percentage of the Line Cap, for each day during the preceding fiscal quarter; provided that, for the fiscal quarter ending September 30, 2019, any day preceding August 23, 2019 shall be ignored for purposes of this definition.

“ Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Approved Currency, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.09(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, (a)  with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a) the rate of interest in effect for such day as publicly announced from time to time by DBNY as its “prime rate”;

(b) 1⁄2 of 1.00% per annum above the Federal Funds Rate;

(c) 0.00% per annum; and

(d) ~~the Eurocurrency Rate for Dollar deposits for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that , for the avoidance of doubt, the Eurocurrency Rate for any day shall be based on the Bloomberg screen page at approximately 11:00 a.m. London time on such day (without any rounding).~~Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

The “prime rate” is a rate set by DBNY based upon various factors including DBNY’s costs, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by DBNY shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“ Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“ Benchmark” means, initially, with respect to any (i) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for Dollars, then “Benchmark ” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.09(a), (ii) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Pounds Sterling, the Adjusted Daily Simple RFR; provided that if a Benchmark Transition Event has occurred with respect to such Adjusted Daily Simple RFR or the then-current Benchmark for Pounds Sterling, then “Benchmark ” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.09(a) and (iii) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros or Canadian Dollars, EURIBOR or CDOR, respectively; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR or

CDOR, as applicable, or the then-current Benchmark for such currency, then “Benchmark ” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.09(a).

“ Benchmark Replacement” means, with respect to any Benchmark Transition Event or Other Benchmark Rate Election, the first alternative set forth in the order below that can be determined by the Administrative Agent and the Parent Borrower for the applicable Benchmark Replacement Date; provided, that with respect to a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in any currency other than Dollars or Canadian Dollars or calculated with respect thereto, the alternative set forth in clause (b) below:

(a) (x) in the case of any Loan denominated in Dollars, the sum of (i) Daily Simple SOFR and (ii) 0.10% and (y) in the case of any Loan denominated in Canadian Dollars, the first of the following alternatives that can be determined by the Administrative Agent (A) the sum of (i) Term CORRA and (ii) 0.29547% (29.547 basis points) for an Available Tenor of one-month’s duration, and 0.32138% (32.138 basis points) for an Available Tenor of three-months’ duration or (B) the sum of: (i) Daily Compounded CORRA and (ii) 0.32138% (32.138 basis points) for an Available Tenor of three-months’ duration; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Parent Borrower as replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Approved Currency at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“ Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Parent Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Approved Currency at such time.

“ Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Approved Currency:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof);

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

(c)

i n the case of an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Other Benchmark Rate Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Other Benchmark Rate Election is provided to the Lenders, written notice of objection to such Other Benchmark Rate Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“ Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof)

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Alternative Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“ Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Approved Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.10 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.09.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning specified in Section 10.25.

“Billboard” means any outdoor display used to advertise products and services, including all billboards, transit displays, mall displays, parking garage displays, electronic displays and related structures and any ownership or leasehold interests in any of the foregoing.

“Billboard Collateral” means all of the Parent Borrower and any Loan Party’s interest in and to any Billboard, including any such interest which is or becomes so related to any real property that an interest in any such Billboard arises under the real property law of the state in which such Billboard is situated.

“Bona Fide Lending Affiliate” means, with respect to any Competitor, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than a Person separately identified to the Lead Arrangers in writing prior to the Closing Date) that is (i) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (ii) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with such Competitor or Affiliate thereof, as applicable, but only to the extent that no personnel involved with the investment in such Competitor or affiliate thereof, as applicable, (x) makes (or has the right to make or participate with others in making) investment decisions on behalf of such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (y) has access to any information (other than information that is publicly available) relating to the Parent Borrower or any entity that forms a part of its businesses (including any of its Subsidiaries or parent entities).

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowers” means the Parent Borrower and the Subsidiary Borrowers, jointly, severally and collectively, and “Borrower” shall mean any of them.

“Borrowing” means Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of ~~Eurocurrency Rate~~Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, on any date, an amount equal to (x) 85% multiplied by the book value of Eligible Accounts (which at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.18 or, in the case of the period commencing on the Closing Date until the date on which the first Borrowing Base Certificate is delivered to the Administrative Agent pursuant to Section 6.18, the Borrowing Base Certificate that was delivered under the Existing Credit Facility to DBNY, as administrative agent thereunder, for the fiscal month ending July 31, 2019 minus (y) any Availability Reserves.

The Borrowing Base shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to this Agreement. In addition, in connection with any Permitted Acquisition or other Investment, the Parent Borrower may submit a Borrowing Base Certificate reflecting a calculation of the Borrowing Base that includes Eligible Accounts acquired in connection with such Permitted Acquisition or other Investment (the “Acquired Borrowing Base Collateral”) and, from and after the Acquisition Date (as defined below), the Borrowing Base hereunder shall be calculated giving effect thereto; provided that prior to the completion of a field examination with respect to such Acquired Eligible Borrowing Base Collateral such adjustment to the Borrowing Base shall only be available if a Desktop Audit has been completed and shall be limited to from the date such Permitted Acquisition or other Investment is consummated (the “Acquisition Date”) until the date that is 90 days after the Acquisition Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), 70% of the Acquired Borrowing Base Collateral (based on such Desktop Audit); provided that from the 91st day following the Acquisition Date (or such later day as the Administrative Agent may agree in its sole discretion), the Borrowing Base shall be calculated without reference to the Acquired Borrowing Base Collateral; it being understood and agreed that there shall be no Default or Event of Default solely as a result of a failure to complete and deliver such field examination on or prior to the dates indicated above.

“Borrowing Base Certificate” means a certificate, duly executed by a Responsible Officer or controller of the Parent Borrower, appropriately completed and substantially in the form of Exhibit H hereto or another form that is acceptable to the Administrative Agent in its reasonable discretion.

“Borrowing Minimum” means (a) with respect to ~~Eurocurrency Rate~~Term Benchmark Loans and RFR Loans, $1,000,000 and (b) with respect to Base Rate Loans, $100,000.

“Borrowing Multiple” means $100,000.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the state where the Administrative Agent’s office is located are authorized or required by law to remain closed, or are in fact closed~~; provided that when used in connection with a Eurocurrency Rate Loan, the term “Business Day” shall also exclude any~~ with respect to obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Term Benchmark Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Term Benchmark Loan, or any other dealings in dollars to be carried out pursuant to this Agreement in respect of any such Term Benchmark Loan, means any such day that is also a U.S. Government Securities Business Day;

(b) if such day relates to any interest rate settings as to a Term Benchmark Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Term Benchmark Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Term Benchmark Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Term Benchmark Loan denominated in a currency other than Dollars or Euro, means any such day on which ~~banks are not open for~~ dealings in ~~Dollar~~ deposits in the ~~London~~relevant currency are conducted by and between banks in the London or other applicable offshore interbank market~~.~~ for such currency; and

(d) if such day relates to any interest rate settings as to an RFR Loan denominated in Pounds Sterling, any fundings, disbursements, settlements and payments in Sterling in respect of any such RFR Loan, or any other dealings in Pounds Sterling to be carried out pursuant to this Agreement in respect of any such RFR Loan, means any day that is also a an RFR Business Day.

“Canadian Dollars” means the lawful money of Canada.

“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Research and Development Costs and Capitalized Software Expenditures) by the Parent Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheets of the Parent Borrower and its Restricted Subsidiaries and (b) Capitalized Lease Obligations incurred by the Parent Borrower and its Restricted Subsidiaries during such period.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided that all obligations of the Parent Borrower and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 15, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP following December 15, 2018 (or any change in the implementation in GAAP for future periods that are contemplated as of December 15, 2018) that would otherwise require such obligation to be recharacterized as a Capitalized Lease.

“Capitalized Research and Development Costs” means research and development costs that are required to be, in accordance with GAAP, capitalized.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Collateral Account” means a deposit account at a commercial bank selected by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize or Backstop” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or any L/C Issuer (as applicable) and the Revolving Credit Lenders, as collateral for L/C Obligations or obligations of Revolving Credit Lenders to fund participations in respect thereof, cash or deposit account balances denominated, in the case of collateral for L/C Obligations, in the Approved Currency in which the applicable Letter of Credit was issued, or, if the applicable L/C Issuer benefiting from such collateral agrees in its reasonable discretion, other credit support (including by backstopping with other letters of credit), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent, (b) the applicable L/C Issuer and (c) the Borrower (which documents are hereby consented to by the Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Dominion Period” means (a) the period from the date Specified Excess Availability shall have been, for five (5) consecutive Business Days, less than the greater of (i) $~~10,000,000~~12,500,000 and (ii) 10.0% of the Line Cap, to the date Specified Excess Availability shall have been at least equal to the greater of (i)  $~~10,000,000~~12,500,000 and (ii) 10.0% of the Line Cap for twenty (20) consecutive calendar days or (b) following the occurrence of Specified ABL Event of Default, the period during which such Specified ABL Event of Default has occurred and is continuing.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Parent Borrower or any Restricted Subsidiary:

(1) (a) Dollars, Canadian Dollars, Euros, or any national currency of any member state of the European Union or (b) any other foreign currency held by the Parent Borrower and the Restricted Subsidiaries in the ordinary course of business;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances with maturities of one year or less from the date of acquisition, with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(4) repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least “P-2” by Moody’s or at least “A-2” by S&P, and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with an Investment Grade Rating from S&P or Moody’s, with maturities of 24 months or less from the date of acquisition;

(6) marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Parent Borrower) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(7) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(8) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s;

(10) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(11) bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(12) Cash Equivalents of the types described in clauses (1) through (11) above denominated in Dollars; and

(13) investment funds investing at least 90% of their assets in Cash Equivalents of the types described in clauses (1) through (12) above.

“Cash Interest Expense” means, with respect to any Person for any period, the sum of (a) consolidated total interest expense of such Person and its Restricted Subsidiaries for such period, that is paid or payable currently in Cash, excluding (i) any costs associated with obtaining, or breakage costs in respect of, Swap Contracts, (ii) any fees and expenses associated with any permitted disposition and asset sales, acquisitions and Investments, equity issuances or issuances of Indebtedness (in each case, whether or not consummated), any annual agency fees with respect to Indebtedness and the Transactions, in each case, otherwise included in total interest expense), (iii) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses and (iv) for the avoidance of doubt, any non-cash interest expense attributable to any movement in the mark to market valuation of any obligation under any Swap Contract or any other derivative instrument and/or any payment obligation arising under any Swap Contract or derivative instrument other than any interest rate Hedge or interest rate derivative instrument with respect to Indebtedness minus (b) consolidated total interest income for such period plus (c) solely to the extent testing the Payment Conditions in connection with making Restricted Payments under Section 7.06(u), dividends and other distributions on Disqualified Equity Interests and the CCOH Preferred Stock, in each case to the extent required to be paid in cash. For purposes of this definition, interest in respect of any Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Leases in accordance with the definition thereof.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, netting services, cash pooling arrangements, credit or debit card, purchasing card, electronic funds transfer, foreign exchange facilities and other cash management arrangements.

“Cash Management Obligations” means the obligations owed by the Parent Borrower or any of its Restricted Subsidiaries to any Cash Management Bank under any Cash Management Agreement entered into by and between the Parent Borrower or any of its Restricted Subsidiaries and any Cash Management Bank; provided that in no event shall any Cash Management Agreement constitute a Cash Management Obligation hereunder to the extent that obligations of any Loan Party or any Restricted Subsidiary under such Cash Management Agreement constitute “Obligations” under and as defined in the Term/Revolver Credit Agreement.

“Cash Management Bank” means any Person that, is a Lender, Lead Arranger, an Agent or an Affiliate of a Lender, Lead Arranger, or an Agent (x) on the Closing Date, with respect to Cash Management Agreements existing on the Closing Date or (y) at the time it enters into a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement (regardless of whether such Person subsequently ceases to be a Lender, Lead Arranger or Agent or an Affiliate of the foregoing).

“Casualty Event” means any event that gives rise to the receipt by the Parent Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CDOR Rate” means, with respect to each day during an Interest Period pertaining to a Loan denominated in Canadian Dollars, the interest rate per annum which is the rate based on the average rate applicable to Canadian Dollar bankers’ acceptances, for a term comparable to such Interest Period, appearing on the applicable Bloomberg screen page at approximately 10:00 a.m. (Toronto, Ontario time) on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as reasonably determined by the Administrative Agent), or if such date is not a Business Day, then on the immediately preceding Business Day; provided, that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent, in consultation with the Parent Borrower; provided further that, in no event shall the CDOR Rate be less than 0.00%.

“CCIBV Notes” means Clear Channel International B.V.’s 8.75% Senior Notes due 2021.

“CCOH Preferred Stock” means the 45,000 shares of Series A Perpetual Preferred Stock, par value $0.01 per share, issued by the Parent Borrower to the holders thereof.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means, subject to Section 8.06, (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of all shares of the capital stock of the Parent Borrower entitled to vote generally in elections of directors, (ii) after the consummation of a transaction described in clause (a) of Section 8.06, Holdings ceases to own, directly or indirectly through any one or more wholly-owned Restricted Subsidiaries, 100% of the voting Equity Interests of the Borrower and (iii) a “Change of Control” (or similar event) shall occur under the Senior Secured Notes, the Stepped Up Notes, the Term/Revolver Credit Agreement or any Permitted Refinancings thereof.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders hold a particular Class of Commitments or Loans, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Extended Revolving Credit Commitments that are designated as an additional Class of Commitments, or Additional Revolving Credit Commitments that are designated as an additional Class of Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans and any Loans made pursuant to any other Class of Commitments.

“Closing Date” means the date all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“ Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.03 and other technical, administrative or operational matters) that the Administrative Agent and the Parent Borrower decide may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent and the Parent Borrower decide that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent and the Parent Borrower determine that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent and the Parent Borrower decide is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). Without limiting the foregoing, Conforming Changes made in connection with the replacement of CDOR with a Benchmark Replacement may include the implementation of mechanics for borrowing Loans that bear interest by reference to the Benchmark Replacement, to replace the creation or purchase of drafts or bankers’ acceptances.

“Collateral” means all the “Collateral” (or similar term) as defined in the Collateral Documents and all other property of whatever kind and nature pledged, charged or in which a Lien is granted or purported to be granted under any Collateral Document; provided that, “Collateral” shall not include any Excluded Property.

“Collateral Agent” means DBNY, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.09.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Collateral Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a) or any time after the Closing Date pursuant to Section 6.10 or Section 6.12 duly executed by each Loan Party that is a party thereto;

(b) all Obligations shall have been unconditionally guaranteed (the “Guarantees”), jointly and severally, by (i) the Parent Borrower and each Restricted Subsidiary of the Parent Borrower (other than any Excluded Subsidiary) including as of the Closing Date those that are listed on Schedule 1.01A hereto, (ii) [reserved] and (iii) with respect to (x) all Obligations (other than its own Obligations) and (y) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Parent Borrower (each, a “Guarantor”);

(c) (i) the Obligations and the Guarantees shall have been secured pursuant to the Security Agreement or other applicable Collateral Document by a first-priority security interest in all Equity Interests (other than Excluded Equity) held directly by the Borrowers and the Subsidiary Guarantors, subject to no Liens other than Permitted Liens and the Collateral Agent shall have received, to the extent the relevant Equity Interests are certificated, certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank and (ii) all Indebtedness owing to any Loan Party that is evidenced by a promissory note or other instrument with an individual outstanding principal amount in excess of $25,000,000 shall have been delivered to the Collateral Agent pursuant to the Security Agreement or other applicable Collateral Documents (provided that any promissory notes issued to employees, officers and directors of any of the Borrowers and their Restricted Subsidiaries shall not be required to be delivered) together with undated instruments of transfer with respect thereto endorsed in blank, and all intercompany loans shall have been pledged to the Collateral Agent pursuant to the Security Agreement or other applicable Collateral Documents;

(d) except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a perfected security interest in, and mortgages on, substantially all tangible and intangible assets of the Borrowers and each Subsidiary Guarantor (including, without limitation, accounts receivable, inventory, equipment, investment property, United States intellectual property, intercompany receivables, other general intangibles (including contract rights), owned (but not leased) real property and proceeds of the foregoing), in each case, to the extent, and with the priority, required by the Collateral Documents; provided that security interests in real property (excluding for the avoidance of doubt, Billboard Collateral) shall be limited to the Mortgaged Properties;

(e) none of the Collateral shall be subject to any Liens other than Permitted Liens;

(f) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property that is not Excluded Property required to be delivered pursuant to Section 6.10 and/or Section 6.12, as applicable, duly executed and delivered by the record owner of such property, (ii) a title insurance policy for such Mortgaged Property (or marked-up title insurance commitment having the effect of a title insurance policy) (the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid Lien on the property described therein, with the requisite priority, in an amount not less than 100% of the fair market value of the real property covered thereby and free of any other Liens except Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request and to the extent available in each applicable jurisdiction, (iii) a Survey with respect to each Mortgaged Property, provided, however, that a Survey shall not be required to the extent that (A) an existing survey together with an “affidavit of no change” satisfactory to the Title Company is delivered to the Collateral Agent and the

Title Company and (B) the Title Company removes the standard survey exception and provides reasonable and customary survey-related endorsements and other coverages in the applicable Mortgage Policy, (iv) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrowers), (v) [reserved], and (vi) an opinion of local counsel addressed to the Administrative Agent, the Collateral Agent and the other Secured Parties in form and substance reasonably acceptable to the Administrative Agent with respect to the enforceability and perfection of each Mortgage, and (vii) any existing abstracts and appraisals and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property; and

(g) except as otherwise contemplated by this Agreement or any Collateral Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and United States Copyright Office, required by the Collateral Documents or applicable Law to create the Liens on the Collateral intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of the title insurance or surveys with respect to, particular assets if and for so long as the Administrative Agent and the Parent Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) required by the Collateral and Guarantee Requirement where it reasonably determines, in consultation with the Parent Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Parent Borrower;

(B) the Collateral and Guarantee Requirement shall not apply to any Excluded Property;

(C) no deposit account control agreement, securities account control agreement or other control agreements or control arrangements shall be required with respect to any deposit account or securities account other than as set forth in Section 6.19;

(D) other than with respect to Non-U.S. Discretionary Guarantors (for which actions shall be reasonably agreed between the Administrative Agent and the Parent Borrower), no actions in any jurisdiction outside of the United States or required by the Laws of any jurisdiction outside of the United States, shall be required in order to create any security interests in assets located, titled, registered or filed outside of the United States, or to perfect such security interests (it being understood that there shall be no security agreements, pledge agreements, or share charge (or mortgage) agreements governed under the Laws of any jurisdiction outside of the United States); and

(E) no stock certificates evidencing Excluded Equity shall be required to be delivered to the Collateral Agent.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, each of the collateral assignments, Security Agreement Supplements, security agreements, intellectual property security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Section 4.01, as applicable, Section 6.10 or Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Credit Commitment, an Extended Revolving Credit Commitment, an Incremental Revolving Credit Commitment or any combination thereof, as the context may require.

“Commitment Fee” has the meaning provided in Section 2.09(a).

“Committed Loan Notice” means a notice of (a) [reserved], (b) a Revolving Credit Borrowing, (c) a Swingline Borrowing, (d) a conversion of Loans from one Type to the other, or (e) a continuation of ~~Eurocurrency Rate~~Term Benchmark Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit B or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Competitor” means a competitor of, the Parent Borrower or any of its Subsidiaries.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a) increased (without duplication) by the following:

(i) provision for taxes based on income or profits or capital, including, without limitation, state franchise, excise and similar taxes, property taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(ii) (w) consolidated interest expense of such Person for such period, (x) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting, (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) or other items classified by the Parent Borrower as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(v) without duplication of any amounts added back pursuant to clause (xiii) below, the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary; plus

(vi) the amount of pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions, and other synergies (in each case net of amounts actually realized) related to acquisitions, dispositions and other Specified Transactions, or related to restructuring initiatives, cost savings initiatives, entry into new contracts and other initiatives that are reasonably identifiable, factually supportable and projected by the Parent Borrower in good faith to result from actions that have either been taken, with respect to which substantial steps have been taken or that are expected to be taken (in the good faith determination of the Parent Borrower) within 24 months after the date of consummation of such acquisition, disposition or other Specified Transaction or the initiation of such restructuring initiative, cost savings initiative or other initiatives (including any entry into new contracts); plus

(vii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(viii) any net loss included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(ix) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheets of the Parent Borrower and its Restricted Subsidiaries; plus

(x) net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(xi) the amount of any charges, expenses, costs or other payments in respect of (x) facilities no longer used or useful in the conduct of the business of the Parent Borrower and its Restricted Subsidiaries, (y) abandoned, closed, disposed or discontinued operations and (z) any losses on disposal of abandoned, closed or discontinued operations; plus

(xii) any non-cash losses realized in such period in connection with adjustments to any Plan due to changes in actuarial assumptions, valuation or studies; plus

(xiii) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of the initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature; plus

(xiv) costs and expenses associated with the REIT Election or a REIT Conversion Transaction (including, without limitation, planning and advisory costs related to the foregoing; and

(b) decreased (without duplication) by the following:

(i) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Parent Borrower and its Restricted Subsidiaries; plus

(iii) any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(iv) any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(v) any gains on disposal of abandoned, closed or discontinued operations;

(c) increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation; and

(d) increased or decreased (to the extent not already included in determining Consolidated EBITDA) by any Pro Forma Adjustment.

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Parent Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Parent Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. For purposes of determining Consolidated EBITDA for any period, there shall be excluded the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Parent Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition). ~~Notwithstanding the foregoing, Consolidated EBITDA shall be, at any time of determination occurring on or after the Closing Date, $148,399,000, $203,364,000 and $88,874,000 and $166,803,000 for the fiscal~~

~~quarters ended September 30, 2018, December 31, 2018, March 31, 2019 and June 30, 2019, respectively, in each case after giving pro forma effect to the Transactions and any adjustment set forth above.~~ Any adjustments in the calculation of Consolidated Net Income shall be without duplication of any adjustment to Consolidated EBITDA, and any adjustments to Consolidated EBITDA shall be without duplication of any adjustments to Consolidated Net Income. Unless otherwise specified, all references herein to a “Consolidated EBITDA” shall refer to the Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis.

“Consolidated First Lien Debt” means, as to the Parent Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of (i) outstanding Loans and (ii) without duplication of the preceding clauses, any other Consolidated Total Debt outstanding on such date that (x) is secured by a Lien on the Fixed Assets Priority Collateral, other than Liens that are subordinated or junior to the Liens on Fixed Assets Priority Collateral securing the Term/Revolver Obligations outstanding on the Closing Date and (y) is not expressly subordinated in right of payment to the Term Obligations.

“Consolidated Interest Expense” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the amount payable as cash interest expense (including that attributable to capital lease), net of cash interest income of such Person and its Restricted Subsidiaries, with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including financing and net cash costs (less net cash payments) under any Swap Contract, all commissions, discounts and other cash fees and charges owed with respect to letter of credit and bankers’ acceptance and the cash interest expense of Indebtedness for which the proceeds are held in Escrow (except, excluding the interest expense in respect thereof that is covered by such proceeds held in Escrow), but excluding, for the avoidance of doubt, (a) any non-cash interest expense and any capitalized interest, whether paid or accrued, (b) the amortization of original issue discount resulting from the issuance of indebtedness at less than par, (c) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, (d) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (e) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (f) the accretion or accrual of, or accrued interest on, discounted liabilities (other than Indebtedness) during such period, (g) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to ASC 815, Derivatives and Hedging, (h) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (i) any payments with respect to make whole premiums or other breakage costs of any Indebtedness, (j) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP and (k) expensing of bridge, arrangement, structuring, commitment, amendment or other financing fees.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Unless otherwise specified, all references herein to a “Consolidated Interest Expense” shall refer to the Consolidated Interest Expense of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Parent Borrower’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or, so long as such Person is an Unrestricted Subsidiary, that (as reasonably determined by a Responsible Officer of the Parent Borrower) could have been distributed by such Person during such period to the Parent Borrower or a Restricted Subsidiary) as a dividend or other distribution or return on investment, subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below;

(2) solely for the purpose of determining the Available Amount, any net income (loss) of any Restricted Subsidiary (other than any Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Parent Borrower or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to the Loan Documents), except that the Parent Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Parent Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained above in this clause (2));

(3) any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations;

(4) any net gain (or loss) realized upon the sale or other disposition of any asset (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer or the board of directors of the Parent Borrower);

(5) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including relating to the Transaction Expenses), or any charges, expenses or reserves in respect of any restructuring, relocation, redundancy or severance expense, new product introductions or one-time compensation charges;

(6) the cumulative effect of a change in accounting principles;

(7) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(8) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(9) any unrealized gains or losses in respect of any obligations under any Swap Contracts or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Swap Contracts;

(10) any unrealized foreign currency translation gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(11) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Parent Borrower or any Restricted Subsidiary owing to the Parent Borrower or any Restricted Subsidiary;

(12) any recapitalization accounting or purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent Borrower and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(13) any impairment charge, write-down or write-off, including impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation;

(14) any effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any obligations under any Swap Contracts or other derivative instruments;

(15) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP;

(16) any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements;

(17) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures and any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowances related to such item;

(18) any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP,

(19) effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks,

(20) the amount of board fees to any director of the Parent Borrower or any parent entity or any Restricted Subsidiary,

(21) [reserved],

(22) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization or the incurrence of Indebtedness (including a refinancing thereof) (in each case, whether or not successful), including (A) such fees, expenses or charges (including rating agency fees and related expenses) related to the offering or incurrence of the Loans and any other credit facilities or the offering or incurrence of any debt securities and any securitization related fees and expenses and (B) any amendment or other modification of this Agreement and any other credit facilities or any other debt securities, in each case, deducted (and not added back) in computing Consolidated Net Income,

(23) (A) the amount of any restructuring charge, accrual or reserve (and adjustments to existing reserves), integration cost or other business optimization expense or cost (including charges directly related to the implementation of cost-savings initiatives) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures after the Closing Date, including those related to any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), systems development and establishment costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities and to exiting lines of business and consulting fees incurred with any of the foregoing and (B) fees, costs and expenses associated with acquisition related litigation and settlements thereof,

(24) (x) any costs or expense incurred by the Parent Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are non-cash costs or expenses and/or otherwise funded with cash proceeds contributed to the capital of the Parent Borrower or net cash proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests) of the Parent Borrower and (y) the amount of expenses relating to payments made to option holders of the Parent Borrower in connection with, or as a result of, any distribution being made to equityholders in connection with, or as a result of, any distribution being made to equityholders of such Person, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, to the extent permitted under this Agreement,

(25) earnout and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments,

(26) costs related to the implementation of operational and reporting systems and technology initiatives, and

(27) any costs or expenses associated with the Transactions.

In addition, to the extent not already excluded (or included, as applicable) from the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall, without duplication, (1) be increased by business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated Net Income for such fiscal quarters)) and (2) not include (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder or other contractual reimbursement obligations of a third party, (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption, (iii) the cumulative effect of a change in accounting principles during such period, (iv) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, (v) any non cash charges resulting from mark to market accounting relating to Equity Interests, (vi) any unrealized net gain or loss resulting from currency translation or unrealized transaction gains or losses impacting net income (including currency remeasurements of Indebtedness) and any unrealized foreign currency translation or transaction gains or losses shall be excluded, including those resulting from intercompany Indebtedness and any unrealized net gains and losses resulting from obligations in respect of any Swap Contracts in accordance with GAAP or any other derivative instrument pursuant to the application of FASB Accounting Standards Codification (“ASC”) Topic 815, Derivatives and Hedging and (vii) any non-cash impairment charges resulting from the application of ASC Topic 350, Intangibles – Goodwill and Other and the amortization of intangibles including those arising pursuant to ASC Topic 805, Business Combinations, and, provided, further that to the extent applicable for, and solely for purposes of calculating, the Available Amount, the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any Restricted Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person, in each case, shall be excluded in calculating Consolidated Net Income. Unless otherwise specified, all references herein to a “Consolidated Net Income” shall refer to the Consolidated Net Income of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Secured Debt” means, as to the Parent Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that (a) is secured by a Lien on the Collateral and (b) is not expressly subordinated in right of payment to the Obligations.

“Consolidated Total Assets” means, as to the Parent Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, as to the Parent Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of all third party Indebtedness for borrowed money, Capitalized Leases and purchase money Indebtedness (but excluding, for the avoidance of doubt, undrawn letters of credit, banker’s acceptances and/or bank guarantees); provided that “Consolidated Total Debt” shall be calculated (i) net of the Unrestricted Cash Amount, (ii) excluding any obligation, liability or indebtedness of any such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of Unrestricted Cash Amount and (iii) based on the initial stated principal amount of any Indebtedness that is issued at a discount to its initial stated principal amount without giving effect to any such discounts; provided that Consolidated Total Debt shall not include (w) [reserved], (x) Letters of Credit (or other letters of credit, bankers’ acceptances and bank guarantees), except to the extent of Unreimbursed Amounts (or unreimbursed amounts) thereunder, (y) obligations under Swap Contracts entered into and (z) Indebtedness incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent and for so long as the proceeds thereof are and continue to be held in an Escrow and are not otherwise made available to the relevant Person (it being understood that in any event, any such proceeds subject to such Escrow shall be deemed to constitute “restricted cash” for purposes of cash netting) (provided that such Escrow is secured only by proceeds of such Indebtedness and the proceeds thereof shall be promptly applied to satisfy and discharge such Indebtedness if the definitive agreement for such transaction is terminated prior to the consummation thereof).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“ CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Covenant Fixed Charges” means the sum of (a) Cash Interest Expense and (b) Scheduled Principal Payments.

“Covenant Trigger Period” means the period (a) commencing on the day on which Specified Excess Availability is less than the greater of (x) 10.0% of the Line Cap at such time and (y) $~~10,000,000~~12,500,000 and (b) continuing until the first period of 20 consecutive days, at all times during which Specified Excess Availability for each day during such 20-day period has been greater than or equal to the greater of (x) 10.0% of the Line Cap at such time and (y) $~~10,000,000~~12,500,000.

“Covered Entity” has the meaning specified in Section 10.25.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 8.05(a).

“Cure Right” has the meaning specified in Section 8.05(a).

“Customary Term A Loans” means any term loans that contain provisions customary for “term A loans,” as reasonably determined by the Borrower in consultation with the Administrative Agent, that are syndicated primarily to Persons regulated as banks in the primary syndication thereof and that do not mature prior to the Maturity Date of the Revolving Credit Facility.

“ Daily Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; and provided that if the administrator has not provided or published CORRA and a Benchmark Transition Event with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.

“ Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“DBNY” means Deutsche Bank AG New York Branch.

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties. All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral, and the Agents or the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default (other than any event or condition that, with the giving of any notice, the passage of time, or both, would become an Event of Default solely as a result of Section 8.01(e)).

“Default Rate” means an interest rate equal to (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to ~~Eurocurrency Rate~~Term Benchmark Loans or RFR Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that ~~Eurocurrency Rate~~Term Benchmark Loans may not be converted to, or continued as, ~~Eurocurrency Rate~~Term Benchmark Loans or RFR Loans, as applicable, pursuant thereto) and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans that are Revolving Credit Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning specified in Section 10.25.

“Defaulting Lender” means, subject to Section 2.16(e), any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans required to be funded by it, (ii) fund any portion of its participations in Letters of Credit or Swingline Loan required to be funded by it or (iii) pay over to the Administrative Agent, any L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans), unless, in the case of clause (i) above, such Lender notifies the Administrative Agent, such L/C Issuer or the Swingline Lender in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Parent Borrower or the Administrative Agent, the L/C Issuer, Swingline Lender or any other Lender in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent, any L/C Issuer, the Swingline Lender or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent’s, L/C Issuer’s, the Swingline Lender’s or Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent entity that has, in any such case (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity and/or (iii) become the subject of a Bail-In Action; provided that, in the case of clause (d), a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent entity thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Government Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(e)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Parent Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

“Delaware Divided LLC” means a Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to section 18-217 of the Delaware Limited Liability Company Act.

“Deposit Account Control Agreement” has the meaning specified in Section 6.19(b).

“Desktop Audit” means the determination of assets that are eligible to be included in the Borrowing Base by a review of the current assets specified in the financial statements of the Parent Borrower or the target of a Permitted Acquisition or other Investment, as applicable, which determination (x) is reasonably made by the Administrative Agent using its Permitted Discretion and the Parent Borrower, and (y) can be supplemented by electronic access to books and records of such target.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including (a) any Sale Leaseback and any sale of Equity Interests and (b) any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Parent Borrower of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and/or cash in lieu of fractional shares of such Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Equity Interests are issued; provided that (x) an Equity Interest in any Person that would constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit (or the cash collateralization or backstop thereof in a manner permitted hereunder) and (y) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of the Parent Borrower (or any direct or indirect parent thereof) or any of the Subsidiaries, or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Parent Borrower (or any direct or indirect parent entity thereof) or any of the Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“Disqualified Lenders” means (i) such Persons (or related funds of such Persons) that have been specified by name in writing to the Lead Arrangers prior to the Closing Date, (ii) Competitors that have been specified by name in writing to the Administrative Agent from time to time and (iii) in the case of clauses (i) and (ii), any of their Affiliates (other than, in the case of clause (ii), Affiliates that are Bona Fide Lending Affiliates) that are (A) specified by name in writing to the Administrative Agent from time to time or (B) reasonably identifiable on the basis of such Affiliate’s name; it being understood, that any subsequent designation of a Disqualified Lender shall not apply retroactively to disqualify any person that has been assigned any Loans or any participation therein in accordance with the terms of this Agreement.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency or any other currency, the equivalent in Dollars of such amount, determined at the Exchange Rate on the applicable Valuation Date. In making the determination of the Dollar Equivalent for purposes of determining the aggregate available Revolving Credit Commitments on any date of any Credit Extension, the Administrative Agent or a relevant L/C Issuer, as applicable, pursuant to Section 1.08 shall use the Exchange Rate in effect at the date on which the Parent Borrower requests the Credit Extension for such date or as otherwise provided pursuant to the provisions of such Section.

“Domestic Foreign Holding Company” means any direct or indirect Domestic Subsidiary of the Parent Borrower that owns no material assets (held directly or indirectly through one or more disregarded entities) other than capital stock (or capital stock and/or debt and/or other instruments treated as equity) of one or more Foreign Subsidiaries that are CFCs and/or Domestic Foreign Holding Companies.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia.

“Dominion Account” means any DDA (other than an Excluded Account) of a Loan Party at DBNY or its Affiliates or its or its Affiliates’ branches (or such other financial institution as may be reasonably acceptable to the Parent Borrower and the Administrative Agent (provided that Bank of America, N.A. shall be acceptable to the Administrative Agent)), in each case which is subject to the sole dominion and control of the Administrative Agent pursuant to a Deposit Account Control Agreement.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” means, as of any date of determination thereof, the aggregate amount of all Accounts due to any Eligible Loan Party, except to the extent that (determined without duplication):

(a) except as provided in clause (v) of this definition, such Account does not arise from the sale of goods, intellectual property or advertising, or the performance of services by an Eligible Loan Party in the ordinary course of its business;

(b) (i) such Eligible Loan Party’s right to receive payment is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Person is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

(c) any defense, counterclaim, setoff or dispute exists as to such Account, but only to the extent of such defense, counterclaim, setoff or dispute;

(d) such Account is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for the sale of goods to or services rendered for the applicable Account Debtor;

(e) an invoice, in form and substance consistent with the Eligible Loan Parties’ credit and collection policies, or otherwise reasonably acceptable to the Administrative Agent (it being understood that the forms used by the Eligible Loan Parties on the Closing Date are satisfactory to the Administrative Agent), has not been prepared and sent to the applicable Account Debtor in respect of such Account prior to being reported to the Administrative Agent as Collateral (including Accounts identified as inactive, warranty or otherwise not attributable to an Account Debtor);

(f) such Account (i) is not owned by an Eligible Loan Party or (ii) is subject to any Lien, other than (x) any Lien that is governed by the ABL Intercreditor Agreement and/or an Acceptable Intercreditor Agreement to which the Administrative Agent is a party and/or (y) any non-consensual Permitted Liens, including Permitted Liens under Section 7.01(d), (e)(i), (k) and (l);

(g) such Account is the obligation of an Account Debtor that is (i) a director, officer, other employee or Affiliate of an Eligible Loan Party (other than Accounts arising from the sale of goods, intellectual property or advertising, or provision of services delivered to such Account Debtor in the ordinary course of business), (ii) a natural person or (iii) only if such Account obligation has not been incurred in the ordinary course or on arms’ length terms, to any entity that has any common officer or director with an Eligible Loan Party;

(h) Accounts subject to a partial payment plan;

(i) such Eligible Loan Party is liable for goods sold or services rendered by the applicable Account Debtor to such Eligible Loan Party but only to the extent of the potential offset;

(j) upon the occurrence of any of the following with respect to such Account:

(i) the Account is not paid within the earlier of 60 days past its due date or 120 days past the original invoice due date; provided that in calculating delinquent portions of Accounts, Accounts with net credit balances over 60 days past due, will be excluded;

(ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due;

(iii) any Account Debtor obligated upon such Account is a debtor or a debtor in possession under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors; or

(iv) with respect to which Account (or any other Account due from the applicable Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason;

(k) such Account is the obligation of an Account Debtor from whom 50% or more of the aggregate amount of all Accounts owing by that Account Debtor are ineligible under clause (j)(i) of this definition;

(l) such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination, exceeds 15% of all Eligible Accounts (but only the extent of such excess);

(m) such Account is one as to which the Administrative Agent’s Lien thereon, on behalf of itself and the Lenders, is not a first priority perfected Lien, subject to non-consensual Permitted Liens under Section 7.01(d), (e)(i), (k) and (l);

(n) any of the representations or warranties in the Loan Documents with respect to such Account are untrue in any material respect with respect to such Account (or, with respect to representations or warranties that are qualified by materiality, any of such representations and warranties are untrue);

(o) such Account is evidenced by a judgment, Instrument or Chattel Paper (each such term as defined in the Uniform Commercial Code) (other than Instruments or Chattel Paper that are held by an Eligible Loan Party or that have been delivered to the Administrative Agent);

(p) such Account is payable in any currency other than Dollars;

(q) Accounts with respect to which the Account Debtor is a Person unless: (i) the Account Debtor’s billing address is in the United States or (ii) the Account Debtor is organized under the laws of the United States, any state thereof or the District of Columbia;

(r) such Account is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or department, agency or instrumentality thereof;

(s) Accounts with respect to which the Account Debtor is the government of any country or sovereign state other than the United States, or of any state, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

(t) such Account has been redated, extended, compromised, settled, adjusted or otherwise modified or discounted, except discounts or modifications that are granted by an Eligible Loan Party in the ordinary course of business and that are reflected in the calculation of the Borrowing Base;

(u) such Account is of an Account Debtor that is located in a state requiring the filing of a notice of business activities report or similar report in order to permit an Eligible Loan Party to seek judicial enforcement in such state of payment of such Account, unless such Eligible Loan Party has qualified to do business in such state or has filed a notice of business activities report or equivalent report for the then-current year or if such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

(v) such Accounts were acquired or originated by a Person acquired after the Closing Date (until such time as the Administrative Agent has completed a customary due diligence investigation as to such Accounts and such Person, which investigation may, at the sole discretion of the Administrative Agent, include a field examination, and the Administrative Agent is reasonably satisfied with the results thereof);

(w) Accounts which are subject to a credit that has been earned but not taken, subject to reduction as a result of an unapplied deferred revenue account, or a chargeback, to the extent of such rebate, deferred revenue account or chargeback;

(x) that represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or other repurchase or return basis;

(y) such Eligible Loan Party is subject to an event of the type described in Section 8.01(f);

(z) such Account is otherwise unacceptable to the Administrative Agent in its Permitted Discretion; or

(aa) such Account was generated by a Person that was an Eligible Loan Party at the time such Account was generated but has since been sold or divested.

Notwithstanding anything herein to the contrary, in no event shall any Accounts owing to Non-U.S. Discretionary Guarantor constitute Eligible Accounts.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b) and/or Section 10.07(l) (subject to such consents, if any, as may be required under Section 10.07). For the avoidance of doubt, (x) any Disqualified Lender is subject to Section 10.07(l) and (y) solely with respect to any term loans hereunder, any Affiliated Lender may be an Eligible Assignee, including as a result of non-pro rata open market purchases, subject to compliance with the provisions of Section 10.07.

“Eligible Loan Party” means any Loan Party other than a Non-U.S. Discretionary Guarantor.

“Environment” means air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable Laws relating to pollution, the protection of the Environment the generation, transport, storage, use, treatment, Release or threat of Release of any Hazardous Materials or, to the extent relating to exposure to Hazardous Materials, human health and safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials into the Environment, including, in each case, any such liability which any Loan Party has retained or assumed either contractually or by operation of Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (h) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code); (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Pension Plan maintained or contributed to by any Loan Party which would reasonably be expected to result in liability to any Loan Party; (j) the filing pursuant to Section 431 of the Code or Section 304 of ERISA of an application for the extension of any amortization period; or (k) the filing pursuant to Section 412(c) of the Code of an application for a waiver of the minimum funding standard with respect to any Plan.

“Escrow” means an escrow, trust, collateral or similar account or arrangement holding proceeds of Indebtedness solely for the benefit of an unaffiliated third party.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“ EURIBOR” means, with respect to any applicable determination date, the euro interbank offered rate, as administered by the European Money Markets Institute (or any other person that takes over the administration of such rate) for the relevant Interest Period, as displayed on the applicable Bloomberg screen (or on any successor or substitute screen or service providing such quotations).

“EURIBOR Rate” means, with respect to any Borrowing denominated in Euros, the rate per annum equal to EURIBOR, as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement the European and Monetary Union as contemplated in the Treaty on European Union.

“Eurocurrency Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan, (~~I~~a) in relation to a Loan denominated in Canadian Dollars, the CDOR Rate~~,~~ and (~~II~~b) in relation to a Loan denominated in ~~another LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business~~

~~Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period and (III) in relation to an Alternative Currency that is not a LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section  1.14(a); provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.~~Euros, EURIBOR.

Notwithstanding any provision to the contrary in this Agreement, if the ~~Eurocurrency~~EURIBOR Rate at any date of determination is less than ~~0%~~the Floor then such rate shall be deemed to be ~~0.00% per annum~~the Floor.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Availability” means, as of any time of determination thereof, the amount by which the Line Cap exceeds the aggregate Revolving Credit Exposure.

“Excess Borrowing Base” means, as of any time of determination thereof, the amount, if any, by which the Borrowing Base exceeds the Revolving Credit Commitments.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Rate” means, for a currency, the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase (or in the case of such Person being DBNY or any of its Affiliates, the sale) by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Excluded Accounts” means (i) any deposit account, securities account, commodities account or other account of any Loan Party (and all cash, Cash Equivalents and other securities or investments held therein) exclusively used for all or any of the following purposes: payroll, employee benefits or customs, (ii) accounts used exclusively for the purposes of compliance with legal requirements, to the extent such legal requirements prohibit the granting of a Lien thereon, (iii) petty cash and minimal working capital accounts of any Loan Party funded in the ordinary course of business, the average monthly deposits in which for all such accounts shall not at any time aggregate to more than $15,000,000 (or such greater amount to which the Administrative Agent may agree), (iv) accounts the balance of which is swept at the end of each Business Day into a DDA subject to a Deposit Account Control Agreement, so long as such daily sweep is not terminated or modified (other than to provide that the balance in such DDA is swept into another DDA subject to a Deposit Account Control Agreement) without the consent of the Collateral Agent, (v) accounts used solely as tax accounts, including, without limitation, sales tax accounts, (vi) accounts into which only governmental receivables are deposited, (vii) accounts used solely as fiduciary or trust accounts, (viii) any deposit accounts designated by the Borrower by written notice to the Administrative Agent and containing solely of the proceeds of the Fixed Assets Priority Collateral, and (ix) in the case of clauses (i) through (viii), the funds or other property held in or maintained in any such account.

“Excluded Equity” means Equity Interests (i) of any Unrestricted Subsidiary, (ii) of a Foreign Subsidiary or a Subsidiary that is a Domestic Foreign Holding Company of the Parent Borrower or a Subsidiary

Guarantor, in each case, other than 65% of the issued and outstanding voting (and 100% of the non-voting) Equity Interests of a First Tier Foreign Subsidiary or any Subsidiary that is a Domestic Foreign Holding Company; provided that, for the avoidance of doubt, Excluded Equity shall not include any non-voting Equity Interests of any such Foreign Subsidiary or Domestic Foreign Holding Company, (iii) of a Subsidiary of any Person described in clause (ii), (iv) of any Immaterial Subsidiary that is not a Guarantor, (v) of any Subsidiary with respect to which the Administrative Agent and the Parent Borrower have determined in their reasonable judgment and agreed in writing that the costs of providing a pledge of such Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties therefrom, (vi) Equity Interests in any Person other than the Parent Borrower and wholly-owned Subsidiaries to the extent not permitted to be pledged by the terms of such Person’s Organization Documents, shareholder agreement or joint venture documents after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law and other than proceeds thereof; (vii) of any captive insurance companies, not-for-profit Subsidiaries, special purpose entities, (viii) that constitute margin stock (within the meaning of Regulation U), (ix) of any Subsidiary of the Parent Borrower or any Subsidiary Guarantor, the pledge of which is prohibited by applicable Laws after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law and (x) of any Subsidiary of the Parent Borrower or any Subsidiary Guarantor acquired pursuant to a Permitted Acquisition or other Investment subject to assumed secured Indebtedness permitted hereunder not incurred in contemplation of such Permitted Acquisition or other Investment permitted hereunder if such Equity Interests are pledged as security for such Indebtedness pursuant to a Lien that is a permitted Lien and if and for so long as the terms of such Indebtedness (not entered into in contemplation of such Permitted Acquisition of Investment) prohibit the creation of any other Lien on such Equity Interests after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law; provided, however, that Excluded Equity shall not include any proceeds, substitutions or replacements of any Excluded Equity referred to in clauses (i) through (x) (unless such proceeds, substitutions or replacements would constitute Excluded Equity referred to in clauses (i) through (x)).

“Excluded Property” means (i) any (x) fee-owned real property other than Material Real Property, (y) fee-owned real property located in a special flood hazard area (as determined by the Parent Borrower or any Revolving Credit Lender) and (z) all leasehold interests in real property, including the requirement to deliver landlord waivers, estoppels or collateral access letters, but excluding, in the case of this clause (i), all Billboard Collateral or other interests in Billboards, the Lien on which may be perfected by the filing of a UCC financing statement in the jurisdiction of organization of the relevant Loan Party, (ii) motor vehicles and other assets subject to certificates of title, (iii) letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, (iv) commercial tort claims with a value of less than $25,000,000, (v) assets for which a pledge thereof or a security interest therein is prohibited by applicable Laws after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable law, (vi) [reserved], (vii) any lease, license or other agreements, or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license or agreement, purchase money, Capitalized Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Parent Borrower and its Subsidiaries) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, (viii) any assets to the extent a security interest in such assets would result in material adverse tax consequences to the Parent Borrower or its Subsidiaries (other than on account of any non-income taxes payable in connection with filings, recordings, registrations, stampings and any similar actions in connection with the creation or perfection of Liens), as reasonably determined by the Parent Borrower in consultation with (but without the consent of) the Administrative Agent, but for the avoidance of doubt, including the assets and properties of any Domestic Foreign Holding Company or any Foreign Subsidiary, (ix) any intent-to-use trademark application in the United States prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability, or result in the voiding, of such intent-to-use trademark application or any registration issuing therefrom under applicable Federal law, (x) [reserved], (xi) any segregated funds held in escrow for a the benefit of an unaffiliated third party (including such funds in Escrow), (xii) Excluded Equity and (xiii) those assets as to which the Administrative Agent and the Parent Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; provided, however, that Excluded Property shall not include any proceeds, substitutions or replacements of any Excluded

Property referred to each of the clauses above (unless such proceeds, substitutions or replacements would constitute Excluded Property referred to in such clauses).

“Excluded Subsidiary” means (a) each Subsidiary of the Parent Borrower listed on Schedule 1.01B hereto, (b) any Subsidiary that is prohibited by applicable Law or by any contractual obligation existing on the Closing Date or at the time such Subsidiary is acquired and not incurred in contemplation of such acquisition, as applicable, from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, or any Subsidiary of the Parent Borrower for which the provision of a guarantee would result in a material adverse tax consequence to the Parent Borrower or its subsidiaries or direct or indirect parent companies (as reasonably determined by the Parent Borrower in consultation with the Administrative Agent), (c) any Foreign Subsidiary, (d) any Domestic Subsidiary of a Foreign Subsidiary of the Parent Borrower that is a CFC, (e) any Domestic Foreign Holding Company, (f) any Immaterial Subsidiary, (g) captive insurance companies, (h) not-for-profit Subsidiaries, (i) special purpose entities, (j) any Unrestricted Subsidiary, (k) any non-Wholly-Owned joint venture, (l) any non-Wholly-Owned Subsidiary, (m) any Subsidiary of the Parent Borrower acquired pursuant to a Permitted Acquisition or other Investment permitted hereunder that, at the time of such Permitted Acquisition or other Investment, has assumed secured Indebtedness permitted hereunder not incurred in contemplation of such Permitted Acquisition or other Investment, and each Restricted Subsidiary that is a Subsidiary thereof that guarantees such Indebtedness at the time of such Permitted Acquisition, in each case, to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor (provided that such prohibition was not entered into in contemplation of such Permitted Acquisition or Investment, and each such Subsidiary shall cease to be an Excluded Subsidiary under this clause (m) if such secured Indebtedness is repaid or becomes unsecured, if such Restricted Subsidiary ceases to be an obligor with respect to such secured Indebtedness or such prohibition no longer exists, as applicable) and (n) any other Subsidiary in circumstances where the Parent Borrower and the Administrative Agent reasonably agree that the cost or burden of providing a Guaranty outweighs the benefit afforded thereby; provided that no Subsidiary Borrower may be designated as an “Excluded Subsidiary”. Notwithstanding the foregoing, no Subsidiary shall be an Excluded Subsidiary unless such Subsidiary is an “Excluded Subsidiary” under (and as defined in) the Term/Revolver Credit Agreement and the Senior Secured Notes. For avoidance of doubt, the Borrower (as defined in the Term/Revolver Credit Agreement) shall not be an Excluded Subsidiary hereunder.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and solely to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Collateral Documents to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” (determined after giving effect to any applicable keep well, support or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to any Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document (each, a “Recipient”), (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, that are Other Connection Taxes or otherwise imposed by any jurisdiction as a result of such Recipient being organized under the laws of, or having its principal office in or maintaining an Applicable Lending Office in such jurisdiction (or any political subdivision thereof), (b) any U.S. federal withholding Tax that is imposed on amounts payable to a Recipient pursuant to a law in effect at the time such Recipient becomes a party to this Agreement (other than pursuant to an assignment request by the Parent Borrower under Section 3.06) or changes its Applicable Lending Office; provided that, this clause (b) shall not apply to the extent that (x) the indemnity payments or additional amounts any Recipient would be entitled to receive (without regard to this clause (b)) do not exceed the indemnity payment or additional amounts that the Recipient’s assignor (if any) was entitled to receive immediately prior to the assignment to such Recipient, or that such Recipient was entitled to receive immediately prior to its change in Applicable Lending Office, as applicable, (c) any Tax resulting from a failure of such Recipient to comply with Section 3.01(f) or Section 3.01(g), as applicable, and (d) any withholding Tax imposed pursuant to FATCA.

“Existing Credit Facility” has the meaning specified in the recitals hereto.

“Existing Letters of Credit” has the meaning specified in Section 2.03(a)(i).

“Extended Revolving Credit Commitment” has the meaning specified in Section 2.15(a)(i).

“Extension” has the meaning specified in Section 2.15(a).

“Extension Offer” has the meaning specified in Section 2.15(a).

“Facility” means the Revolving Credit Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any current or future Treasury regulations with respect thereto or other official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreements (and any related laws, regulations or official administrative guidance) implementing the foregoing.

“FCPA” has the meaning specified in Section 5.20.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to DBNY on such day on such transactions as reasonably determined by the Administrative Agent; provided that in no event shall the Federal Funds Rate at any time be less than 0.00% per annum.

“Financial Covenant” means the covenant set forth in Section 7.09.

“ First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, among the Administrative Agent, Borrowers, the Loan Parties party thereto and the Revolving Credit Lenders party thereto.

“ First Amendment Effective Date” means June 12, 2023.

“First Lien Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary whose Equity Interests are directly owned by the Parent Borrower or a Subsidiary Guarantor.

“Fixed Amounts” has the meaning specified in Section 1.13.

“Fixed Assets Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Fixed Charge Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period minus (i) Unfinanced Capital Expenditures during such period and (ii) cash taxes (net of cash tax benefits or refunds) to (b) Covenant Fixed Charges for such Test Period, in all cases, calculated for the Parent Borrower and its Restricted Subsidiaries on a Pro Forma Basis; provided that, when determining satisfaction with the Payment Conditions for the purposes of making any Restricted Payment in reliance thereon, the amount of such Restricted Payment made in reliance on satisfaction of the Payment Conditions shall be included in the calculation of Covenant Fixed Charges solely for such purpose.

“ Floor” means a rate of interest equal to 0.00%.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Loan Party or any Restricted Subsidiary with respect to employees outside the United States.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Parent Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Fee” has the meaning specified in Section 2.03(h).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

~~“Funded Debt” means all Indebtedness of the Parent Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.~~

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided that (A) if the Parent Borrower notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (B) at any time after the Closing Date, the Parent Borrower may elect, upon notice to the Administrative Agent, to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein), including as to the ability of the Parent Borrower or the Required Lenders to make an election pursuant to clause (A) of this proviso, (C) any election made pursuant to clause (B) of this proviso, once made, shall be irrevocable, (D) any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Parent Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP and (E) the Parent Borrower may only make an election pursuant to clause (B) of this proviso if it also elects to report any subsequent financial reports required to be made by the Parent Borrower, including pursuant to Sections 6.01(a) and (b), in IFRS.

“Governmental Authority” means any nation or government, any state, provincial, country, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee Obligations” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantees” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guaranty” means, collectively, (a) the Guaranty substantially in the form of Exhibit E and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.10.

“Hazardous Materials” means all explosive or radioactive substances or wastes, and all other chemicals, pollutants, contaminants, substances or wastes of any nature regulated pursuant to any Environmental Law due to their hazardous, toxic, dangerous or deleterious characteristics, including petroleum or petroleum distillates, friable asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold.

“Hedge Bank” means any Person that is a Lender, Lead Arranger or Agent or an Affiliate of the foregoing (x) at the time it enters into (including by way of novation) a Swap Contract (regardless of whether such Person subsequently ceases to be a Lender, Lead Arranger or Agent or an Affiliate of the foregoing) or (y) as of the Closing Date (regardless of whether such Person subsequently ceases to be a Lender, Lead Arranger or Agent or an Affiliate of the foregoing) and that is a party to a Swap Contract in existence on the Closing Date, a Loan Party or any Restricted Subsidiary, in its capacity as a counterparty to such Swap Contract.

“Hedge Product Reserves” means such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations with respect to Secured Hedge Agreements then provided or outstanding. Upon the request of the Parent Borrower to the Administrative Agent from time to time, the Administrative Agent shall establish or increase the amount of Hedge Product Reserves and, in the case of any such Hedge Product Reserve established or increased at the request of the Parent Borrower, the Administrative Agent shall eliminate or reduce such amount requested by the Parent Borrower upon the request of the Parent Borrower unless the Administrative Agent otherwise determines in its Permitted Discretion to maintain such reserve pursuant to the immediately preceding sentence.

“Holdings” has the meaning specified in Section 8.06(a)(ii).

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IFRS” means International Financial Reporting Standards as adopted in the European Union.

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Parent Borrower that has been designated by the Parent Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below), provided that (a) for purposes of this Agreement, at the time of such designation the Consolidated Total Assets of all Immaterial Subsidiaries (other than Foreign Subsidiaries and Unrestricted Subsidiaries) at the last day of the most recent Test Period shall not equal or exceed 5.0% of the Consolidated Total Assets of the Parent Borrower and its Restricted Subsidiaries at such date, (b) the Parent Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, and (c) if the Consolidated Total Assets of all Restricted Subsidiaries so designated by the Parent Borrower as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (a) above, then all such Restricted Subsidiaries shall be deemed to be Material Subsidiaries unless and until the Parent Borrower shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the Consolidated Total Assets of all Restricted Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits; and provided further that the Parent Borrower may designate and re-designate a Restricted Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition; provided, further that in no event shall any Subsidiary Borrower be deemed to be an Immaterial Subsidiary. Notwithstanding the foregoing, no Subsidiary shall be an Immaterial Subsidiary unless such Subsidiary is an “Immaterial Subsidiary” under (and as defined in) the Term/Revolver Credit Agreement and the Senior Secured Notes. For avoidance of doubt, the Borrower (as defined in the Term/Revolver Credit Agreement) shall not be an Immaterial Subsidiary hereunder.

~~“ Impacted Loans” has the meaning specified in Section  3.02.~~

“Increased Reporting Event” means any period when a Liquidity Condition has occurred and is continuing.

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Facility Amendment” has the meaning specified in Section 2.14(b).

“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14(a).

“Incurrence Based Amounts” has the meaning specified in Section 1.13(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments to the extent the same would appear as a liability on a balance sheet (excluding footnotes thereto) of such Person in accordance with GAAP;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract (with the amount of such net obligations being deemed to be the aggregate Swap Termination Value thereof as of such date);

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after becoming due and payable, (iii) any other obligation that appears in the liabilities section of the balance sheet of such Person, to the extent (A) such Person is indemnified for the payment thereof by a solvent Person reasonably acceptable to the Administrative Agent or (B) amounts to be applied to the payment therefor are in escrow and (iv) liabilities associated with customer prepayments and deposits);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantee Obligations of such Person in respect of any of the foregoing.

provided that (i) in no event shall any obligations under any Swap Contracts be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio or any other financial ratio under this Agreement, (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith and (iii) the Indebtedness of any person shall, except for purposes of calculating the Interest Coverage Ratio to the extent the interest expense in respect thereof is not covered by proceeds held in Escrow or in connection with any test date of any Limited Condition Transaction or any test related to a subsequent transaction, exclude Indebtedness incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent the proceeds thereof are and continue to be held in an Escrow and are not otherwise made available to such person.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, company, or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt, (B) in the case of the Parent Borrower and its Restricted Subsidiaries, exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice and (C) exclude (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller and (iii) Indebtedness of any parent entity appearing on the balance sheet of the Parent Borrower solely by reason of push down accounting under GAAP.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or in respect of any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise included in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Initial Subsidiary Borrowers” has the meaning specified in the initial paragraph of this Agreement.

“Inside Maturity Loans” means (i) any customary bridge facility, so long as the long-term debt into which any customary bridge facility is to be converted satisfies any maturity and weighted average life limitations, (ii) any Customary Term A Loans and/or (iii) other Indebtedness under this clause (iii) in the aggregate amount not to exceed the greater of (x) $150,000,000 and (y) 25.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period.

“Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated EBITDA for the Test Period then last ended to (ii) the Consolidated Interest Expense (which, solely for purposes of issuances of Disqualified Equity Interests pursuant to Section 7.03(r)(ii)(z), Section 7.03(r)(iii)(z) or Section 7.03(aa), shall (i) also include the sum of all cash dividend payments (excluding items eliminated in consolidation) to fund any series of Disqualified Equity Interests of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis for such test Period and (ii) shall include the dividends on the CCOH Preferred Stock to the extent required to be paid in cash) for such Test Period.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan or an RFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a ~~Eurocurrency Rate~~Term Benchmark Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates~~;~~, and (b) as to any Base Rate Loan or any RFR Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to ~~each Eurocurrency Rate~~any Term Benchmark Loan, the period commencing on the date of such ~~Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan~~Term Benchmark Loan or Term Benchmark Borrowing and ending on the ~~date~~numerically corresponding day in the calendar month that is one, ~~two,~~ three or, other than with respect to Loans denominated in Canadian Dollars, six months thereafter (in each case, subject to the availability thereof), as ~~selected by the Parent Borrower in its~~specified in the applicable Committed Loan Notice~~, or such other period that is twelve months, less than one month or such other period as may be requested by the Parent Borrower and in each case, consented to by all the Lenders of such Eurocurrency Rate Loan~~; provided that~~:~~

(~~a~~i) if any Interest Period ~~that~~ would ~~otherwise~~ end on a day ~~that is not~~other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless~~, in the case of a Eurocurrency Rate Loan, such~~ such next succeeding Business Day ~~falls in another~~would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day~~;~~, (~~b~~ii) any Interest Period ~~pertaining to a Eurocurrency Rate Loan that begins~~that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month ~~at the end~~ of such Interest Period) shall end on the last Business Day of the last calendar month ~~at the end~~ of such Interest Period~~; and~~, (iii) no Interest Period shall extend beyond the Commitment Termination Date and (iv) no tenor that has been removed from this definition pursuant to Section 3.09(d) shall be available for specification in such Committed Loan Notice. For purposes hereof, the date of a Term Benchmark Loan or Term Benchmark Borrowing initially shall be the date on which such Term Benchmark Loan or Term Benchmark Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

~~(c)     no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.~~

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any Obligation of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Parent Borrower and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but in each case, without duplication of any adjustments to the amount of Investments permitted under Section 7.02 (other than Section 7.02(y)), net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by S&P, or an equivalent rating by Fitch, Inc.

“IP Rights” has the meaning specified in Section 5.14.

“ISP” means with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Junior Debt” means any third party Indebtedness for borrowed money (excluding any intercompany Indebtedness) that is expressly subordinated in right of payment to the Obligations with an outstanding principal amount in excess of the greater of (x) $50,000,000 and (y) 8.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period. For the avoidance of doubt, Junior Debt shall not include the Term/Revolver Facility and/or the Stepped Up Notes.

“Judgment Currency” has the meaning specified in Section 1.08(f).

“Junior Debt Documents” means the agreements governing any Junior Debt.

“JV Entity” means any joint venture of either the Parent Borrower or any of its Restricted Subsidiaries that is not a Subsidiary.

“L/C Advance” means, with respect to each Revolving Credit Lender under the Revolving Credit Facility, such Lender’s funding of its participation in any relevant L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing under the Revolving Credit Facility.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Commitment” means, as to any L/C Issuer, its commitment to issue Letters of Credit, and to amend or extend Letters of Credit previously issued by it, pursuant to Section 2.03, in an aggregate amount at any time outstanding not to exceed (a) in the case of any L/C Issuer party hereto as of the Closing Date, the amount set forth opposite such L/C Issuer’s name on Schedule 2.01 under the heading “Letter of Credit Commitments” and (b) in the case of any Lender that becomes a L/C Issuer hereunder thereafter, that amount which shall be set forth in the written agreement by which such Lender shall become an L/C Issuer, in each case as the maximum outstanding amount of Letters of Credit to be issued by such L/C Issuer, as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of such Lender, the Parent Borrower and the Administrative Agent and, in the event such commitment is decreased, the other L/C Issuers. The aggregate L/C Commitments of all the L/C Issuers shall be less than or equal to the Letter of Credit Sublimit at all times.

“L/C Exposure” means, at any time, the sum of (a) the undrawn portion of the Outstanding Amount of all Letters of Credit at such time and (b) the Outstanding Amount of all L/C Borrowings in respect of Letters of Credit that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The L/C Exposure of (i) any L/C Issuer under the Revolving Credit Facility shall be the aggregate L/C Exposure in respect of all Letters of Credit issued by that L/C Issuer (other than for purposes of determining such aggregate L/C Exposure for purposes of determining such L/C Issuer’s unused L/C Commitment, net of any participations by other Revolving Credit

Lenders in such Letters of Credit) and (ii) any Revolving Credit Lender under the Revolving Credit Facility at any time shall be the aggregate amount of all participations by that Lender in the aggregate L/C Exposure at such time which shall be in an amount equal to its Applicable Percentage of the aggregate L/C Exposure at such time.

“L/C Issuer” means, initially, each of the Lenders listed on Schedule 2.01 as having “Letter of Credit Commitments”, in its capacity as issuer of Letters of Credit hereunder and each other Revolving Credit Lender reasonably acceptable to each of the Administrative Agent and the Parent Borrower that has entered into a letter of credit issuer agreement in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower, in each case, in its capacity as an issuer of Letters of Credit hereunder, together with their respective permitted successors and assigns in such capacity. Each L/C Issuer may arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the L/C Issuer shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Obligations” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings in respect thereof. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes under this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP, article 29 of the UCP, or any similar provision under the applicable law or the express terms of the Letter of Credit, the “Outstanding Amount” of such Letter of Credit shall be deemed to be the amount so remaining available to be drawn.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Revolving Credit Commitment or Additional Revolving Credit Commitment, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCT Election” has the meaning specified in Section 1.10(a).

“LCT Provisions” means the provisions of Section 1.10.

“LCT Test Date” has the meaning specified in Section 1.10(a).

“Lead Arrangers” means Deutsche Bank Securities Inc., Citibank~~,~~ N.A.~~, Credit Suisse Loan Funding LLC~~, Goldman Sachs Bank USA ~~and~~, Morgan Stanley Senior Funding, Inc. and U.S. Bank National Association, each in its capacity as Lead Arranger under this Agreement.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires (including, without limitation, for purposes of Sections 3.03 and 10.22), includes any L/C Issuer and the Swingline Lender, and its successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Letter of Credit” means any letter of credit issued hereunder (including, in the case of any Existing Letter of Credit, deemed to be issued hereunder). Each Letter of Credit shall be a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Facility Expiration Date” means, for Letters of Credit under the Revolving Credit Facility, the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the Aggregate Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facilities.

~~“LIBOR” has the meaning assigned to it in the definition of “Eurocurrency Rate”.~~

~~“LIBOR Quoted Currency” means each of the following currencies: Dollars; Euro and Sterling; in each case as long as there is a published LIBOR rate with respect thereto.~~

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, assignment (by way of security or otherwise), deemed trust, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by one or more of the Borrowers and their respective Restricted Subsidiaries of any assets, business or Person, the consummation of which is not conditioned on the availability of, or on obtaining, third party acquisition financing.

“Limited Condition Transaction” means (i) a Limited Condition Acquisition or (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Line Cap” means the lesser of the Revolving Credit Commitments and the Borrowing Base.

“Liquidity Condition” means the period (a) commencing on the date Specified Excess Availability shall have been less than the greater of (x) $~~10,000,000~~12,500,000 and (y) 10.0% of the Line Cap for five (5) consecutive Business Days; until (b) Specified Excess Availability shall have been at least equal to the greater of (x) $~~10,000,000~~12,500,000 and (y) 10.0% of the Line Cap for twenty (20) consecutive calendar days.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Credit Loan (including any loans made pursuant to any Additional Revolving Credit Commitment or loans made pursuant to Extended Revolving Credit Commitments) or a Swingline Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) each Guaranty, (iv) the Collateral Documents, (v) the ABL Intercreditor Agreement, (vi) any Acceptable Intercreditor Agreement that is entered into by the Administrative Agent or Collateral Agent, in each case as amended, and (vii) the Agency Fee Letter.

“Loan Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed or allowable in such proceeding. Without limiting the generality of the foregoing, the Loan Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts, in each case, payable by any Loan Party or any other Subsidiary under any Loan Document and (b) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Agent or Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“Loan Parties” means, collectively, the Borrowers and each Subsidiary Guarantor.

“Local Time” means local time in New York City.

“Losses” has the meaning specified in Section 10.05.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common stock or common equity interests of the Parent Borrower or its direct or indirect parent on the date of the declaration of a Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common stock or common equity interests on the principal securities exchange on which such common stock or common equity interests are traded for the thirty (30) consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a material adverse effect on the (a) ability of the Loan Parties (taken as a whole) to perform their payment obligations under any Loan Document to which any of the Loan Parties is a party or (b) rights and remedies of the Agents (acting on behalf of the Lenders) under any Loan Document.

“ Material Intellectual Property” means any intellectual property owned by the Borrowers or any of their Restricted Subsidiaries that is material to the business of the Borrowers and their Restricted Subsidiaries, taken as a whole.

“Material Real Property” means any fee owned real property of a Loan Party as of the Closing Date and/or acquired by any Loan Party after the Closing Date and located in the United States with a book value in excess of $25,000,000 (as reasonably determined by the Parent Borrower in good faith as of the Closing Date or, if acquired thereafter, as of the date of such acquisition, as applicable).

“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Parent Borrower that is not an Immaterial Subsidiary (but including, in any case, any Restricted Subsidiary that has been designated as a Material Subsidiary as provided in, or has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).

“Maturity Date” means (a) with respect to the Revolving Credit Commitments in effect ~~on the Closing Date, the fifth anniversary of the Closing Date.~~as of the First Amendment Effective Date, August 23, 2026; provided that if on May 24, 2026 (the “Springing Maturity Date”) there are Term B Loans (as such term is defined in the Term/Revolving Credit Agreement) (or any Permitted Refinancing thereof) outstanding in an aggregate principal amount in excess of $190,000,000 that mature prior to November 22, 2026, the Maturity Date shall be the Springing Maturity Date, and (b) with respect to any Additional Revolving Credit Commitments or Extended Revolving Credit Commitments, the maturity date applicable to such Additional Revolving Credit Commitments or Extended Revolving Credit Commitments in accordance with the terms hereof; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Minimum Extension Condition” has the meaning specified in Section 2.15(b).

“Monthly Borrowing Base Certificate” has the meaning specified in Section 6.18.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds, deeds of hypothecation, security deeds, and mortgages creating and evidencing a Lien on a Mortgaged Property made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Collateral Agent, and any other mortgages executed and delivered pursuant to Section 6.10 and/or Section 6.12, as applicable.

“Mortgage Policies” has the meaning specified in paragraph (f) of the definition of “Collateral and Guarantee Requirement.”

“Mortgaged Property” means each real property owned by any Loan Party, if any, which shall be subject to a Mortgage delivered pursuant to Section 6.10 and/or Section 6.12, as applicable.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding six (6) years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Parent Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Parent Borrower or any Restricted Subsidiary (excluding any business interruption insurance proceeds)) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and Indebtedness that is secured by Liens ranking junior to or pari passu with the Liens securing Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Parent Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes and Tax Distributions paid or reasonably estimated to be actually payable in connection therewith (including, for the avoidance of doubt, any income, withholding and other taxes payable as a result of the distribution of such proceeds to the Parent Borrower), (D) [reserved] and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Parent Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Parent Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (E) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; and

(b) (i) with respect to the incurrence or issuance of any Indebtedness by the Parent Borrower or any Restricted Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses incurred by the Parent Borrower or such Restricted Subsidiary (or, in the case of taxes, any member thereof) in connection with such incurrence or issuance and, in the case of Indebtedness of any Foreign Subsidiary of the Parent Borrower, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of the Parent Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Parent Borrower.

“Non-Consenting Lender” has the meaning specified in Section 3.06(d).

“Non-Extending Lender” has the meaning specified in Section 3.06(d).

“Non-Loan Party” means any Restricted Subsidiary of the Parent Borrower that is not a Loan Party.

“Non-extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-U.S. Discretionary Guarantor” has the meaning specified in Section 6.10(a).

“Note” means a Revolving Credit Note or a Swingline Note, as the context may require.

“Obligations” means all (x) Loan Obligations, (y) obligations of any Loan Party or any Restricted Subsidiary arising under any Secured Hedge Agreement and (z) Cash Management Obligations; provided that the “Obligations” shall exclude any Excluded Swap Obligations.

“OFAC” has the meaning specified in Section 5.19.

“Organization Documents” means (a) with respect to any corporation or company, the certificate or articles of incorporation, the memorandum and articles of association, any certificates of change of name and/or the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“ Other Benchmark Rate Election” means the occurrence of:

(a)      a notification by the Administrative Agent and the Parent Borrower to each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a SOFR-based rate, an alternative benchmark rate as a benchmark rate, and

(b)     the Administrative Agent, in its sole discretion, and the Parent Borrower jointly elect to trigger a fallback from the then-current Benchmark and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary Taxes and any other property, intangible, recording or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding, in each case, any such Tax that is an Other Connection Tax resulting from an Assignment and Assumption or transfer or assignment (other than an assignment pursuant to a request by the Parent Borrower under Section 3.06).

“Outstanding Amount” means (a) with respect to any Loan on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Borrowings as a Revolving Credit Borrowing) occurring on such date; and (b) with respect to any Letter of Credit, Unreimbursed Amount, L/C

Borrowing or L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate reasonably determined in good faith by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of DBNY in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent Borrower” has the meaning specified in the introductory paragraph of this Agreement.

“Pari Passu Hedge Obligations” means, at any time, any Secured Hedge Obligation for which a Hedge Product Reserve exists at such time and only to the extent of the amount of such Hedge Product Reserve at such time.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“Payment Conditions” means, with respect to any transaction,

(a) 20-Day Specified Excess Availability and Specified Excess Availability (in each case calculated on a Pro Forma Basis after giving effect to any Borrowing or issuance of any Letter of Credit in connection with any subject transaction and after giving effect to the acquisition of any Acquired Borrowing Base Collateral in connection with such transaction) on the date of the subject transaction would be equal to or greater than:

(i) in the case of Restricted Payments, (x) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is greater than or equal to 1.00:1.00, the greater of (A) $~~15,000,000~~22,500,000 and (B) 15.0% of the Line Cap and (y) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is less than 1.00:1.00, the greater of (A) $~~20,000,000~~30,000,000 and (B) 20.0% of the Line Cap and

(ii) in the case of any other transaction subject to the Payment Conditions, (x) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is greater than or equal to 1.00:1.00, the greater of (A) $~~12,500,000~~18,750,000 and (B) 12.5% of the Line Cap and (y) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is less than 1.0):1.00, the greater of (A) $~~17,500,000~~26,250,000 and (B) 17.5% of the Line Cap; and

(b) as of the date of such transaction no Specified ABL Event of Default shall be continuing.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six (6) years.

“ Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” has the meaning specified in Section 7.02(j).

“Permitted Discretion” means reasonable (from the perspective of a secured asset-based lender) credit judgment, exercised in good faith in accordance with customary business practices of the Administrative Agent for comparable asset-based lending transactions.

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests.

“Permitted Liens” means any Liens permitted by Section 7.01.

“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.03, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), such modification, refinancing, refunding, renewal or extension (other than any Inside Maturity Loans) has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is secured by a Lien on the Collateral, (i) the Lien securing such Indebtedness as modified, refinanced, refunded, renewed or extended shall not be senior in priority to the Lien on the Collateral securing the Indebtedness being modified, refinanced, refunded, renewed or extended unless such Lien is otherwise permitted under any basket or exception under Section 7.01 (with such amounts constituting utilization of the applicable basket or exception under Section 7.01) and/or an Acceptable Intercreditor Agreement is entered into and (ii) shall not be secured by any additional assets that do not constitute Collateral unless such additional assets substantially concurrently becomes Collateral or a Lien on such assets is otherwise permitted under any basket or exception under Section 7.01 (with such amounts constituting utilization of the applicable basket or exception under Section 7.01), (d) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is guaranteed by a Guarantee, such Indebtedness as modified, refinanced, renewed or extended shall not have any additional guarantees unless such additional guarantees are substantially simultaneously provided in respect of the Loans and Commitments under this Agreement and (e) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(c), (i) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions of such Indebtedness (excluding pricing, call protection, premiums and prepayment or redemption terms or covenants or other provisions applicable only to periods after the maturity date of the Loans being refinanced) shall be either, taken as a whole, no more favorable to the lenders providing such Indebtedness, in their capacity as such or be on market terms at the time of the establishment of such Indebtedness (in each case, as reasonably determined by the Parent Borrower) (except for (x) covenants or other provisions applicable only to periods after the latest maturity date of the relevant Loans being refinanced or (y) to the extent any more restrictive covenant or provision is added for the benefit of any revolving facility, such covenant or provision (except to the extent only applicable after the maturity date of the Revolving Credit Facility) is also added for the benefit of the Revolving Credit Facility to the extent it remains outstanding after the incurrence of such Indebtedness; it being understood and agreed that in each such case, no consent of the Administrative Agent and/or any Lender shall be required in connection with adding such covenant or provision); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Parent Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by a Person who is the obligor of the Indebtedness being so modified, refinanced, refunded, renewed or extended.

“Permitted Sale Leaseback” means any Sale Leaseback consummated by the Parent Borrower or any of its Restricted Subsidiaries after the Closing Date for an aggregate amount for all such Sale Leasebacks not to exceed the greater of (x) $60,000,000 and (y) 10.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period; provided that any such Sale Leaseback not between (x) a Loan Party and another Loan Party or (y) a Restricted Subsidiary that is not a Loan Party and another Restricted Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by the Parent Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Parent Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) other than a Foreign Plan, established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Plan of Reorganization” has the meaning specified in Section 10.07(l)(iii).

“Platform” has the meaning specified in Section 6.02.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion is consummated.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Principal Office” means, for each of the Administrative Agent, the Swingline Lender and each L/C Issuer, such Person’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as such Person may from time to time notify in writing to the Parent Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuers.

“Proceeding” has the meaning specified in Section 10.05.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA, (a) the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that is expected to have a continuing impact and (b) additional good faith pro forma adjustments arising out of cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Parent Borrower and its Restricted Subsidiaries, in each case being given pro forma effect, which actions (i) have been taken or (ii) will be taken or implemented within the succeeding twenty four (24) months following such transaction and, in each case, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead) taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the consolidated financial statements of the Parent Borrower and its Restricted Subsidiaries, assuming such Permitted Acquisition or conversion, and all other Permitted Acquisitions or conversions that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that at the election of the Parent Borrower, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $25,000,000.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or, except for determining the Applicable Rate and for determining actual compliance with the Financial Covenant, subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Parent Borrower or any division, product line, or facility used for operations of the Parent Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Parent Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, (1) without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including cost savings, synergies and operating expense reductions) that are (as determined by the Parent Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Parent Borrower and its Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment”, (2) in connection with any Specified Transaction that is the incurrence of Indebtedness in respect of which compliance with any specified leverage ratio test is by the terms of this Agreement required to be calculated on a Pro Forma Basis, (I) the proceeds of such Indebtedness shall not be netted from Indebtedness in the calculation of the applicable leverage ratio test and (II) subject to Section 1.11, if such Indebtedness is a revolving facility, (other than in respect of actual compliance with the Financial Covenant) the incurrence or repayment of any indebtedness in respect of such revolving facility (including the Revolving Credit Facility) included in such financial covenant ratio or incurrence test calculation immediately prior to or simultaneously with the incurrence of such indebtedness for which the pro forma calculation of such ratio or test is being made and/or any drawing under any revolving facilities used to finance working capital needs of the Parent Borrower and its Restricted Subsidiaries (as reasonably determined by the Parent Borrower), shall be disregarded but, for avoidance of doubt, shall thereafter be included in any future calculations after giving effect to any prepayments or other Specified Transactions with respect thereto and (3) when calculating the Fixed Charge Coverage Ratio for purposes of determining actual compliance (and not compliance on a Pro Forma Basis) with Section 7.09, the events that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

“Protective Advance Participation” has the meaning specified in Section 2.01(c).

“Protective Advances” has the meaning specified in Section 2.01(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means, as to the Parent Borrower and its Subsidiaries, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising by virtue of the listing of the Parent Borrower’s or its direct or indirect parent’s equity or issuance by the Parent Borrower or its Subsidiaries of public debt securities.

“Public Lender” has the meaning specified in Section 6.02.

“Public Offer” has the meaning specified in Section 1.10(a).

“QFC” has the meaning specified in Section 10.25.

“QFC Credit Support” has the meaning specified in Section 10.25.

“Qualified Equity Interests” means any Equity Interests of the Parent Borrower that are not Disqualified Equity Interests.

“Refinancing” has the meaning specified in the recitals hereto.

“Refunded Swingline Loans” has the meaning specified in Section 2.04(c)(i).

“Register” has the meaning specified in Section 10.07(d).

“REIT” means a “real estate investment trust” as defined under Sections 856–860 of the Code.

“REIT Conversion Transaction” means any of the following transactions entered into in connection with, or in contemplation of, a REIT Election: (i) a Disposition in accordance with Section 7.05(v), (ii) the payment of any dividends or distributions in accordance with Section 7.06(viii) and (iii) any other transaction consummated in connection with, or in contemplation of, a REIT Election.

“REIT Conversion Transaction Requirement” means, after giving effect to the relevant REIT Conversion Transaction, (a) there is no Default or Event of Default and (b) the Total Leverage Ratio does not exceed 5.50:1.00, as calculated on a Pro Forma Basis.

“REIT Election” means an election by the Parent Borrower (or its applicable parent entity) to be treated as a REIT; provided that, (x) the Parent Borrower (or its applicable parent entity) has publicly announced its intention to become a REIT and (y) as of such election, on a Pro Forma Basis, after giving effect to all related REIT Conversion Transactions the REIT Conversion Transaction Requirement is satisfied.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (1) the central bank for the Alternative Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Alternative Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Release” means any release, spill, emission, discharge, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching of Hazardous Materials into or through the Environment or into, from or through any building, structure or facility.

“Reorganization” means any reorganization of any of the Parent Borrower and/or its Subsidiaries implemented in order to optimize the tax position of such entities or any parent thereof (as reasonably determined by the Parent Borrower in good faith) so long as such reorganization does not materially impair any Guarantee or security interests of the Lenders and is otherwise not materially adverse to the Lenders in their capacity as such, taken as a whole, and after giving effect to such re-structuring, the Loan Parties and their Restricted Subsidiaries otherwise comply with the definition of “Collateral and Guarantee Requirement” and Section 6.10.

“Replacement CCOH Preferred Stock” has the meaning specified in Section 7.06(s).

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swingline Loan, a Committed Loan Notice.

“Required Debt Terms” shall mean in respect of any Indebtedness, other than in the case of Inside Maturity Loans, compliance with Sections 2.14(b)(iii) and (iv) of the Term/Revolver Credit Agreement as in effect on the date hereof, in each case, as if such Indebtedness were incurred thereunder.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate Outstanding Amount of each Lender’s Revolving Credit Exposure being deemed “held” by such Lender for purposes of this definition), (b) [reserved] and (c) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for all purposes of making a determination of Required Lenders.

“ Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller or other similar officer of a Loan Party and, as to any document delivered on a Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Parent Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the holders of Equity Interests of the Parent Borrower.

“Restricted Subsidiary” means any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary; it being agreed that, unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of Parent Borrower.

“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans, as to which a single Interest Period is in effect.

“Revolving Credit Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) increased from time to time pursuant to Section 2.14. The initial amount of each Lender’s Revolving Credit Commitment on the Closing Date is set forth on Schedule 2.01 under the caption “Revolving Credit Commitment”, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as the case may be. The initial aggregate amount of the Lenders’ Revolving Credit Commitments on the Closing Date is $125,000,000. The aggregate amount of the lenders’ Revolving Credit Commitment on the First Amendment Effective Date is $175,000,000.

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14.

“Revolving Credit Exposure” means, at any time for any Lender, the sum of (a) the Outstanding Amount of the Revolving Credit Loans of such Lender outstanding at such time, (b) the L/C Exposure of such Lender at such time and (c) such Lender’s (including the Swingline Lender’s) Applicable Percentage of the Outstanding Amount of all Swingline Loans.

“Revolving Credit Facility” means the Revolving Credit Commitments and the extension of credit made thereunder.

“Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Credit Loan” means a Loan made pursuant to Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit F-1 hereto with appropriate insertions, evidencing the aggregate Indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender under the Revolving Credit Facility.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“ RFR Loan” means a Loan that bears interest at a rate based on Adjusted Daily Simple RFR.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc..

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Parent Borrower or any of its Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Sanctions” has the meaning specified in Section 5.19.

“Scheduled Principal Payments” means scheduled principal payments of long term Indebtedness (including payments in respect of capital leases to the extent allocated to principal, but excluding payments in respect of intercompany debt and payments in respect of earn-outs) paid or payable currently in cash and taking into account the effects of mandatory or voluntary prepayments hereunder or any other Indebtedness in accordance with the terms hereof and thereof.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract permitted hereunder that is entered into by and between (a) any Loan Party or any Restricted Subsidiary (or any Person that merges into or becomes a Restricted Subsidiary) designated by the Parent Borrower to the Administrative Agent, and (b) any Hedge Bank; provided that (i) a single notice of a specified Master Agreement shall be deemed to designate all swaps under such Master Agreement as a “Secured Hedge Agreement” and (ii) any such designation of a Secured Hedge Agreement shall be irrevocable unless the relevant Hedge Bank consents in writing to such revocation; provided, further, that in no event shall any Swap Contract constitute a Secured Hedge Agreement hereunder to the extent that obligations of any Loan Party or any Restricted Subsidiary under such Swap Contract constitute Term/Revolver Obligations.

“Secured Hedge Obligations” means any Obligations of the type described in clause (y) of the definition of Obligations.

“Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Lenders, L/C Issuers, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means, collectively, the Security Agreement executed by the Borrowers, the Subsidiary Guarantors and the Collateral Agent on the Closing Date substantially in the form of Exhibit G, as supplemented by any Security Agreement Supplement executed and delivered pursuant to Section 6.10.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Secured Notes” means the 5.125% senior secured notes due 2027 issued by the Borrower, as Issuer, on the Closing Date.

“Senior Unsecured Notes” means (i) those certain 6.50% Series A Notes due 2022 issued by Clear Channel Worldwide Holdings, Inc. on November 19, 2012 pursuant to that certain Indenture, dated as of November 19, 2012, by and among Clear Channel Worldwide Holdings, Inc., the other guarantors party thereto and U.S. Bank National Association, as trustee and (ii) those certain Series B Notes due 2022 issued by Clear Channel Worldwide Holdings, Inc. on November 19, 2012 pursuant to that certain Indenture, dated as of November 19, 2012, by and among Clear Channel Worldwide Holdings, Inc., the other guarantors party thereto, and U.S. Bank National Association, as trustee.

“Stepped Up Notes” means those certain 9.25% Notes due 2024 issued in an aggregate principal amount of $2,235,000,000 pursuant to that certain Indenture, dated as of February 12, 2019, by and among Clear Channel Worldwide Holdings, Inc., the Borrower, Clear Channel Outdoor, LLC, the other guarantors party thereto, and U.S. Bank National Association, as trustee.

“Stepped Up Notes Refinancing” means either (1) less than $250,000,000 principal amount of Stepped Up Notes remains outstanding as of the date that is 91 days prior to the maturity date of the Stepped Up Notes; provided that, if the Stepped Up Notes have been refinanced with the proceeds of Indebtedness, a Stepped Up Notes Refinancing shall occur only if such refinancing Indebtedness matures at least 91 days after the Latest Maturity Date or (2) the maturity date of the Stepped Up Notes has been extended to a date that is at least 91 days after the Latest Maturity Date.

“Similar Business” means (a) any businesses, services or activities engaged in by the Parent Borrower or its Subsidiaries on the Closing Date, (b) any businesses, services and activities engaged in by the Parent Borrower or its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof and/or (c) a Person conducting a business, service or activity specified in clauses (a) and (b), and/or any Subsidiary thereof. For the avoidance of doubt, any Person that invests in or owns Equity Interests or Indebtedness of another Person that is engaged in a Similar Business shall be deemed to be engaged in a Similar Business.

“SOFR ” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“ SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“ SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means any Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (ii)(d) of the definition of “Base Rate”.

“ SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Adjustment” means a percentage equal to 0.1193% (11.93 basis points) per annum.

“ SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“ SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of debts and liabilities, contingent, subordinated or otherwise, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital; provided that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Specified ABL Event of Default” means an Event of Default under Sections 8.01(a), 8.01(b) (solely with respect to a failure to comply with Section 7.09), 8.01(c) (solely with respect to (i) failure to comply with the cash management system in accordance with Section 6.19 or (ii) failure to deliver a Borrowing Base Certificate in accordance with Section 6.18), 8.01(d) (solely with respect to a material misrepresentation with respect to the Borrowing Base Certificate) or 8.01(f) (with respect to a Loan Party).

“Specified Event of Default” means any Event of Default under Section 8.01(a), Section 8.01(f) or Section 8.01(g).

“Specified Excess Availability” means, as of any date of determination thereof, the sum of (a) Excess Availability, plus (b) the Excess Borrowing Base; provided that, in no event shall any increase pursuant to this clause (b) exceed for any purpose 5.00% of the Line Cap at such time plus (c) so long as Excess Availability is not less than zero, the amount of any Letters of Credit that are Cash Collateralized with the Administrative Agent in accordance with Section 2.03(f) at such time.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” as defined in the Commodity Exchange Act (determined prior to giving effect to any applicable keep well, support or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties).

“Specified Transaction” means any Investment, Disposition (including any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Parent Borrower or, any asset sale of a business unit, line of business or division), incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Revolving Credit Commitments that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Subsidiary” of a Person means a corporation, company, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Subsidiary Borrowers” means each of the Initial Subsidiary Borrowers and each Domestic Subsidiary that becomes a party to this Agreement as a Borrower after the Closing Date pursuant to Section 6.10 or otherwise.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Parent Borrower (other than the Subsidiary Borrowers) that are Guarantors.

“Successor Company” has the meaning specified in Section 7.04(d).

“Supermajority Lenders” means, as of any date of determination, Lenders having more than 66 2/3% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s Revolving Credit Exposure being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

“Supported QFC” has the meaning specified in Section 10.25.

“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined by the Hedge Bank (or the Parent Borrower, if no Hedge Bank is party to such Swap Contract) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Hedge Bank (or the Parent Borrower, if no Hedge Bank is party to such Swap Contract).

“Swingline Borrowing” means a borrowing of a Swingline Loan.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans pursuant to Section 2.04, in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the heading “Swingline Commitments” as the maximum outstanding principal amount of Swingline Loans to be made by the Swingline Lender, as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of the Swingline Lender, the Parent Borrower and the Administrative Agent. The Swingline Commitment of the Swingline Lender shall be less than or equal to the Swingline Sublimit at all times.

“Swingline Lender” means DBNY, in its capacity as a lender of Swingline Loans hereunder or any successor swingline lender hereunder.

“Swingline Loan” means a loan made by the Swingline Lender to the Parent Borrower pursuant to Section 2.04(a).

“Swingline Note” means a promissory note of the Parent Borrower payable to the Swingline Lender or its registered assigns, in substantially the form of Exhibit F-2 hereto, evidencing the aggregate Indebtedness of the Parent Borrower to the Swingline Lender resulting from the Swingline Loans made by the Swingline Lender from time to time.

“Swingline Participations” has the meaning set forth in Section 2.04(c)(ii).

“Swingline Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Revolving Credit Commitments. The Swingline Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“ T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“ TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.

“Tax Distributions” mean the Restricted Payment permitted pursuant to Section 7.06(g)(i).

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto.

“Term/Revolver Credit Agreement” means the Credit Agreement, dated as of the date hereof, governing the term loan and revolving facilities thereunder, among the Parent Borrower, the Term/Revolver Facility Administrative Agent and the several banks and other financial institutions from time to time parties thereto, as such agreement may be amended, supplemented, waived or otherwise modified from time to time, in each case to the extent permitted hereunder and under the ABL Intercreditor Agreement and any Permitted Refinancing thereof (unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Term/Revolver Credit Agreement), in each case, to the extent permitted hereunder.

“Term/Revolver Facility” means the collective reference to the Term/Revolver Credit Agreement, any Term/Revolver Loan Document, any notes and letters of credit issued pursuant thereto and any guarantee, security agreement, patent, trademark or copyright security agreements, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time, in each case to the extent permitted hereunder and under the ABL Intercreditor Agreement and any Refinancing Indebtedness thereof (unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Term/Revolver Facility).

“Term/Revolver Facility Administrative Agent” means DBNY, in its capacity as administrative agent under the Term/Revolver Credit Agreement or any successor agent under the Term/Revolver Loan Documents.

“Term/Revolver Facility Collateral Agent” means DBNY, in its capacity as collateral agent under the Term/Revolver Credit Agreement or any successor agent under the Term/Revolver Loan Documents.

“Term/Revolver Loan Documents” means, collectively, (i) the Term/Revolver Credit Agreement and (ii) the security documents, intercreditor agreements (including the ABL Intercreditor Agreement), guarantees, joinders and other agreements or instruments executed in connection with the Term/Revolver Facility or such other agreements, in each case, as amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time including in connection with a Permitted Refinancing of the Term/Revolver Facility.

“Term/Revolver Loans” means “Loans” as defined in the Term/Revolver Credit Agreement (as in effect on the date hereof).

“ Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term Benchmark Rate. Term Benchmark Loans may be denominated in Dollars, Canadian Dollars or Euros.

“Term Benchmark Borrowing” means, as to any Borrowing, the Loans bearing interest at a rate based on the Term Benchmark Rate comprising such Borrowing.

“ Term Benchmark Rate” means, for any Interest Period with respect to any Term Benchmark Borrowing:

(a)     denominated in Dollars, Adjusted Term SOFR;

(b)    denominated in Canadian Dollars, the rate per annum equal to the CDOR Rate; or

(c)     denominated in Euros, the rate per annum equal to the EURIBOR Rate.

provided that if any such rate shall be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement.

“Term/Revolver Obligations” means “Loan Obligations” as defined in the Term/Revolver Credit Agreement (as in effect on the date hereof).

“Term CORRA” means, for the applicable corresponding tenor, the forward-looking term rate based on CORRA that has been selected or recommended by the Relevant Governmental Body, and that is published by an authorized benchmark administrator and is displayed on a screen or other information service, as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of an Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice.

“ Term CORRA Notice” means the notification by the Administrative Agent to the Lenders of the applicable Class and the Borrower of the occurrence of a Term CORRA Transition Event.

“Term CORRA Transition Date” means, in the case of a Term CORRA Transition Event, the date that is set forth in the Term CORRA Notice provided to the Lenders of the applicable Class and the Borrower, for the replacement of the then-current Benchmark with the Benchmark Replacement described in clause (a)(y)(A) of such definition, which date shall be at least thirty (30) Business Days from the date of the Term CORRA Notice.

“ Term CORRA Transition Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, and is determinable for any Available Tenor, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Replacement, other than Term CORRA, has replaced CDOR in accordance with Section 3.09(a)(ii)(A).

“ Term SOFR” means,

(a)     for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)     for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“ Term SOFR Adjustment” means, for any calculation with respect to a SOFR Loan, 0.10%.

“ Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate reasonably selected by the Administrative Agent in its reasonable discretion).

“ Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Parent Borrower ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or 6.01(b).

“Threshold Amount” means $100,000,000.

“Title Company” means any title insurance company as shall be retained by Parent Borrower to issue the Mortgage Policies and reasonably acceptable to the Administrative Agent.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans (including Swingline Loans) and all L/C Obligations.

“Trade Date” has the meaning specified in Section 10.07(l).

“Transaction Expenses” means any fees or expenses incurred or paid by the Parent Borrower or any Restricted Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby in connection therewith.

“Transactions” means, collectively, (a) the funding of the term loans under the Term/Revolver Credit Agreement, (b) the Refinancing, (c) any Credit Extension made on the Closing Date under the Revolving Credit Facility, (d) revolving borrowings under the Term/Revolver Credit Agreement on the Closing Date, (e) the issuance of the Senior Secured Notes, (f) the consummation of any other transactions in connection with the foregoing and (g) the payment of Transaction Expenses.

“Type” means, with respect to a Loan denominated in Dollars, its character as a Base Rate Loan or a SOFR Loan and with respect to a Loan in an Alternative Currency, its character as a Eurocurrency Rate Loan, a Term Benchmark Loan or an RFR Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“ UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“ UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unaudited Financial Statements” means unaudited interim consolidated financial statements for the fiscal quarters ending March 31, 2019 and June 30, 2019.

“Unfinanced Capital Expenditures” means all Capital Expenditures, excluding:

(a) expenditures to the extent they are made with proceeds of the issuance of Equity Interests (other than any Cure ~~amount~~Amount (or any “Cure Amount” (as defined in the Term/Revolver Credit Agreement as in effect on the date hereof))) of, or a cash capital contribution to, the Parent Borrower or any Subsidiary after the Closing Date and/or financed with the proceeds of long-term indebtedness (other than Revolving Credit Loans),

(b) Capital Expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such Capital Expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Parent Borrower and the Subsidiaries within 15 months of receipt of such proceeds (or, if not made within such period of 15 months, are committed to be made during such period),

(c) interest capitalized during such period,

(d) expenditures that are accounted for as capital expenditures of such person that actually are paid for by a third party (excluding the Parent Borrower or any Subsidiary thereof) and for which neither the Parent Borrower nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period),

(e) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired,

(f) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business consistent with past industry practice, or

(g) Investments in respect of a Permitted Acquisition or other acquisition constituting an Investment.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“ U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning specified in Section 3.01.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash Amount” means, as to any Person on any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of such Person whether or not held in an account pledged to the Collateral Agent and (b) Cash and Cash Equivalents of such Person restricted in favor of the Facilities (which may also include Cash and Cash Equivalents securing other Indebtedness secured by a Lien on any Collateral along with the Facilities), in each case as determined in accordance with GAAP; it being understood and agreed that proceeds subject to Escrow shall be deemed to constitute “restricted cash” for purposes of the Unrestricted Cash Amount.

“Unrestricted Subsidiary” means (i) each Subsidiary of the Parent Borrower listed on Schedule 1.01C, (ii) any Subsidiary of the Parent designated by the Parent Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the date hereof and (iii) any Subsidiary of an Unrestricted Subsidiary. Notwithstanding the foregoing, no Subsidiary shall be an Unrestricted Subsidiary unless such Subsidiary is an “Unrestricted Subsidiary” under (and as defined in) the Term/Revolver Credit Agreement and Senior Secured Notes. For avoidance of doubt, neither the Borrower (as defined in the Term/Revolver Credit Agreement), nor any Subsidiary Borrower, shall be an Unrestricted Subsidiary hereunder.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.25.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Valuation Date” means (a) with respect to any Loan~~,~~ denominated in any Alternative Currency, each of the following: (i) each date of a Borrowing of ~~a Eurocurrency Rate~~such Loan denominated in an Alternative Currency, (ii) each date of a continuation of a ~~Eurocurrency Rate~~Term Benchmark Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by a L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (v) such additional dates as the Administrative Agent or a L/C Issuer shall determine or the Required Lenders shall require.

“Weekly Borrowing Base Certificate” has the meaning specified in Section 6.18.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan, as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) ~~(i)~~ The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transactions occur or, other than for determining the Applicable Rate or for determining actual compliance with the Financial Covenant, subsequent to such period and prior to or simultaneously with the event for which the calculation is made, the Fixed Charge Coverage Ratio, the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio and Consolidated EBITDA and any other financial calculation shall be calculated with respect to such period and such Specified Transactions on a Pro Forma Basis and shall be calculated for the applicable period of measurement (which may, at the Parent Borrower’s election, be the most recently ended twelve months) for which quarterly or fiscal year-end financial statements are internally available, as determined by the Parent Borrower, immediately preceding the date of such event.

(c) Where reference is made to “the Parent Borrower and its Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Parent Borrower other than Restricted Subsidiaries.

(d) In the event that the Parent Borrower (or any parent entity) elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Parent Borrower, the Lenders and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Total Leverage Ratio, the Secured Leverage Ratio and the First Lien Leverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Parent Borrower’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Parent Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Parent Borrower) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.

SECTION 1.04 Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.08 Exchange Rates; Currency Equivalents Generally.

(a) The Administrative Agent or each relevant L/C Issuer, as applicable, shall determine the Exchange Rates as of each Valuation Date to be used for calculating Alternative Currency Equivalent and Dollar Equivalent amounts of Credit Extensions and amounts outstanding hereunder denominated in Alternative Currencies. Such Exchange Rates shall become effective as of such Valuation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Valuation Date to occur. Except for purposes of financial statements delivered by the Parent Borrower hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be the Dollar Equivalent of such currency as so determined by the Administrative Agent (or, where applicable, each relevant L/C Issuer) at the Exchange Rate as of any Valuation Date.

(b) Notwithstanding the foregoing, in the case of Loans and Letters of Credit denominated in an Alternative Currency, the Administrative Agent and each relevant L/C Issuer may at periodic intervals (no more frequently than monthly (for both the Administrative Agent and such relevant L/C Issuer), or more frequently during the continuance of an Event of Default) recalculate the aggregate exposure under such Loans and Letters of Credit to account for fluctuations in the Exchange Rate affecting the Alternative Currency in which any such Loans and/or Letters of Credit are denominated. If, as a result of such recalculation the Total Outstandings exceed an amount equal to 103% of the Line Cap, the Parent Borrower will prepay Revolving Credit Loans and/or Cash Collateralize or Backstop the outstanding amount of Letters of Credit in the amount necessary to eliminate such excess.

(c) Whenever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a ~~Eurocurrency Rate~~ Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, ~~Eurocurrency Rate~~ Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 or a unit being rounded upward), as determined by the Administrative Agent or each relevant L/C ~~issuer~~Issuer, as the case may be.

(d) For the avoidance of doubt, in the case of a Loan denominated in an Alternative Currency, except as expressly provided herein, all interest and fees shall accrue and be payable thereon based on the actual amount outstanding in such Alternative Currency (without any translation into the Dollar Equivalent thereof).

(e) If at any time on or following the Closing Date all of the Participating Member States that had adopted the Euro as their lawful currency on or prior to the Closing Date cease to have the Euro as their lawful national currency unit, then the Parent Borrower, the Administrative Agent, and the Lenders will negotiate in good faith to amend the Loan Documents to (a) follow any generally accepted conventions and market practice with respect to redenomination of obligations originally denominated in Euro and (b) otherwise appropriately reflect the change in currency.

(f) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be the Exchange Rate. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from such Loan Party in the Agreement Currency, such Loan Party each agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

(g) Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien, Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(h) For purposes of determining compliance under the covenants herein, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in the Parent Borrower’s annual financial statements delivered pursuant to Section 6.01(a); provided, however, that the foregoing shall not be deemed to apply to the determination of whether Indebtedness is permitted to be incurred hereunder (which shall be subject to clause (i) below).

(i) For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the Dollar Equivalent of the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased plus accrued amounts, and any costs, fees and premiums paid in connection therewith.

SECTION 1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the amount available to be drawn under such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount available to be drawn under such Letter of Credit after giving effect to all such increases, whether or not such maximum amount at such times.

SECTION 1.10 Limited Condition Transactions.

(a) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of this Agreement which requires the calculation of the Fixed Charge Coverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio or any other financial ratio; or (ii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Total Assets or Consolidated EBITDA, if any), in each case, at the option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such transaction is permitted hereunder shall be deemed to be the date (the “LCT Test Date”), (x) the definitive agreement for such Limited Condition Transaction is entered into (or, in respect of any transaction described in clause (ii) of the definition of “Limited Condition Transaction,” delivery of irrevocable notice, declaration of dividend or similar event), and not at the time of consummation of such Limited Condition Transaction or (y) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law in another jurisdiction), the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction) (a “Public Offer”) in respect of a target of such acquisition, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent test period ending prior to the LCT Test Date, the Parent Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with; provided, however, that an LCT Election shall not apply to the calculation of Excess Availability or Specified Excess Availability.

(b) For the avoidance of doubt, if the Parent Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated Total Assets or Consolidated EBITDA on a consolidated basis or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if such ratios or baskets improve as a result of such fluctuations, such improved ratios and/or baskets may be utilized. If the Parent Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Parent Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires (or, if applicable, the irrevocable notice, declaration of dividend or similar event is terminated or expires or, as applicable, the offer in respect of a Public Offer for, such acquisition is terminated) without consummation of such Limited Condition Acquisition, any such ratio or basket shall be tested by calculating the availability under such ratio or basket on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and any associated Lien and the use of proceeds thereof; provided that Consolidated Interest Expense for purposes of the Interest Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Parent Borrower in good faith).

(c) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default, Specified ABL Event of Default or Specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Parent Borrower, be deemed satisfied, so long as no Default, Event of Default, Specified ABL Event of Default or Specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into. For the avoidance of doubt, if the Parent Borrower has exercised its option under this Section 1.10, and any Default, Event of Default, Specified ABL Event of Default or Specified Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

SECTION 1.11 Leverage Ratios. Notwithstanding anything to the contrary contained herein, for purposes of calculating any leverage ratio herein in connection with the incurrence of any Indebtedness, (a) there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Indebtedness and (b) to the extent the Indebtedness to be incurred is revolving Indebtedness, such incurred revolving Indebtedness (or if applicable, the portion (and only such portion) of the increased commitments thereunder) shall be treated as fully drawn.

SECTION 1.12 Cashless Rolls. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with loans made pursuant to any Additional Revolving Credit Commitment, loans made pursuant to Extended Revolving Credit Commitments or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars,” “in immediately available funds,” “in cash” or any other similar requirement.

SECTION 1.13 Certain Calculations and Tests. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the same section of any Loan Document that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with Section 7.09 hereof (but not actual compliance therewith), any Interest Coverage Ratio, any First Lien Leverage Ratio test, any Secured Leverage Ratio test and/or any Total Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the same section of any Loan Document that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that, for purposes of this Agreement, the Fixed Amounts under such section and any substantially concurrent borrowings under the Revolving Credit Facility (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

SECTION 1.14 Additional Alternative Currencies.

(a) The Parent Borrower may from time to time request that Revolving Credit Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable into Dollars. In the case of any such request with respect to the making of Revolving Credit Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of any Letter of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer that is being requested to issue such Letter of Credit.

(i) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 15 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Revolving Credit Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each applicable L/C Issuer thereof. Each Revolving Credit Lender (in the case of any such request pertaining to Revolving Credit Loans) or each applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Credit Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(ii) Any failure by a Revolving Credit Lender or applicable L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender or L/C Issuer, as the case may be, to permit Revolving Credit Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Revolving Credit Loans in such requested currency, the Administrative Agent shall so notify the Parent Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Revolving Credit Loans; and if the Administrative Agent and the applicable L/C Issuer consents to the issuance of a Letter of Credit in such requested currency, the Administrative Agent shall so notify the Parent Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuance by such L/C Issuer; provided that any agreement by an L/C Issuer to issue Letters of Credit in such requested currency may be limited to a specific Letter of Credit issuance and in any event shall not obligate any other L/C Issuer to issue any Letter of Credit in such requested currency. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.14, the Administrative Agent shall promptly so notify the Parent Borrower.

SECTION 1.15 Change of Currency. Each obligation of the Parent Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro. Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency

SECTION 1.16 Successor Companies. Notwithstanding anything to the contrary herein, with respect to any reference herein to the Parent Borrower, such reference shall automatically be deemed to refer to any Successor Company that assumes the obligations of such Person in accordance with this Agreement.

SECTION 1.17 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, the administration of, submission of, calculation of or any other matter related to any interest rate used in this Agreement (including, without limitation, the Base Rate, SOFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, SONIA, EURIBOR, or CDOR) or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section  3.09, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate (or component thereof) used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR, Base Rate, SONIA, EURIBOR Rate or CDOR Rateor any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Commitments and Credit Extensions

SECTION 2.01 The Loans. Subject to the terms and conditions set forth herein:

(a) [Reserved].

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, on and after the Closing Date, each Revolving Credit Lender severally agrees to make (or cause its Applicable Lending Office to make) Revolving Credit Loans to a Borrower from time to time during the Availability Period for the Revolving Credit Facility in Dollars or in an Approved Currency in an aggregate principal amount that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment; provided that, after giving effect to the making of any Revolving Credit Loans, (x) in no event shall the Total Outstandings exceed the Revolving Credit Commitments then in effect and (y) the Availability Conditions would be satisfied. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans ~~or Eurocurrency Rate~~, Term Benchmark Loans ~~Borrowings~~, RFR Loans, Conversions and Continuations of Loans.

(c) The Administrative Agent shall be authorized, in its discretion, at any time that any conditions in Section 4.02 are not satisfied, to make loans in Dollars (any such loans made pursuant to this Section 2.01(b), “Protective Advances”) under the Revolving Credit Facility (a) up to an aggregate amount not to exceed 5.00% of the Borrowing Base outstanding at any time, if the Administrative Agent reasonably deems such Protective Advances necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations; or (b) to pay any other amounts chargeable to Loan Parties under any Loan Documents, including costs, fees and expenses. Protective Advances shall constitute Obligations secured by the Collateral and shall be entitled to all of the benefits of the Loan Documents. Immediately upon the making of a Protective Advance, each applicable Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Administrative Agent a risk participation in such Protective Advance made under the Revolving Credit Facility, each Revolving Credit Lender shall purchase a risk participation in such Protective Advance in an amount equal to the product of such Revolving Credit Lender’s Applicable Adjusted Percentage times the principal amount of such Protective Advance (a “Protective Advance Participation”). The Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances by written notice to the Administrative Agent. No Protective Advance shall be outstanding after the earlier of (x) 20 Business Days after the date on which it was made or (y) the date on which the Required Lenders instruct the Administrative Agent to cease making Protective Advances. Absent such revocation, the Administrative Agent’s determination that the funding of a Protective Advance is appropriate shall be conclusive. In no event shall a Protective Advance be made if, after giving effect thereto the Revolving Credit Exposure of any Revolving Credit Lender would exceed the Revolving Credit Commitment of such Lender. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion and under no circumstance shall the Borrowers have the right to require that a Protective Advance be made.

(d) At any time that any Protective Advance is outstanding, the proceeds of any Revolving Credit Loan or Swing Line Loan that is made shall first be applied to the repayment of such Protective Advance upon the making of such Revolving Credit Loan or Swing Line Loan (and otherwise, each Revolving Credit Lender shall, upon request from the Administrative Agent, fund its Protective Advance Participation).

SECTION 2.02 Borrowings, Conversions and Continuation of Loans.

(a) Each Revolving Credit Borrowing, each conversion of Loans from one Type to the other, and each continuation of ~~Eurocurrency Rate~~Term Benchmark Loans or RFR Loans shall be made upon the Parent Borrower’s irrevocable notice (which notice may be telephonic if promptly followed by a written notice signed by a Responsible Officer), to the Administrative Agent. Each such notice must be received by the Administrative Agent not later than (i) 12:00 noon Local Time (A) three (3) Business Days prior to the requested date of any Dollar-denominated Borrowing of, conversion to or continuation of ~~Eurocurrency Rate Loans~~Term Benchmark Loans, or any

conversion of ~~Eurocurrency Rate~~Term Benchmark Loans to Base Rate Loans and (B) four (4) Business Days prior to the requested date of any Borrowing of ~~Eurocurrency Rate~~Term Benchmark Loans or RFR Loans denominated in an Alternative Currency, (ii) 2:00 p.m. Local Time on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Term Benchmark Loans or RFR Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof. Except as provided in Section 2.03(c), each Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof. Each Committed Loan Notice shall specify (i) whether the Parent Borrower is requesting a Revolving Credit Borrowing, a conversion of Loans from one Type to the other, or a continuation of ~~Eurocurrency Rate~~Term Benchmark Loans or RFR Loans, (ii) in the case of any Revolving Credit Borrowing, the Approved Currency for the requested Borrowing, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the Class, currency and principal amount of Loans to be borrowed, converted or continued, (v) in the case of Loans in Dollars, the Type of Loans to be borrowed or to which existing Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the account of the Parent Borrower to be credited with the proceeds of such Borrowing. If the Parent Borrower fails to specify a Type of Loan in a Committed Loan Notice with respect to a Borrowing in Dollars or fails to give a timely notice requesting a conversion or continuation with respect to a Borrowing in Dollars, then the applicable Loans shall be made or continued as, or converted to ~~Eurocurrency Rate~~SOFR Loans with an Interest Period of one (1) month (subject to the definition of “Interest Period”). Any such automatic conversion or continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurocurrency Rate~~Term Benchmark Loans. If the Parent Borrower fails to give a timely notice requesting a conversion or continuation with respect to a Term Benchmark Borrowing in an Alternative Currency, then it will be deemed to have requested a conversion or continuation for an Interest Period of one (1) month. If the Parent Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurocurrency Rate~~Term Benchmark Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. For the avoidance of doubt, the Parent Borrower and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Parent Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent by wire transfer in immediately available funds at the Administrative Agent’s Principal Office not later than 1:00 p.m. Local Time for ~~Eurocurrency Rate~~Term Benchmark Loans and RFR Loans, and and 3:00 p.m. Local Time for Base Rate Loans on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01 and Section 4.02, the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Parent Borrower maintained with the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Parent Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Parent Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied first, to the payment in full of any such L/C Borrowings and second, to the Parent Borrower as provided above.

(c) Except as otherwise provided herein, a ~~Eurocurrency Rate~~Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurocurrency Rate~~Term Benchmark Loan unless the Parent Borrower pays the amount due, if any, under Section 3.04 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that (i) no Loans may be converted to or continued as ~~Eurocurrency Rate~~Term Benchmark Loans and (ii) unless repaid, each ~~Eurocurrency Rate~~Term Benchmark Loan denominated in Dollars shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.

(d) The Administrative Agent shall promptly notify the Parent Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for ~~Eurocurrency Rate~~Term Benchmark Loans upon determination of such interest rate. The determination of the ~~Eurocurrency~~Term Benchmark Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

(e) Anything in clauses (a) through (d) above to the contrary notwithstanding, after giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than twenty (20) Interest Periods in effect at any time for all Borrowings of ~~Eurocurrency Rate~~Term Benchmark Loans plus up to three (3) additional Interest Periods in respect of each Incremental Facility.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) For the avoidance of doubt, no conversion or continuation of any Loan pursuant to this Section shall affect the currency in which such Loan is denominated prior to any such conversion or continuation and each such Loan shall remain outstanding denominated in the currency originally issued.

SECTION 2.03 Letters of Credit.

(a) The Letter of Credit Commitments.

(i) Subject to the terms and conditions set forth herein, (1) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders under the Revolving Credit Facility set forth in this Section 2.03, (x) from time to time on any Business Day following the Closing Date before the Letter of Credit Facility Expiration Date, to issue Letters of Credit for the account of the Parent Borrower (provided, that any Letter of Credit may be for the account of any Restricted Subsidiary of the Parent Borrower with the approval of the applicable L/C Issuer (such approval not to be unreasonably withheld or delayed); provided, further that the Parent Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Parent Borrower, and that the Parent Borrower’s business derives substantial benefits from the businesses of such Subsidiaries, and the Parent Borrower hereby irrevocably agrees to be bound jointly and severally to reimburse the applicable L/C Issuer for amounts drawn on any Letter of Credit issued for the account of any Subsidiary) and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Letters of Credit and (2) the Revolving Credit Lenders under the Revolving Credit Facility severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit and no Revolving Credit Lender shall be obligated to participate in any Letter of Credit if immediately after giving effect to such L/C Credit Extension, (v) Excess Availability would be less than $0, (w) the Total Outstandings would exceed the Revolving Credit Commitments then in effect, (x) the sum of the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, would exceed such Lender’s Revolving Credit Commitment, (y) the aggregate L/C Exposure would exceed the Letter of Credit Sublimit or (z) the aggregate L/C Exposure in respect of Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment. Letters of Credit shall constitute utilization of the Revolving Credit Commitments. Within the foregoing limits, and subject to the terms and conditions hereof, the Parent Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Parent Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. It is hereby acknowledged and agreed that each of the letters of credit described on Schedule 2.03(a) (the “Existing Letters of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement and shall be deemed issued under this Agreement on the Closing Date.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the relevant L/C Issuer has approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Facility Expiration Date, unless the relevant L/C Issuer has approved such expiry date (it being understood that the participations of the Revolving Credit Lenders under the Revolving Credit Facility in any undrawn Letter of Credit shall in any event terminate on the Letter of Credit Facility Expiration Date);

(D) in the case of Letters of Credit, if such Letter of Credit is to be denominated in a currency other than Dollars or an Approved Currency; or

(E) any Lender of the applicable Class is at such time a Defaulting Lender, nor shall any L/C Issuer be under any obligation to extend or amend existing Letters of Credit, unless such L/C Issuer has entered into arrangements, including reallocation of such Lender’s Applicable Percentage of the applicable outstanding L/C Obligations pursuant to Section 2.16 or the delivery of Cash Collateral, with the Parent Borrower or such Lender to eliminate such L/C Issuer’s actual or potential L/C Exposure (after giving effect to Section 2.16) with respect to such Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential L/C Exposure; or

(F) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer or one or more policies of such L/C Issuer applicable to letters of credit in general;

(G) such Letter of Credit is not a standby letter of credit; or

(H) such Letter of Credit is in an initial amount less than $10,000.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) The aggregate L/C Commitments of all the L/C Issuers shall be less than or equal to the Letter of Credit Sublimit at all times.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Parent Borrower hand delivered or facsimiled (or transmitted by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Parent Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer not later than 1:00 p.m., Local Time, at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for the issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof in Dollars and, in the case of Letters of Credit denominated in an Alternative Currency, the Approved Currency thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. If requested by the L/C Issuer, the Parent Borrower also shall submit a letter of credit application on the L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) The Parent Borrower shall provide the Administrative Agent with a copy of any Letter of Credit Application. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Parent Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage of the Revolving Credit Facility times the amount of such Letter of Credit.

(iii) If the Parent Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Parent Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Facility Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice on or before the day that is five (5) Business Days before the Non-extension Notice Date from the Administrative Agent or any Revolving Credit Lender under the Revolving Credit Facility, as applicable, or the Parent Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Parent Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any compliant drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Parent Borrower and the Administrative Agent thereof. On the Business Day immediately following the Business Day on which the Parent Borrower shall have received notice of any payment by an L/C Issuer under a Letter of Credit (or, if the Parent Borrower shall have received such notice later than 1:00 p.m. Local Time on any Business Day, on the second succeeding Business Day) (such date of payment, an “Honor Date”), the Parent Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (which reimbursement, in the case of a Letter of Credit denominated in an Alternative Currency, shall be in such Alternative Currency). If the Parent Borrower fails to so reimburse such L/C Issuer on the Honor Date (or if any such reimbursement payment is required to be refunded to the Parent Borrower for any reason), then the Administrative Agent shall promptly notify the applicable L/C Issuer and each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (and in the case of a Letter of Credit denominated in any Alternative Currency other than Canadian Dollars, Euros or Pounds Sterling, the Dollar Equivalent of such unreimbursed drawing) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Applicable Percentage thereof. In the event that the Parent Borrower does not reimburse the L/C Issuer on the Business Day following the date it receives notice of the Honor Date (or, if the Parent Borrower shall have received such notice later than 1:00 p.m. Local Time on any Business Day, on the second succeeding Business Day), the Parent Borrower shall be deemed to have requested, for the account of the Parent Borrower, a Revolving Credit Borrowing of Base Rate Loans (in the case of any Unreimbursed Amount in respect of a Letter of Credit denominated in Dollars ~~or in an Alternative Currency other than Canadian Dollars, Euros or~~), RFR Loans (in the case of any Unreimbursed Amount in respect of a Letter of Credit denominated in Pounds Sterling) or ~~Eurocurrency Rate~~Term Benchmark Loans with a period of one month (in the case of any Unreimbursed Amount in respect of a Letter of Credit denominated in an Alternative Currency ~~consisting of Canadian Dollars, Euros or Pounds Sterling, which Eurocurrency Rate~~which Term Benchmark Loans shall be in the same Alternative Currency in which the relevant Letter of Credit is denominated) to be disbursed on such date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans or ~~Eurocurrency Rate~~Term Benchmark Loans, as applicable, nor the conditions set forth in Section 4.02, but subject to the amount of the unutilized portion of the relevant Revolving Credit Commitments in respect of the Revolving Credit Facility. For the avoidance of doubt, if any drawing occurs under a Letter of Credit and such drawing is not reimbursed on the same day as the day on which it is paid, such drawing shall, without duplication, accrue interest at the rate applicable to Base Rate Loans ~~or Eurocurrency Rate~~, RFR Loans or Term Benchmark Loans, as applicable, under the Revolving Credit Facility until the date of reimbursement.

(ii) Each Revolving Credit Lender of the applicable Class (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Principal Office for payments in an amount equal to its Applicable Percentage of any Unreimbursed Amount in respect of a relevant Letter of Credit not later than 1:00 p.m., Local Time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan (or, in the case of any Unreimbursed Amount in respect of a Letter of Credit denominated in an Alternative Currency, ~~a Eurocurrency Rate~~either an RFR Loan (in the case of any Unreimbursed Amount in respect of a Letter of Credit denominated in Pounds Sterling) or a Term Benchmark Loan with an interest period of one month denominated in such Alternative Currency) to the Parent Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer in accordance with the instructions provided to the Administrative Agent by such L/C Issuer (which instructions may include standing payment instructions, which may be updated from time to time by such L/C Issuer, provided that, unless the Administrative Agent shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to the Administrative Agent).

(iii) With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing for any reason, the Parent Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in Dollars (with respect to a Dollar denominated Letter of Credit) or in Alternative Currency (with respective to an Alternative Currency denominated Letter of Credit), in each case in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Base Rate Loans under the Revolving Credit Facility or ~~Eurocurrency Rate~~RFR Loans or Term Benchmark Loans with an interest period of one month under the Revolving Credit Facility, as applicable. In such event, each Revolving Credit Lender’s payment under the Revolving Credit Facility to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender under the Revolving Credit Facility funds its Revolving Credit Loan under the Revolving Credit Facility or relevant L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any relevant Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Percentage of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or relevant L/C Advances to reimburse an L/C Issuer for amounts drawn under relevant Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Parent Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing, and shall survive the payment in full of the Obligations and the termination of this Agreement. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Parent Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any relevant Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender under the Revolving Credit Facility fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at the Overnight Rate. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender under the Revolving Credit Facility (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent demonstrable error.

(vii) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender under the Revolving Credit Facility such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Parent Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to each Revolving Credit Lender under the Revolving Credit Facility its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(viii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender of the applicable Class shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate.

(d) Obligations Absolute. The obligation of the Parent Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a document that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Loan Obligations of any Loan Party in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Parent Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are waived by the Parent Borrower to the extent permitted by applicable Law) suffered by the Parent Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(e) Role of L/C Issuers. Each Lender and the Parent Borrower agrees that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Parent Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Parent Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Parent Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Parent Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Parent Borrower caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of a Letter of Credit (in each case, as determined by a court of competent jurisdiction in a final non-appealable decision). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f) Cash Collateral. In addition to any other provision under this Agreement requiring Cash Collateral to be provided, (i) if the relevant L/C Issuer has honored any full or partial drawing under any Letter of Credit and such drawing has resulted in an L/C Borrowing for reasons other than the failure of a Revolving Credit Lender to fulfill its obligations under clause (c)(ii) above, (ii) if, as of the Letter of Credit Facility Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) if any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Parent Borrower to Cash Collateralize or Backstop the L/C Obligations pursuant to Section 8.02(c) or (iv) an Event of Default set forth under Section 8.01(f) or (g) occurs and is continuing, then the Parent Borrower shall Cash Collateralize or Backstop the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount plus any accrued or unpaid fees thereon determined as of the date such Cash Collateral is provided).

The Parent Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders under the Revolving Credit Facility, a security interest in all such cash, deposit accounts, Cash Collateral Account and all balances therein and all proceeds of the foregoing that secure any of its L/C Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Interest or profits, if any, on such investments shall accumulate in such account for the benefit of the Parent Borrower. Cash Collateral shall be maintained in accounts satisfactory to the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Credit Lenders under the Revolving Credit Facility and may be invested in readily available Cash Equivalents at its sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the L/C Exposure, the Parent Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts specified by the Administrative Agent, an amount equal to the excess of (a) such L/C Exposure over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the L/C Exposure plus costs incidental thereto and so long as no other Event of Default has occurred and is continuing, the excess shall be refunded to the Parent Borrower. If such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral (including any accrued interest thereon) shall be refunded to the Parent Borrower.

(g) Letter of Credit Fees. The Parent Borrower shall pay to the Administrative Agent in Dollars for the account of each Revolving Credit Lender under the Revolving Credit Facility in accordance with its Applicable Percentage, a relevant Letter of Credit fee for each relevant Letter of Credit issued on its behalf pursuant to this Agreement equal to the product of (i) the Applicable Rate for relevant Letter of Credit fees and (ii) the daily maximum amount then available to be drawn under such Letter of Credit. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Facility Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(h) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Parent Borrower shall pay directly to each L/C Issuer for its own account a fronting fee (a “Fronting Fee”) in Dollars with respect to each Letter of Credit issued by such L/C Issuer in an amount to be agreed between the Parent Borrower and such L/C Issuer (but in any case, not to exceed 0.125% per annum) of the daily maximum amount then available to be drawn under such Letter of Credit. Such Fronting Fees shall be computed on a quarterly basis in arrears. Such Fronting Fees shall be due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Facility Expiration Date and thereafter on demand. In addition, the Parent Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(i) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(j) Addition of an L/C Issuer. A Revolving Credit Lender (or any of its Subsidiaries or affiliates) under the Revolving Credit Facility may become an additional L/C Issuer hereunder pursuant to a written agreement among the Parent Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(k) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Parent Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit) the rules of the ISP shall be stated therein and apply to each Letter of Credit.

(l) Indemnification of L/C Issuers. To the extent not indemnified by the Parent Borrower or any other Loan Party pursuant to Section 10.05, the Revolving Credit Lenders hereby agree to indemnify each L/C Issuer for all Indemnified Liabilities, subject to the terms and limitations set forth in Section 10.05. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Parent Borrower for, and no L/C Issuer’s rights and remedies against the Parent Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the applicable L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

SECTION 2.04 Swingline Loans.

(a) The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in this Section, agrees to make Swingline Loans to the Parent Borrower from time to time on any Business Day before the applicable Maturity Date, in an aggregate principal amount not to exceed at any time outstanding such Swingline Lender’s Swingline Commitment; provided that, after giving effect to any Swingline Loan, (i) in no event shall the Total Outstandings exceed the Revolving Credit Commitments then in effect, (ii) the sum of the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swingline Loans shall not exceed such Lender’s Revolving Credit Commitment (iii) the Outstanding Amount of all Swingline Loans shall not exceed the Swingline Sublimit and (iv) Excess Availability would not be less than $0. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow Swingline Loans without premium or penalty. The Swingline Lender’s Swingline Commitment shall expire on the Maturity Date for the Revolving Credit Facility. All Swingline Loans and all other amounts owed hereunder with respect to the Swingline Loans shall be paid in full on the earlier of the Maturity Date for the Revolving Credit Facility and 10 Business Days after the date of such borrowing.

(b) Borrowing Procedures for Swingline Loans. Each Swingline Borrowing shall be made upon the Parent Borrower’s irrevocable notice (which notice may be telephonic if promptly followed by a written notice signed by a Responsible Officer) to the Swingline Lender and the Administrative Agent. Each such notice shall be in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Parent Borrower, and must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. Local Time on the date of the requested Swingline Borrowing, and such notice shall specify (i) the amount to be borrowed, which shall be in a minimum of $500,000 or a larger multiple of $100,000 and (ii) the date of such Swingline Borrowing (which shall be a Business Day). Promptly after receipt by a Swingline Lender of such notice, such Swingline Lender will confirm with the Administrative Agent that the Administrative Agent has also received such notice and, if not, the Swingline Lender will notify the Administrative Agent of the contents thereof. Subject to the terms and conditions set forth herein, the Swingline Lender shall make each Swingline Loan available to the Parent Borrower, by wire transfer thereof in accordance with instructions provided to (and reasonably acceptable to) such Swingline Lender, not later than 3:00 p.m. Local Time on the requested date of such Swingline Loan (which instructions may include standing payment instructions, which may be updated from time to time by the Parent Borrower, provided that, unless the Swingline Lender shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to the Swingline Lender). Notwithstanding anything herein to the contrary, no Swingline Lender shall be obligated to make any Swingline Loans (A) if it has elected not to do so after the occurrence and during the continuation of an Event of Default, (B) it does not in good faith believe that all conditions under Section 4.02 to the making of such Swingline Loan have been satisfied or waived by the Required Lenders or (C) at a time when any Revolving Credit Lender is a Defaulting Lender as set forth in Section 2.16 and the amount of such Defaulting Lender’s participation in Swingline Loans has not been reallocated to non-Defaulting Lenders or Cash Collateralized or Backstopped in full.

(c) Refinancing of Swingline Loans.

(i) With respect to any Swingline Loans which have not been voluntarily prepaid by the Parent Borrower pursuant to Section 2.05(a)(ii) or repaid pursuant to clause (a) above, the Swingline Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (which the Administrative Agent shall deliver to the Lenders) with a copy to the Parent Borrower, no later than 11:00 a.m. at least one Business Day in advance of the proposed Credit Extension, a notice (which shall be deemed to be a Committed Loan Notice given by the Parent Borrower) requesting that each Revolving Credit Lender make Revolving Credit Loans that are Base Rate Loans to the Parent Borrower on the date of such Credit Extension in an amount equal to the amount of such Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date such notice is given which the Swingline Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Credit Loans made by the Lenders other than the Swingline Lender shall be immediately delivered by the Administrative Agent to the Swingline Lender (and not to the Parent Borrower) and applied to repay a corresponding portion of the applicable Refunded Swingline Loans and (2) on the day such Revolving Credit Loans are made, the Swingline Lender’s Applicable Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Credit Loan made by the Swingline Lender to the Parent Borrower, and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans but shall instead constitute part of the Swingline Lender’s outstanding Revolving Credit Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Parent Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Credit Lenders in the manner contemplated by Section 2.13.

(ii) If for any reason any Swingline Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i) in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans on or before the third Business Day after demand for payment thereof by the Swingline Lender, each of the Revolving Credit Lenders shall be deemed to have purchased, and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its Applicable Percentage of the applicable unpaid amount together with accrued interest thereon (“Swingline Participations”). Upon one Business Days’ notice from the Swingline Lender, each Revolving Credit Lender shall deliver to the Swingline Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of the Swingline Lender. In order to evidence such participation, each such Revolving Credit Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to the Swingline Lender.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the Swingline Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such Swingline Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of a Swingline Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Parent

Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party; (D) any breach of this Agreement or any other Loan Document by any party thereto; or (E) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of participations shall relieve or otherwise impair the obligation of the Parent Borrower to repay Swingline Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, such Swingline Lender will promptly remit such Revolving Credit Lender’s Applicable Percentage of such payment to the Administrative Agent (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participation was funded) in like funds as received by the Swingline Lender, and any such amounts received by the Administrative Agent will be remitted by the Administrative Agent to the Revolving Credit Lenders that shall have funded their participations pursuant to Section 2.04(c)(ii) to the extent of their interests therein.

(ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by such Swingline Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Credit Lender shall pay to such Swingline Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned at a rate per annum equal to the Federal Funds Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Revolving Credit Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Payments Directly to Swingline Lenders. Except as otherwise expressly provided herein, the Parent Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender at its Principal Office.

(f) Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any tranche of Revolving Credit Commitments, Additional Revolving Credit Commitments or Extended Revolving Credit Commitments (such expiring tranche, the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Credit Commitments, Additional Revolving Credit Commitments or Extended Revolving Credit Commitments available in Dollars is or are in effect with a longer Maturity Date (each, a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swingline Loan, if consented to by the Swingline Lender, on the earliest occurring Maturity Date such Swingline Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation the amount of Swingline Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized or Backstopped and (y) notwithstanding the foregoing, if a Default has occurred and is continuing, the applicable Parent Borrower shall still be obligated to pay Swingline Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the Maturity Date of the Expiring Credit Commitment. On the Maturity Date of any Expiring Credit Commitment, the sublimit for Swingline Loans shall be agreed solely with the Swingline Lender.

SECTION 2.05 Prepayments.

(a) Optional Prepayments.

(i) The Borrowers may, upon notice to the Administrative Agent by the Parent Borrower, at any time or from time to time voluntarily prepay any Borrowing of any Class in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m., Local Time (A) three (3) Business Days prior to any date of prepayment of ~~Eurocurrency Rate~~Term Benchmark Loans or RFR Loans and (B) on the date of prepayment of Base Rate Loans and (2) any prepayment of Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Parent Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a ~~Eurocurrency Rate~~Term Benchmark Loan or an RFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04.

(ii) The Parent Borrower may, upon delivery of a notice to the Swingline Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. Local Time on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Parent Borrower, unless rescinded, the Parent Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Parent Borrower may rescind any notice of prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(b) Mandatory Prepayments.

(i) [reserved].

(ii) If for any reason the aggregate Revolving Credit Exposure of all Lenders under any Revolving Credit Facility at any time exceeds the aggregate Line Cap under such Revolving Credit Facility then in effect, the Borrowers shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans under such Revolving Credit Facility and/or Cash Collateralize or Backstop the L/C Obligations under such Revolving Credit Facility in an aggregate amount equal to such excess; provided that the Borrowers shall not be required to Cash Collateralize or Backstop the L/C Obligations under such Revolving Credit Facility pursuant to this Section 2.05(b)(ii) unless after the prepayment in full of the Revolving Credit Loans under such Revolving Credit Facility the aggregate Revolving Credit Exposures under such Revolving Credit Facility exceed the aggregate Line Cap under such Revolving Credit Facility.

(iii) At all times after the occurrence and during the continuance of a Cash Dominion Period and notification thereof by the Administrative Agent to the Parent Borrower, on each Business Day, at or before 1:00 p.m., New York city time, the Administrative Agent shall apply on a daily basis all immediately available funds credited to the Dominion Account or otherwise received by the Administrative Agent for application to the Obligations in accordance with Section 8.04 (except (A) clause First thereof and (B) to Obligations under Cash Management Agreements or Secured Hedge Agreements).

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon in the currency in which such Loan is denominated, together with, in the case of any such prepayment of a ~~Eurocurrency Rate~~Term Benchmark Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such ~~Eurocurrency Rate~~Term Benchmark Loan pursuant to Section 3.04.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of ~~Eurocurrency Rate~~Term Benchmark Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such ~~Eurocurrency Rate~~Term Benchmark Loan prior to the last day of the Interest Period therefor, the Parent Borrower may, in its sole discretion, deposit with the Administrative Agent in the currency in which such Loan is denominated the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Such deposit shall constitute cash collateral for the ~~Eurocurrency Rate~~Term Benchmark Loans to be so prepaid, provided that the Parent Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.05.

SECTION 2.06 Termination or Reduction of Commitments.

(a) Optional. The Parent Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce, (A) the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Line Cap, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of all L/C Obligations would exceed the Letter of Credit Sublimit or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of all Swingline Loans would exceed the Swingline Sublimit; provided, further, that, upon any such partial reduction of the Letter of Credit Sublimit or the Swingline Sublimit, unless the Parent Borrower, the Administrative Agent and the relevant L/C Issuer or the Swingline Lender, as the case may be, otherwise agree, the commitment of each L/C Issuer or the Swingline Lender to issue Letters of Credit or extend Swingline Loans, as applicable, will be reduced proportionately by the amount of such reduction. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swingline Sublimit unless, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, exceeds the amount of the Revolving Credit Facility, in which case such sublimit shall be automatically reduced by the amount of such excess. Notwithstanding the foregoing, the Parent Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Revolving Credit Commitments shall terminate on the Maturity Date therefor. The Extended Revolving Credit Commitments and any Additional Revolving Credit Commitments shall terminate on the respective maturity dates applicable thereto.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Applicable Percentage of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.06). All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

SECTION 2.07 Repayment of Loans.

(a) [Reserved].

(b) Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for each Revolving Credit Facility the principal amount of each of its Revolving Credit Loans outstanding on such date under such Revolving Credit Facility.

(c) Swingline Loans. The Borrowers shall repay the aggregate principal amount of all of its Swingline Loans outstanding on the earlier of the Maturity Date for the Revolving Credit Facility and 10 Business Days after the date of such borrowing.

SECTION 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i~~) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate, (ii~~) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate ~~and~~ (~~iii~~ii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans~~.~~, (iii) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term Benchmark Rate therefor plus the Applicable Rate and (iv) each RFR Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Adjusted Daily Simple RFR Rate therefor plus the Applicable Rate.

(b) The Borrowers shall pay interest on past due amounts under this Agreement at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand to the fullest extent permitted by and subject to applicable Laws, including in relation to any required additional agreements.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

SECTION 2.09 Fees. In addition to certain fees described in Sections 2.03(g) and (h):

(a) Commitment Fees. The Borrowers shall pay to the Administrative Agent, for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) in an amount equal to the Applicable Fee Rate times the average daily amount by which the Revolving Credit Commitment of such Revolving Credit Lender exceeds the Revolving Credit Exposure of such Revolving Credit Lender (excluding when calculating such Revolving Credit Exposure, the aggregate Outstanding Amount of Swingline Loans and/or Swingline Participations and the aggregate Outstanding Amount of Protective Advances and/or Protective Advance Participations of such Revolving Credit Lender); provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender, except to the extent that such commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The ~~commitment fees~~Commitment Fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the tenth calendar day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The ~~commitment fees~~Commitment Fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(b) Other Fees. The Borrowers shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrowers and the applicable Agent).

SECTION 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed, or, in the case of Pounds Sterling, on the basis of a three hundred and sixty-five day year. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

SECTION 2.11 Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by one or more entries in the Register. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loan Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall be conclusive in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender or its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the Register and the accounts and records of any Lender in respect of such matters, the Register shall be conclusive in the absence of demonstrable error.

SECTION 2.12 Payments Generally.

(a) All payments by the Borrowers of principal, interest, fees and other Obligations shall be made (i) with respect to the Swingline Loans, in Dollars, and (ii) with respect to the Revolving Credit Commitments and Letters of Credit, in the applicable Approved Currency in which such Obligations are denominated, without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office and in immediately available funds not later than 2:00 p.m., Local Time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. All payments received by the Administrative Agent after 2:00 p.m., Local Time, shall (in the sole discretion of the Administrative Agent) be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Other than as specified herein, all payments under each Loan Document of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in Dollars.

(b) If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of ~~Eurocurrency Rate~~Term Benchmark Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrowers or any Lender have notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment on such date in accordance with Section 2.02 and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then

(i) if the Borrowers failed to make such payment, then each of the applicable Lenders severally agree to pay to the Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lenders in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lenders to the date such amount is repaid to the Administrative Agent in immediately available funds at the Overnight Rate plus, to the extent reasonably requested in writing by the Administrative Agent, any administrative, processing or similar fees to the extent customarily charged by such Administrative Agent to generally similarly situated borrowers (but not necessarily all such borrowers) in connection with the foregoing; it being understood that nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing plus, to the extent reasonably requested in writing by the Administrative Agent, any administrative, processing or similar fees to the extent customarily charged by such Administrative Agent to generally similarly situated borrowers (but not necessarily all such borrowers) in connection with the foregoing. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Parent Borrower, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at the interest rate applicable to such Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Parent Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent demonstrable error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make its payment under Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation or to make its payment under Section 9.07.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Loan Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Applicable Percentage of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Loan Obligations then owing to such Lender.

SECTION 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or its participations in L/C Obligations and Swingline Loans, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations and Swingline Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon and (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations and Swingline Loans to any assignee or participant or the application of Cash Collateral pursuant to, and in accordance with, the terms of this Agreement. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Loan Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Loan Obligations purchased.

SECTION 2.14 Incremental Credit Extensions.

(a) The Borrowers may, at any time, increase the Revolving Credit Commitments by (i) adding an additional Class of Commitments that is in the form of a separate “first-in, last-out” or “last-out” tranche, which shall take the form of term loans (each, a “FILO Tranche”) or (ii) increase the aggregate amount of the Revolving Credit commitments of any then-existing Class (each a “Revolving Credit Commitment Increase” and the loans thereunder, “Incremental Revolving Loans”; and the commitments in respect thereof, the “Incremental Revolving Credit Commitments” or the “Incremental Facilities”); provided that:

(i) unless the Administrative Agent otherwise agrees, no Incremental Revolving Credit Commitment may be less than $5,000,000,

(ii) except as the Borrowers and any Lender may separately agree, no Lender shall be obligated to provide any Incremental Revolving Credit Commitment, and the determination to provide such Commitments shall be within the sole and absolute discretion of such Lender,

(iii) no Incremental Facility or Incremental Revolving Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of any Incremental Revolving Credit Commitment or Incremental Revolving Loan,

(iv) the terms of any Incremental Facility established as a FILO Tranche may have interest rate margins, rate floors, upfront fees, funding discounts and original issue discounts, in each case, as agreed among the Borrowers and the lenders providing such FILO Tranche (which, for the avoidance of doubt, shall not require any adjustment to the Applicable Rate of other revolving loans to be set forth in any Incremental Amendment) so long as (A) any loans and related obligations in respect of the FILO Tranche are not to be guaranteed by any Person other than the Guarantors and are not secured by any assets other than Collateral; (B) as between (x) the Obligations (other than the FILO Tranche) and (y) the FILO Tranche, all proceeds from the liquidation or other realization of the Collateral or application of funds shall be applied, subject to the ABL Intercreditor Agreement, first to the Obligations (other than the FILO Tranche), and second to the FILO Tranche; (C) the Borrowers may not prepay loans under the FILO Tranche unless the Payment Conditions have been satisfied; (D) the Required Lenders (calculated as excluding the Lenders under the FILO Tranche) shall control exercise of remedies in respect of the Collateral; (E) the final maturity of any FILO Tranche shall not occur, and no FILO Tranche shall require mandatory commitment reductions prior to, the Latest Maturity Date at such time of incurrence; (F) [reserved]; (G) the advance rates for such FILO Tranche shall be reasonably satisfactory to the Administrative Agent; (H) no more than one FILO Tranche shall be outstanding at any time and (I) except as otherwise set forth above, the terms of any FILO Tranche are not materially more favorable to the lenders providing such FILO Tranche (except for covenants or other provisions (I) conformed (or added) in the Loan Documents pursuant to the related Incremental Amendment for the benefit of all Lenders or (II) applicable only to periods after the Latest Maturity Date as of the date of incurrence of such Incremental Facility),

(v) the terms of any Incremental Facility established as a Revolver Credit Commitment Increase shall be identical to those applicable to the applicable then-existing Class (except with respect to structuring, arranger fees and other similar fees),

(vi) no Incremental Facility may have a final maturity date earlier than (or require scheduled amortization or mandatory commitment reductions prior to) the Latest Maturity Date,

(vii) no Event of Default shall exist immediately prior to or after giving effect to such Incremental Facility (or, if the proceeds of such Incremental Revolving Credit Commitments constitute a FILO Tranche and are being used to finance a Permitted Acquisition, no Event of Default under Sections 8.01(a) or (f) shall have occurred and be continuing at the time of entering into a definitive agreement in respect thereof); provided, that in connection with a FILO Tranche incurred to consummate a Limited Condition Transaction, if agreed by the lenders providing such FILO Tranche, the test under this clause (vii) shall solely be tested at the time of the execution of the applicable purchase agreement related to the applicable Limited Condition Transaction (or, in the case of any prepayment, redemption or offer to purchase Indebtedness in a Limited Condition Transaction specified in clause (ii) of the definition thereof, the date of the notice of prepayment or redemption or transmittal of offer to purchase),

(viii) the aggregate principal amount of all Incremental Facilities incurred following the Closing Date under this Section 2.14 shall not exceed, at the time of incurrence thereof, the sum of (A) $75,000,000, (B) the amount by which the Borrowing Base (calculated on a Pro Forma Basis for any Permitted Acquisition or other similar Investment) exceeds the Revolving Credit Commitments at any such time of calculation and (C) the amount of any permanent reduction(s) of the Revolving Credit Commitments since the Closing Date; and

(ix) the representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified); provided that if the proceeds of such Incremental Revolving Credit Commitments constitute a FILO Tranche and are being used to finance a Permitted Acquisition, the accuracy of the representations and warranties shall refer to the accuracy of the representations and warranties that would constitute customary (as reasonably determined by the Parent Borrower) “Specified Representations” and the reference to “Material Adverse Effect” in such customary “Specified Representations” shall be understood for this purpose to refer to “Material Adverse Effect” or similar definition as defined in the main transaction agreement governing such Permitted Acquisition or similar Investment.

(b) Incremental Revolving Credit Commitments shall become additional Commitments pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each lender providing such Incremental Revolving Credit Commitments (provided, that each lender providing such Incremental Revolving Credit Commitments shall be subject to the approval of the Administrative Agent and, to the extent the same would be required for an assignment under Section 10.07(b), the L/C Issuers and the Swingline Lender (which approvals shall not be unreasonably withheld) unless such lender is a Revolving Credit Lender), and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.14, including amendments as deemed necessary by the Administrative Agent to address technical issues relating to funding and payments.

(c) This Section 2.14 shall supersede any provisions in Section 2.12 or 10.01 to the contrary.

(d) The proceeds of any Incremental Facility may be used by the Parent Borrower and its Subsidiaries for working capital and other general corporate purposes, including (i) the financing of Permitted Acquisitions and other permitted Investments and (ii) any other use not prohibited by this Agreement.

SECTION 2.15 Extensions of Revolving Credit Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Parent Borrower to all Lenders of any Class of Revolving Credit Commitments, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Revolving Credit Commitments of the applicable Class) and on the same terms to each such Lender, the Parent Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Revolving Credit Commitments of the applicable Class and otherwise modify the terms of Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Revolving Credit Commitments (and related outstandings)) (each, an “Extension,” and each group of Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Revolving Credit Commitments (in each case not so extended) and any Extended Revolving Credit Commitments (as defined below) shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted, it being understood that an Extension may be in the form of an increase in the amount of any Revolving Credit Commitments otherwise satisfying the criteria set forth below), so long as the following terms are satisfied:

(i) except as to interest rates, fees and final and extended maturity (which shall be determined by the Parent Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Class of Revolving Credit Commitments (and related outstandings); provided that at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different maturity dates,

(ii) [reserved],

(iii) [reserved],

(iv) [reserved],

(v) if the aggregate principal amount of the Revolving Credit Commitments in respect of which Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments of such Class offered to be extended by the Parent Borrower pursuant to such Extension Offer, then the Revolving Credit Commitments of such Class of such Revolving Credit Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Revolving Credit Lenders have accepted such Extension Offer,

(vi) all documentation in respect of such Extension shall be consistent with the foregoing, and

(vii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Parent Borrower and no Lender shall be obligated to extend its Revolving Credit Commitments unless it so agrees.

(b) With respect to all Extensions consummated by the Parent Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Parent Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Parent Borrower’s sole discretion and may be waived by the Parent Borrower) of Revolving Credit Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Credit Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of any Class of Revolving Credit Commitments, the consent of the relevant L/C Issuer (if such L/C Issuer is being requested to issue letters of credit with respect to the Class of Extended Revolving Credit Commitments). All Extended Revolving Credit Commitments and all obligations in respect thereof shall be Loan Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Loan Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize and direct the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Parent Borrower as may be necessary in order to establish new Classes in respect of Revolving Credit Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Parent Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.15 (and to the extent any such amendment is consistent with the terms of this Section 2.15 (as reasonably determined by the Parent Borrower), the Administrative Agent shall be deemed to have consented to such amendment, and no such consent of the Administrative Agent shall be necessary to have such amendment become effective).

(d) In connection with any Extension, the Parent Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15; provided that, failure to give such notice shall in no way affect the effectiveness of any amendment entered into to effectuate such Extension in accordance with this Section 2.15.

SECTION 2.16 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) the Commitment Fee shall cease to accrue on any of the Revolving Credit Commitments of such Defaulting Lender pursuant to Section 2.09(a);

(b) the Commitment, Outstanding Amount of Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that any waiver, amendment or modification of a type described in clause (a), (b) or (c) of the first proviso in Section 10.01 that would apply to the Commitments or Loan Obligations owing to such Defaulting Lender shall require the consent of such Defaulting Lender with respect to the effectiveness of such waiver, amendment or modification with respect to the Commitments or Loan Obligations owing to such Defaulting Lender;

(c) if any L/C Exposure or Swingline Loans exists at the time a Lender under the Revolving Credit Facility becomes a Defaulting Lender then:

(i) all or any part of the L/C Exposure and Revolving Credit Exposure in respect of Swingline Loans of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s L/C Exposure and Revolving Credit Exposure in respect of Swingline Loans does not exceed the total of all non-Defaulting Lenders’ relevant Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Parent Borrower shall within three (3) Business Days following notice by the Administrative Agent, (A) Cash Collateralize for the benefit of the L/C Issuer only the Parent Borrower’s obligations corresponding to such Defaulting Lender’s L/C Exposure and (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(f) for so long as such L/C Exposure is outstanding and (B) repay the Swingline Loans in an amount of such Defaulting Lender’s Revolving Credit Exposure in respect of Swingline Loans;

(iii) if the Parent Borrower Cash Collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Parent Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(h) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is Cash Collateralized or Backstopped;

(iv) if the L/C Exposures of the non-Defaulting Lenders are increased pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.09(a) and 2.03(h) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages;

(v) if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor Cash Collateralized or Backstopped pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.03(h) with respect to such portion of such Defaulting Lender’s L/C Exposure shall be payable to the L/C Issuer until and to the extent that such L/C Exposure is reallocated and/or Cash Collateralized or Backstopped; and

(vi) subject to Section 10.23, no reallocation pursuant to this Section 2.16 shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(d) so long as such Lender is a Defaulting Lender under the Revolving Credit Facility, (A) the relevant L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it has received assurances satisfactory to it that non-Defaulting Lenders will cover the related exposure and/or Cash Collateral will be provided by the Parent Borrower in accordance with Section 2.16(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(c)(i) (and such Defaulting Lender shall not participate therein) and (B) such Lender is a Defaulting Lender under the Revolving Credit Facility, the Swingline Lender shall not be required to fund any Swingline Loans unless it has received assurances satisfactory to it that non-Defaulting Lenders will cover the related exposure, and participating interests in any newly issued Swingline Loans shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(c)(i) (and such Defaulting Lender shall not participate therein).

(e) In the event that the Administrative Agent, the Parent Borrower and the relevant L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the relevant L/C Exposures shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Applicable Percentage.

SECTION 2.17 Reserves; Changes to Eligibility Criteria. The Administrative Agent may at any time and from time to time in the exercise of its Permitted Discretion upon three Business Days’ prior written notice to the Parent Borrower, which notice shall include a reasonably detailed description of such Availability Reserve being established or change to any eligibility criteria being made (during which period (x) the Administrative Agent shall, if requested, discuss any such Availability Reserve or change with the Parent Borrower and (y) the Parent Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Availability Reserve or result in a lesser change thereto, in each case, in a manner and to the extent reasonably satisfactory to the Administrative Agent), establish and increase or decrease Availability Reserves in accordance with the terms hereof as being appropriate to (A) reflect items that could reasonably be expected to adversely affect the value of the applicable Accounts included in the Borrowing Base or (B) reflect items that could reasonably be expected to adversely affect the enforceability or priority of the Administrative Agent’s Liens on the applicable Collateral (including claims that the Administrative Agent determines are (x) likely to be received in the liquidation of such Collateral or (y) will need to be satisfied in connection with the realization upon such Collateral or the amount likely to be received in the liquidation of such Collateral). The amount of any Availability Reserve established by the Administrative Agent shall have a reasonable relationship as determined by the Administrative Agent in its Permitted Discretion to the event, condition or other matter that is the basis for the Availability Reserve. Notwithstanding anything herein to the contrary, (i) an Availability Reserve shall not be established to the extent that it would be duplicative of any specific item excluded as ineligible in the definition of Eligible Accounts, but the Administrative Agent shall retain the right, subject to the requirements of this paragraph, to establish an Availability Reserve with respect to prospective changes in the applicable Eligible Accounts that may reasonably be anticipated, (ii) circumstances, conditions, events or contingencies arising prior to the Closing Date (x) which were disclosed in writing in any field examination delivered to the Administrative Agent on or prior to the Closing Date or (y) of which the Administrative Agent had actual knowledge prior to the Closing Date shall not be the basis for the establishment of the Availability Reserves unless, in each case, the Administrative Agent establishes such Availability Reserve on the Closing Date or such circumstances, conditions, events or contingencies shall have changed in a material adverse respect since the Closing Date, (iii) no Availability Reserves established or modifications imposed shall be duplicative of reserves or modifications already accounted for through eligibility criteria (including collection/advance rates) and (iv) no reserves shall be imposed on the first 2.50% of dilution of Accounts and thereafter no dilution reserve shall exceed 1.0% for each incremental whole percentage in dilution over 2.50%; provided that dilution reserves may reflect fractional percentages in dilution.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01 Taxes.

(a) Except as provided in this Section 3.01, any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Laws (as determined in the good faith discretion of the applicable withholding agent). If any applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document, (i) if such Taxes are Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01), the applicable Lender or Agent (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such withholding or deductions, (iii) the applicable withholding agent shall pay or remit the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (iv) as soon as practicable after the date of any such payment by any Loan Party, such Loan Party (or the Parent Borrower) shall furnish to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(b) In addition, and without duplication of any obligation set forth in Section 3.01(a), the Parent Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent reimburse it for the payment of, any Other Taxes.

(c) Without duplication of any amounts paid pursuant to Section 3.01(a) or Section 3.01(b), the Parent Borrower shall jointly and severally indemnify each Agent and each Lender within 10 days of receipt of a written demand thereof for (i) the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction in respect of amounts payable under this Section 3.01) payable or paid by such Agent and such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Parent Borrower by a Lender or Agent (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Agent, shall be conclusive absent manifest error.

(d) If any party determines, in its reasonable and good faith discretion, that it has received a refund in respect of any Indemnified Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit an amount equal to such refund as soon as practicable after it is determined that such refund pertains to Indemnified Taxes (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund) to the Parent Borrower, net of all reasonable out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Parent Borrower, upon the request of the Lender or Agent, as the case may be, shall promptly return an amount equal to such refund (plus any applicable interest, additions to tax or penalties) to such party in the event such party is required to repay such refund to the relevant Governmental Authority. Such Lender or Agent, as the case may be, shall, at the Parent Borrower’s request, provide the Parent Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Notwithstanding anything to the contrary in this Section 3.01(d), in no event will any Lender or Agent be required to pay any amount to any Loan Party pursuant to this Section 3.01(d) the payment of which would place such Lender or Agent in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification or additional amounts and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its Tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any refund or to make available its Tax returns or disclose any information relating to its Tax affairs (or any other information that it deems confidential) or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(e) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to Taxes or Section 3.03 with respect to increased costs, in each case, with respect to such Lender it will, if requested by the Parent Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions), at the Parent Borrower’s expense, to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event if doing so would reduce or eliminate amounts payable under Section 3.01(a) or (c) or Section 3.03; provided that such efforts are made on terms that, in the judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, and provided further that nothing in this Section 3.01(e) shall affect or postpone any of the Obligations of the Parent Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c).

(f) Each Lender shall, at such times as are reasonably requested by the Parent Borrower or the Administrative Agent, provide the Parent Borrower and the Administrative Agent with any properly completed and executed documentation prescribed by applicable Laws, or reasonably requested by the Parent Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any respect, deliver promptly to the Parent Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Without limiting the generality of the foregoing:

(i) Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(ii) Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by applicable Laws or upon the reasonable request of the Borrowers or the Administrative Agent), two properly completed and duly signed original copies of whichever of the following is applicable:

(A) Internal Revenue Service Forms W-8BEN or Form W-8BEN-E, as applicable (or any successor forms), claiming eligibility for benefits of (i.e., a reduction of or exemption from Tax) an income tax treaty to which the United States is a party,

(B) Internal Revenue Service Forms W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) or the Code, (x) a certificate, in substantially the form of Exhibit K (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Parent Borrower within the meaning of Section 871(h)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no interest payments under any Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business, and (y) Internal Revenue Service Forms W-8BEN or Forms W-8BEN-E, as applicable (or any successor forms),

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by an Internal Revenue Service Form W-8ECI, W-8BEN, W-8BEN-E, a United States Tax Compliance Certificate, Internal Revenue Service Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E) any other form prescribed by applicable U.S. federal income tax laws (including the Treasury regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents, together with such supplemental documentation as may be prescribed by applicable laws to permit the Parent Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by applicable Laws and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this Section 3.01(f), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(f).

(b) The Administrative Agent (or any successor thereto) shall provide each Borrower with, (i) if it is a United States person (as defined in Section 7701(a)(30) of the Code), on or prior to the date that it becomes a party to this Agreement, a duly completed Internal Revenue Service Form W-9 certifying that it is exempt from U.S. federal backup withholding (along with any other tax forms reasonably requested by such Borrower), or (ii) if it is not a “United States person” (as defined in Section 7701(a)(30) of the Code), (1) with respect to amounts payable to the Administrative Agent for its own account, a duly completed Internal Revenue Service Form W-8ECI or Form W-8BEN-E, as applicable (along with any other tax forms reasonably requested by such Borrower) together with any required accompanying documentation, and (2) with respect to amounts payable to the Administrative Agent on behalf of a Lender, a duly completed Internal Revenue Service Form W-8IMY (together with any required accompanying documentation), and shall update such forms periodically upon the reasonable request of such Borrower. Notwithstanding any other provision of this clause (g), the Administrative Agent shall not be required to deliver any form that such Administrative Agent is not legally eligible to deliver.

(c) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer.

(d) Each parties’ obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 3.02    Inability to Determine Rates.

(1) With respect to Revolving Credit Loans denominated in Dollars:

Subject to Section 3.09, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a)     the Administrative Agent reasonably determines in good faith (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

~~(a) Subject in all respect to clause (b) below, if~~ Lenders comprising the Required Lenders of the applicable Class determine that for any reason in connection with any request for a~~Eurocurrency Rate~~ SOFR Loan or a conversion~~to or~~ thereto or a continuation thereo~~, (a) (i) the Administrative Agent reasonably determines in good faith that deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for~~f that Adjusted Term SOFR for any requested Interest Period with respect to a proposed~~Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent reasonably determine in good faith that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate~~ SOFR Loan does not adequately and fairly reflect the cost to such Lenders of~~funding such Eurocurrency Rate Loan,~~ making and maintaining such Loan, and Lenders comprising the Required Lenders of the applicable Class have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Parent Borrower and each Lender. ~~Thereafter, (x)~~

~~the~~Upon written notice thereof by the Administrative Agent to the Parent Borrower, any obligation of the Lenders to make ~~or maintain Eurocurrency~~SOFR Loans, and any right of the Borrowers to continue SOFR Loans or to convert Base Rate Loans ~~in the affected currency or currencies~~to SOFR Loans, shall be suspended~~,~~ (to the extent of the affected ~~Eurocurrency Rate~~SOFR Loans or affected Interest Periods)~~, and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case~~ until the Administrative Agent (with respect to clause (b), at the instruction of the Lenders comprising Required Lenders of the applicable Class) revokes such notice. Upon receipt of such written notice, (i) the ~~Parent Borrower~~Borrowers may revoke any pending request for a ~~Borrowing~~borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~SOFR Loans ~~in the affected currency or currencies~~ (to the extent of the affected ~~Eurocurrency Rate~~SOFR Loans or affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a ~~Committed~~ Borrowing of or conversion to Base Rate Loans in the amount specified therein~~.~~ and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.03. Subject to Section 3.09, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “ Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (d) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

~~(b) If prior to the commencement of any Interest Period for a Eurocurrency Rate Loan:~~

(2) With respect to any Revolving Credit Loan denominated in any Alternative Currency:

Subject to Section 3.09, if:

(a) ~~(i)~~ the Administrative Agent determines (which determination shall be ~~made in good faith and be~~ conclusive and binding absent manifest error) that ~~adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period; or~~:

(i) (A) if Adjusted Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Adjusted Daily Simple RFR” cannot be determined pursuant to the definition thereof or (B) if Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Eurocurrency Rate”, as applicable, cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period; or

~~(ii) the Administrative Agent is advised by the Required Lenders that the Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;~~

~~then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be promptly given by the Administrative Agent when such circumstances no longer exist), (i) any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Rate Loan shall be ineffective, and (ii) if any Committed Loan Notice requests a Eurocurrency Rate Loan, such Borrowing shall be made as a Base Rate Loan; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted. If at any time the Administrative Agent determines that (i) the circumstances set forth in clause (b)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (b)(i) have not arisen but the supervisor for the administrator of LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.02(b), only to the extent the screen page for such Interest Period is not available or published at such time on a current basis), (x) any Committed Loan Notice that requests the conversion of any Revolving Credit Borrowing to, or continuation of any Revolving Credit Borrowing as, a Eurocurrency Rate Loan shall be ineffective and (y) if any Committed Loan Notice requests a Eurocurrency Rate Loan, such Borrowing shall be made as an Base Rate Loan and (z) any request by the Borrower for a Eurocurrency Rate Loan shall be ineffective.~~

(ii)     a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls);

~~The interest rate on Eurocurrency Rate Loans is determined by reference to LIBOR, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Rate Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.~~

~~In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in this Section 3.02 of this Agreement, such Section 3.02 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to this Section 3.02, in advance of any change to the reference rate upon which the interest rate on Eurocurrency Rate Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to this Section 3.02, will be similar to, or produce the same value or economic equivalence of, Eurocurrency Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability~~

(b)     with respect to any Eurocurrency Rate Loan or any request therefor or a conversion thereto or a continuation thereof, the Required Lenders determine (which determination shall be conclusive and binding absent manifest error) that deposits in the applicable Alternative Currency are not being offered to banks in the applicable offshore interbank market for the applicable Alternative Currency, amount or Interest Period of such Eurocurrency Rate Loan, and the Required Lenders of the applicable Class have provided notice of such determination to the Administrative Agent; or

(c)     the Required Lenders of the applicable Class determine that for any reason in connection with any request for such Loan or a conversion thereto or a continuation thereof that (i) if Adjusted Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Adjusted Daily Simple RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (ii) if Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Eurocurrency Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan during the applicable Interest Period, and, in the case of (i) or (ii), the Required Lenders of the applicable Class have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Parent Borrower and each applicable Lender. Upon notice thereof by the Administrative Agent to the Parent Borrower, any obligation of the Lenders to make RFR Loans or Eurocurrency Rate Loans, as applicable, in each such Alternative Currency, and any right of the Borrowers to convert any Loan in each such Alternative Currency to or continue any Loan as an RFR Loan or a Eurocurrency Rate Loan, as applicable, in each such Alternative Currency, shall be suspended (to the extent of the affected RFR Loans or Eurocurrency Rate Loans or, in the case of Eurocurrency Rate Loans, the affected Interest Periods) until the Administrative Agent (with respect to clause (b) or (c), at the instruction of the Required Lenders of the applicable Class) revokes such notice. Upon receipt of such notice, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or Eurocurrency Rate Loans in each such affected Alternative Currency (to the extent of the affected RFR Loans or Eurocurrency Rate Loans or, in the case of Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, then such request shall be ineffective and (B) any outstanding affected Loans denominated in an Alternative Currency, at the Borrowers’ election, shall either (i) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (ii) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that if no election is made by the Borrowers by the date that is the earlier of (x) three Business Days after receipt by the Parent Borrower of such notice or (y) with respect to a Eurocurrency Rate Loan, the last day of the current Interest Period, the Borrowers shall be deemed to have elected clause (i) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.03

SECTION 3.03 Increased Cost and Reduced Return; Capital Adequacy; Reserves on ~~Eurocurrency Rate~~Term Benchmark Loans and RFR Loans.

(a) If any Lender determines that as a result of any Change in Law (including with respect to Taxes), or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.03(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes indemnifiable under Section 3.01, (ii) Excluded Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes,” (iii) Excluded Taxes described in clause (a) of the definition of “Excluded Taxes” to the extent such Taxes are imposed on or measured by such Lender’s net income or profits (or are franchise Taxes imposed in lieu thereof or are branch profit taxes) or (iv) reserve requirements contemplated by Section 3.03(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Parent Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided that in the case of any Change in Law only applicable as a result of the proviso set forth in the definition thereof, such Lender will only be compensated for such amounts that would have otherwise been imposed under the applicable increased cost provisions and only to the extent the applicable Lender is imposing such charges on other generally similarly situated borrowers (but not necessarily all such borrowers) under comparable syndicated credit facilities.

(b) If any Lender determines that as a result of any Change in Law regarding capital adequacy or liquidity requirements, or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Applicable Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy or liquidity requirements, and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Parent Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Parent Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, or funds or deposits bearing interest with reference to the applicable Benchmark, additional interest on the unpaid principal amount of each ~~Eurocurrency Rate~~Term Benchmark Loan or RFR Loan, as applicable, equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the ~~Eurocurrency Rate~~Term Benchmark Loans or RFR Loans, as applicable, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Parent Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days after receipt of such notice.

(d) Subject to Section 3.05(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.03, then such Lender will, if requested by the Parent Borrower, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.03(e) shall affect or postpone any of the Obligations of the Parent Borrower or the rights of such Lender pursuant to Section 3.03(a), (b), (c) or (d).

SECTION 3.04 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Parent Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan or SOFR Loan on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Parent Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by the Parent Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Parent Borrower to the Lenders under this Section 3.04, in the case of Eurocurrency Rate Loans, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

SECTION 3.05 Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Parent Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01, Section 3.02, Section 3.03 or Section 3.04, the Parent Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Parent Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Parent Borrower under Section 3.03, the Parent Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue ~~Eurocurrency Rate~~Term Benchmark Loans from one Interest Period to another, or to convert Base Rate Loans into ~~Eurocurrency Rate~~Term Benchmark Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.05(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any ~~Eurocurrency Rate~~Term Benchmark Loan from one Interest Period to another, or to convert Base Rate Loans into ~~Eurocurrency Rate~~Term Benchmark Loans shall be suspended pursuant to Section 3.05(b) hereof, such Lender’s ~~Eurocurrency Rate~~Term Benchmark Loans denominated in Dollars shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such ~~Eurocurrency Rate~~Term Benchmark Loans, as applicable (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.03 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s ~~Eurocurrency Rate~~SOFR Loans ~~denominated in Dollars~~ have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s ~~Eurocurrency Rate~~SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans denominated in Dollars that would otherwise be made or continued from one Interest Period to another by such Lender as ~~Eurocurrency Rate~~SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into ~~Eurocurrency Rate~~SOFR Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Parent Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03 hereof that gave rise to the conversion of such Lender’s ~~Eurocurrency Rate~~SOFR Loans ~~denominated in Dollars~~ pursuant to this Section 3.05 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when ~~Eurocurrency Rate~~SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted to ~~Eurocurrency Rate~~SOFR Loans, on the first day(s) of the next succeeding Interest Period(s) for such outstanding ~~Eurocurrency Rate~~SOFR Loans, as applicable, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding ~~Eurocurrency Rate~~SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

SECTION 3.06 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.03 as a result of any condition described in such Sections or any Lender ceases to make ~~Eurocurrency Rate~~Term Benchmark Loans or RFR Loans as a result of any condition described in Section 3.02 or Section 3.03, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a Non-Consenting Lender, (iv) any Lender becomes a Non-Extending Lender and/or, (v) any suspension or cancellation of any obligation of any Lender to issue, make, maintain, fund or charge interest with respect to any such Borrowing pursuant to Section 3.07, then the Parent Borrower may, at its election and its sole expense and effort, on prior written notice to the Administrative Agent and such Lender, to the extent not in conflict with applicable Laws in any material respect, either (x) replace such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Parent Borrower in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Parent Borrower to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents or (y) repay the Loans and terminate the Commitments held by any such Lender notwithstanding anything to the contrary herein (including, without limitation Section 2.05, Section 2.06, Section 2.07 or Section 2.13), on a non pro rata basis so long as any accrued and unpaid interest and required fees are paid any such Non-Consenting Lender or Non-Extending Lender.

(b) Any Lender being replaced pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swingline Loans (provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register) and (ii) deliver Notes, if any, evidencing such Loans to the Parent Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swingline Loans, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such assignment and assumption, any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 3.04 as a consequence of such assignment and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Note or Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer, or the depositing of Cash Collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Parent Borrower or the Administrative Agent have requested that the Lenders (A) consent to a departure or waiver of any provisions of the Loan Documents or (B) agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) solely with respect to clauses (i) and (ii) above, the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.” In the event that the Parent Borrower or the Administrative Agent has requested that the Lenders consent to an extension of the Maturity Date of any Class of Loans as permitted by Section 2.15, then any Lender who does not agree to such extension shall be deemed a “Non-Extending Lender.”

SECTION 3.07 Illegality. If (a) in any applicable jurisdiction, the Administrative Agent, any L/C Issuer or any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, such L/C Issuer or such Lender, as applicable, to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest with respect to any Borrowing to any Loan Party who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia (including, as a result of any illegality due to any economic or financial sanctions administered or enforced by any sanctions authority) or (b) any Lender is advised in writing by a sanctions authority that penalties will be imposed by a sanctions authority as a result of such Lender’s participation in the Agreement or any other business or financial relationship with the Borrowers, in each case of clauses (a) and (b), such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Parent Borrower, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Borrowing shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Parent Borrower or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

SECTION 3.08 Survival. Each Party’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Loan Obligations hereunder and any assignment of rights by or replacement of a Lender or L/C Issuer.

SECTION 3.09    Benchmark Replacement Setting.

(a)     Benchmark Replacement.

(i)      With respect to any Loans denominated in any Approved Currency other than Canadian Dollars, notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan

Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th ) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders of the applicable Class without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of such Class. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii)     With respect to any Loans denominated in Canadian Dollars:

(A)     On May 16, 2022 Refinitiv Benchmark Services (UK) Limited (“RBSL ”), the administrator of CDOR, announced in a public statement that the calculation and publication of all tenors of CDOR will permanently cease immediately following a final publication on Friday, June 28, 2024. On the date that all Available Tenors of CDOR have either permanently or indefinitely ceased to be provided by RBSL (the “CDOR Cessation Date”), if the then-current Benchmark is CDOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Compounded CORRA, all interest payments will be payable on a quarterly basis.

(B)     Upon the occurrence of a Benchmark Transition Event with respect to any Loans denominated in Canadian Dollars, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders of the applicable Class without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of such Class. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the administrator or the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans.

(C)    Notwithstanding anything to the contrary herein or in any Loan Document and subject to the proviso below in this clause, if a Term CORRA Transition Event and its related Term CORRA Transition Date have occurred, then on and after such Term CORRA Transition Date (i) the Benchmark Replacement described in clause (a)(y)(A) of such definition will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; and (ii) each Loan outstanding on the Term CORRA Transition Date bearing interest based on the then-current Benchmark shall convert, on the last day of the then-current interest payment period, into a Loan bearing interest at the Benchmark Replacement described in clause (a)(y)(A) of such definition for the respective Available Tenor as selected by the Borrower as is available for the then-current Benchmark; provided that, this clause (C) shall not be effective unless the Administrative Agent has delivered to the Lenders of the applicable Class and the Borrower a Term CORRA Notice, and so long as the Administrative Agent has not received, by 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date of the Term CORRA Notice, written notice of objection to such conversion to Term CORRA from Lenders comprising the Required Lenders of such Class or the Borrower.

(iii)     No Secured Hedge Agreement shall constitute a “Loan Document” for purposes of this Section 3.09.

(a)     Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent and the Parent Borrower will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (other than the Parent Borrower).

(b)     Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Parent Borrower and the Lenders of (i) the occurrence of an Other Benchmark Election and its related Benchmark Replacement Date, (ii) any occurrence of a Term CORRA Transition Event, (iii) the implementation of any Benchmark Replacement and (iii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Parent Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.09(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section  3.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.09.

(c)     Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark with respect to any Term Benchmark Loan or Term Benchmark Borrowing is a Term Benchmark Rate (including the Term SOFR Reference Rate, EURIBOR, the CDOR Rate or Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion (in consultation with the Borrower) or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings with respect to such Loans or Borrowing, at or after such time to reinstate such previously removed tenor.

(d)     Benchmark Unavailability Period. Upon the Parent Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the rate applicable to such Loan, (i) the Borrowers may revoke any pending request for a Term Benchmark or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans or RFR Loans, as applicable, or a Term Benchmark or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans or RFR Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated Dollars in the applicable Alternative Currency and, failing that, (A) in the case of any request for any affected Term SOFR Borrowing, if applicable, the Borrowers will be deemed to have converted any such request into a request for a Base Rate Borrowing or conversion to Base Rate Loans in the amount specified therein and (B) in the case of any request for any affected Term Benchmark Borrowing or RFR Borrowing, in each case, in an Alternative Currency, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected Term Benchmark

Loans or RFR Loans, in each case, denominated in an Alternative Currency, at the Borrowers’ election, shall either (I) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Term Benchmark Loans, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of Term Benchmark Loans, at the end of the applicable Interest Period; provided that, with respect to any Term Benchmark Loan, if no election is made by the Borrowers by the earlier of (x) the date that is three (3) Business Days after receipt by the Parent Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrowers shall be deemed to have elected clause (I) above provided, further that, with respect to any RFR Loan, if no election is made by the Borrowers by the date that is three (3) Business Days after receipt by the Parent Borrower of such notice, the Borrowers shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.04. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(e)    Prior to implementing a Benchmark Replacement and/or any Conforming Changes, the Administrative Agent and the Parent Borrower shall use commercially reasonable efforts (exercised in good faith) to implement such Benchmark Replacement and/or any Conforming Changes in a manner that is intended to comply with the terms of United States Treasury Regulation Section 1.1001-6 (or any successor or similar Treasury Regulations) such that the Benchmark Replacement and/or Conforming Changes do not constitute a “significant modification” for purposes of United States Treasury Regulation Section 1.1001-3 (including, but not limited to, using commercially reasonable efforts to implement a Benchmark Replacement that is a “qualified rate”, as defined in the United States Treasury Regulation Section 1.1001-6).

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01 Conditions to Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to the satisfaction (or waiver in accordance with Section 10.01 and the paragraph immediately succeeding Section 4.01(h)) of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or other electronic copies (in each case, followed promptly by originals if requested) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, the ABL Intercreditor Agreement, the Guaranty, the Security Agreement (and intellectual property security agreements required thereunder), and each of the other Loan Documents to be entered into on the Closing Date and prior to any such initial Credit Extension, in any case, subject to the provisions of this Section 4.01 and together with (except as provided in the Collateral Documents and/or the provisions of this Section 4.01):

(A) subject to the ABL Intercreditor Agreement, certificates, if any, representing the pledged equity referred to therein accompanied by undated stock powers executed in blank and (if applicable) instruments evidencing the pledged debt referred to therein endorsed in blank; and

(B) evidence that all other actions, recordings and filings (UCC financing statements (excluding for the avoidance of doubt, local fixture filings in respect of the Billboard Collateral) and intellectual property security agreements) that the Administrative Agent or Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for;

(ii) a Note executed by the Borrowers in favor of each Lender that has requested a Note at least five (5) Business Days in advance of the Closing Date;

(iii) such certificates (including a certificate substantially in the form of Exhibit L), copies of Organization Documents of the Loan Parties, resolutions or other action and incumbency certificates of Responsible Officers of each Loan Party, evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(iv) an opinion from (a) Kirkland & Ellis LLP, in its capacity as special New York and Illinois counsel to the Loan Parties, and (b) Holland & Knight, in its capacity as special Florida counsel to the Loan Parties, in each case addressed to the Administrative Agent, the Collateral Agent and each Lender;

(v) a certificate attesting to the Solvency of the Parent Borrower and its Subsidiaries (on a consolidated basis) on the Closing Date after giving effect to the Transactions, from the Parent Borrower’s chief financial officer or other officer with equivalent duties;

(vi) a Committed Loan Notice or Letter of Credit Application (if any), as applicable, relating to the initial Credit Extension and an associated letter of direction;

(vii) copies of recent customary state level UCC lien, tax and judgment searches prior to the Closing Date with respect to the Loan Parties located in the United States;

(viii) if available in the relevant jurisdiction, good standing certificates or certificates of status, as applicable and bring down telegrams or facsimiles, for each Loan Party; and

(ix) an initial Borrowing Base Certificate dated as of the Closing Date.

(b) All fees and expenses required to be paid on the Closing Date hereunder or pursuant to any agreement in writing entered into by the Parent Borrower, as applicable, to the extent, with respect to expenses, invoiced at least three (3) Business Days prior to the Closing Date, shall have been paid in full in cash or will be paid on the Closing Date out of the initial Credit Extension of Loans.

(c) Prior to or substantially simultaneously with such initial Credit Extension of Loans, the Refinancing shall have been consummated.

(d) The Lead Arrangers shall have received (i) the Audited Financial Statements and (ii) the Unaudited Financial Statements.

(e) The Administrative Agent and the Lenders shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Loan Parties as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Administrative Agent or such Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(f) Since December 31, 2018, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(g) Each of the conditions set forth in Section 4.02 are satisfied.

(h) The Administrative Agent shall have received a certificate, dated as of the Closing Date, of a Responsible Officer of the Parent Borrower, confirming compliance with the conditions set forth in Section 4.01(f) and (g) and Section 4.02.

The making of the initial Credit Extensions by the applicable Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each such Lender that each of the conditions precedent set forth in this Section 4.01 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

SECTION 4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension under the Revolving Credit Facility and any requests for Incremental Revolving Credit Commitments which are established, but not drawn on the date of the effectiveness of such facility (other than (x) a Committed Loan Notice requesting only a conversion of Loans to ~~the other~~another Type, or a continuation of ~~Eurocurrency Rate~~ Term Benchmark Loans or (y) a Credit Extension under any Incremental Facility that is a FILO Tranche in connection with a Permitted Acquisition or other Investment, which are subject to the LCT Provisions) is subject to the following conditions precedent:

(a) The representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) After giving effect to such proposed Credit Extension and the use of proceeds thereof, the Availability Conditions shall be satisfied.

Each Request for Credit Extension (other than (i) a Committed Loan Notice requesting only a conversion of Loans to ~~the other~~another Type or a continuation of ~~Eurocurrency Rate~~Term Benchmark Loans or (ii) a Credit Extension under any Incremental Facility that is a FILO Tranche in connection with a Permitted Acquisition or other Investment which are subject to the LCT Provisions) submitted by the Parent Borrower shall be deemed to be a representation and warranty that the applicable conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

Each Borrower represents and warrants to the Agents and the Lenders that:

SECTION 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrowers), (b)(i), (c), (d) or (e), to the extent that failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than under the Loan Documents and Liens subject to an Acceptable Intercreditor Agreement) or (iv) violate any material Law; except (in the case of clauses (b)(ii) and (b)(iv)), to the extent that such conflict, breach, contravention, payment or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent, the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements, the Unaudited Financial Statements fairly present in all material respects the consolidated financial condition of the Parent Borrower and its Restricted Subsidiaries as of the dates thereof, and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise disclosed to the Administrative Agent prior to the Closing Date.

(b) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Each Lender and the Administrative Agent hereby acknowledges and agrees that the Parent Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default under the Loan Documents.

SECTION 5.06 Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened in writing or contemplated, at law, in equity, in arbitration or by or before any Governmental Authority, by or against the Parent Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 5.07 Ownership of Property; Liens. (a) Each Loan Party and each of its Subsidiaries has good and valid title to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, Permitted Liens and any Liens and privileges arising mandatorily by Law and, in each case, except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) On the Closing Date, the Borrower is in compliance with the insurance procedures and policies in Section 6.06 hereof, except where the failure to so be in compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) As of the Closing Date, there are no Material Real Properties other than those listed on Schedule 5.07(b) hereof.

SECTION 5.08 Environmental Compliance. Except as set forth on Schedule 5.08 or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) there are no pending or, to the knowledge of the Borrowers, threatened claims, actions, suits, notices of violation, notices of potential responsibility or proceedings by or against any Loan Party or any of their respective Restricted Subsidiaries alleging potential liability under, or responsibility for violation of, any Environmental Law.

(b) there has been no Release of Hazardous Materials at, on, under or from any property currently or formerly owned, leased or operated by any Loan Party or their respective Restricted Subsidiaries which would reasonably be expected to give rise to liability under Environmental Laws;

(c) no Loan Party nor any of their respective Restricted Subsidiaries is currently undertaking, either individually or together with other persons, any investigation or response action relating to any actual or threatened Release of Hazardous Materials at any location pursuant to the order of any Governmental Authority or the requirements of any Environmental Law;

(d) all Hazardous Materials transported by or on behalf of any Loan Party or any of their respective Restricted Subsidiaries from any property currently or formerly owned, leased or operated by any Loan Party or any of their respective Restricted Subsidiaries for off-site disposal have been disposed of in compliance with any Environmental Laws; and

(e) the Loan Parties and their respective Restricted Subsidiaries and their respective businesses, operations and properties are and have been in compliance with all Environmental Laws and have obtained, maintained and are in compliance with all permits, licenses or approvals required under Environmental Laws for their operations.

SECTION 5.09 Taxes. The Parent Borrower and each of its Restricted Subsidiaries has timely filed all federal, provincial, state, municipal, non-U.S. and other Tax returns and reports required to be filed, and have timely paid all federal, provincial, state, municipal, non-U.S. and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or IFRS, as applicable, or (b) failures to file or pay as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no Tax audits, deficiencies, assessments or other claims with respect to the Parent Borrower or any of its Restricted Subsidiaries that would, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10 Compliance with ERISA.

(a) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan and Foreign Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and applicable foreign laws, respectively.

(b) (i) No ERISA Event or similar event with respect to a Foreign Plan has occurred or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. of ERISA with respect to a Multiemployer Plan; and (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) The Parent Borrower represents and warrants as of the Closing Date that it is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; or (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code.

SECTION 5.11 Subsidiaries; Equity Interests. As of the Closing Date, neither the Parent Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests in the Parent Borrower and its Subsidiaries have been validly issued, are fully paid and, in the case of Equity Interests representing corporate interests, nonassessable and, on the Closing Date, all Equity Interests owned directly or indirectly by the Borrowers or any other Loan Party are owned free and clear of all Liens except for Permitted Liens. As of the Closing Date, Schedule 5.11 (a) sets forth the name and jurisdiction of organization or incorporation of each Subsidiary of a Loan Party, (b) sets forth the ownership interest of the Borrowers and any of the Loan Parties in each of their Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

SECTION 5.12 Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings and no Letter of Credit will be used for any purpose that violates Regulation U or Regulation X of the FRB.

(b) None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

SECTION 5.13 Disclosure. On the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent, any Lead Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 5.14 Intellectual Property; Licenses, Etc. Each of the Loan Parties and the other Restricted Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are used in or reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Borrowers , without violation of the rights of any Person, except to the extent such failures to own, license or possess or violations, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights is pending or, to the knowledge of the Borrowers, threatened against any Loan Party or its Subsidiary, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 5.15 Solvency. On the Closing Date, after giving effect to the Transactions occurring on or prior to the Closing Date, the Parent Borrower and its Subsidiaries, on a consolidated basis, are Solvent. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

SECTION 5.16 Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and security interests in, the Collateral described therein and to the extent intended to be created thereby, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document), the Liens created by such Collateral Documents will constitute so far as possible under relevant Law fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, with the priority set forth in the applicable intercreditor agreement, in each case subject to no Liens other than Permitted Liens.

SECTION 5.17 Use of Proceeds. The proceeds of the Revolving Credit Loans and Letters of Credit shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.

SECTION 5.18 Patriot Act. (i) Neither the Parent Borrower nor any other Loan Party is in material violation of any applicable laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001 and the USA PATRIOT Act. (ii) The use of proceeds of the Loans and Letters of Credit will not violate in any material respect the Trading with the Enemy Act, as amended or any of the foreign asset control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V).

SECTION 5.19 Sanctioned Persons. None of the Parent Borrower, its Restricted Subsidiaries, or, any director, officer, or employee, or, to the knowledge of the Borrowers, any agent or affiliate of the Borrowers or any of its Restricted Subsidiaries is a person that is, or is 50% or more owned by one or more persons that are, (i) currently the target of any economic sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department or the U.S. Department of State, the United Nations Security Council, the European Union or any member state thereof, or ~~Her~~His Majesty’s Treasury, the government of Canada or any other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized, or resident in a country or territory that is, or whose government is, the target of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, ~~or~~and the Crimea ~~region~~, so-called Luhansk People’s Republic, so-called Donetsk People’s Republic and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine). The Borrowers will not, directly or, to the knowledge of the Borrowers, indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person that is the subject of Sanctions or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of comprehensive Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any person.

SECTION 5.20 FCPA. No part of the proceeds of the Loans or Letters of Credit will be used, directly or, to the knowledge of the Borrowers, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), or any other similar applicable anti-corruption law (collectively, the “Anti-Corruption Laws”). The Parent Borrower and its Restricted Subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

SECTION 5.21 Borrowing Base Certificate. The information set forth in each Borrowing Base Certificate is true and correct in all material respects as of the relevant date of delivery thereof and has been prepared in all material respects in accordance with the requirements of this Agreement. The Eligible Accounts that are identified by the Parent Borrower in each Borrowing Base Certificate submitted to the Administrative Agent, at the time of submission, comply in all material respects with the criteria set forth in the definition of Eligible Accounts.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Loan Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit that have been Cash Collateralized or Backstopped or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer have been made), the Parent Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each Restricted Subsidiary to:

SECTION 6.01 Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) within ninety (90) days after the end of each fiscal year of the Parent Borrower ending after the Closing Date, a consolidated balance sheet of the Parent Borrower as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and including a customary management discussion and analysis of the financial condition and results, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” qualification (other than an emphasis of matter or explanatory or like paragraph) (other than (x) with respect to, or resulting from, a current debt maturity and/or (y) any potential default or event of default of any financial covenant under this Agreement and/or any other Indebtedness;

(b) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Parent Borrower beginning with the first fiscal quarter ending after the Closing Date, a consolidated balance sheet of the Parent Borrower as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year and including a customary management discussion and analysis of the Borrower and its Subsidiaries, all in reasonable detail and certified by a Responsible Officer of the Parent Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes; and

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and (b) above, the Parent Borrower shall provide the related unaudited consolidating financial information in reasonable detail necessary to eliminate the accounts of any parent entity or Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Parent Borrower by furnishing the Parent Borrower’s or a parent entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion an independent registered public accounting firm of nationally recognized standing, which statements, report and opinion may be subject to the same exceptions and qualifications as contemplated in Section 6.01(a) (including the proviso thereto).

SECTION 6.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the required deadline for delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Borrower (which shall include a reasonably detailed calculation of the Fixed Charge Coverage Ratio to the extent a Covenant Trigger Period is continuing);

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Parent Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) together with the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(a), (i) a list of Subsidiaries that identifies each Subsidiary as a Material Subsidiary or an Immaterial Subsidiary for the Test Period covered by such Compliance Certificate or a confirmation that there is no change for such period in such information since the later of the Closing Date or the date of the last such list and (ii) such other information required by the Compliance Certificate; and

(d) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; provided that, notwithstanding anything to the contrary in this Section 6.02(d), none of the Parent Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) would be in breach of any confidentiality obligations, fiduciary duty or Law or (z) that is subject to attorney client or similar privilege or constitutes attorney work product; provided further that, in the event that the Parent Borrower does not provide information in reliance on the exclusions in this sentence, it shall use its commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions.

Documents required to be delivered pursuant to Section 6.01(a) and (b) or Section 6.02(a) may be delivered (1) electronically or (2) to the extent that such are publicly available via EDGAR or another publicly available reporting system, by the Parent Borrower advising the Administrative Agent of the filing thereof, and if so delivered pursuant to clause (1), shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or pursuant to clause (2), shall be deemed to have been delivered on the date the Parent Borrower advises the Administrative Agent of the filing thereof; provided that with respect to clause (1): (i) upon written request by the Administrative Agent, the Parent Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Parent Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Parent Borrower hereby acknowledges that (A) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak, IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders (“Public Lenders”) may be “Public-Side” Lenders (i.e., Lenders that (or have personnel that) do not wish to receive material non-public information with respect to the Parent Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent Borrower or its securities for purposes of United States federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” The Parent Borrower agrees that any financial statements delivered pursuant to Section 6.01(a) and 6.01(b) and Compliance Certificate delivered under Section 6.02(a) will be deemed to be “PUBLIC” Borrower Materials and may be made available to Public Lenders. Notwithstanding the foregoing, the Parent Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.

SECTION 6.03 Notices.

(a) Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent for prompt further distribution to each Lender:

(i) of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrowers propose to take with respect thereto;

(ii) of any litigation or governmental proceeding (including, without limitation, pursuant to any Environmental Laws) pending against the Parent Borrower or any of the Subsidiaries that would result in a Material Adverse Effect;

(iii) of the occurrence of any ERISA Event or similar event with respect to a Foreign Plan that would result in a Material Adverse Effect; and

(iv) of any other event that would have a Material Adverse Effect.

(b) [Reserved].

SECTION 6.04 Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) in each case of clauses (a) (other than with respect to the Borrowers) and (b), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) in each case, pursuant to a transaction permitted by Section 7.04 or Section 7.05.

SECTION 6.05 Maintenance of Properties. Except if the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

SECTION 6.06 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Parent Borrower and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

(b) With respect to Loan Parties organized in the United States, (i) such Loan Parties shall use commercially reasonable efforts to procure that such insurance shall provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days (or, to the extent reasonably available, 30 days) after receipt by the Collateral Agent of written notice thereof (the Parent Borrower shall deliver a copy of the policy (and to the extent any such policy is cancelled or renewed, a renewal or replacement policy) or other evidence thereof to the Administrative Agent and the Collateral Agent, or insurance certificate with respect thereto) and (ii) such insurance shall name the Collateral Agent as lender loss payee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance), as applicable.

SECTION 6.07 Compliance with Laws. (i) Comply in all material respects with the requirements of the Anti-Corruption Laws and Sanctions and (ii) comply in all respects with all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including without limitation, Environmental Laws, and ERISA), except as to clause (ii) if the failure to comply therewith would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

SECTION 6.08 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Parent Borrower or such Subsidiary, as the case may be; it being agreed that the Parent Borrower and its Restricted Subsidiaries shall only be required to provide such books of record and account in accordance with and to the extent required by the standards set forth in Section 6.09.

SECTION 6.09 Inspection Rights.

(a) With respect to any Loan Party, permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants, all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent Borrower; provided that, excluding any such visits and inspections as contemplated by the next proviso, the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than two (2) times during any 12-month period absent the existence of a Specified ABL Event of Default, and only one such inspection shall be at the Borrowers’ sole expense; provided, further, that to the extent any Specified ABL Event of Default is continuing, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ independent public accountants.

(b) At reasonable times during normal business hours, with reasonable coordination and upon reasonable prior notice that the Administrative Agent requests, independently of or in connection with the visits and inspections provided for in clause (a) above, the Loan Parties will grant access to the Administrative Agent (including employees of Administrative Agent or any consultants, examiners, accountants or appraisers retained by the Administrative Agent) to such Person’s books, records, accounts so that the Administrative Agent or an appraiser, examiner or consultant retained by the Administrative Agent may conduct a field exam subject to the terms and conditions set forth below in this clause (b). From time to time the Administrative Agent may conduct (or engage third parties to conduct) such field examinations, verifications and evaluations as the Administrative Agent may deem necessary; provided that, Administrative Agent (i) shall be permitted to conduct (x) one field examination with respect to the Collateral in each fiscal year of the Loan Parties, (y) one additional field examination with respect to the Collateral in any fiscal year of the Loan Parties during the continuance of an Increased Reporting Event, and (ii) may conduct such other field examinations at any time upon the occurrence and during the continuance of a Specified ABL Event of Default. All such field examinations and other verifications and evaluations shall be at the sole expense of the Loan Parties, and the Administrative Agent shall provide the Borrowers with a reasonably detailed accounting of all such expenses. If the Administrative Agent elects to retain any appraiser, examiner or consultant, other than (i) the Administrative Agent’s internal auditors or (ii) any appraiser, examiner or consultant identified in writing by the Administrative Agent to the Borrowers on or prior to the Closing Date, the selection of such appraiser, examiner or consultant is subject to the reasonable consent of the Parent Borrower (not to be unreasonably withheld, conditioned or delayed).

(c) Notwithstanding anything to the contrary in this Section 6.09, none of the Parent Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) would be in breach of any confidentiality obligations, fiduciary duty or Law or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided that in the event that the Parent Borrower does not provide information in reliance on the exclusions in this sentence, it shall use its commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions.

SECTION 6.10 Covenant to Guarantee Obligations and Give Security. At the Borrowers’ expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) (x) Upon (A) the formation or acquisition of any new direct or indirect Wholly-Owned Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, (B) the designation in accordance with Section 6.13 of any existing direct or indirect Wholly-Owned Subsidiary as a Restricted Subsidiary, (C) any Excluded Subsidiary ceasing to be an Excluded Subsidiary or (D) the designation by the Parent Borrower, at its election, of any Excluded Subsidiary as a Subsidiary Guarantor, the Parent Borrower shall cause such Person to become, at its election, either a Subsidiary Guarantor or a Subsidiary Borrower (each such Person, an “Additional Loan Party”); provided that the Parent Borrower may elect in its discretion to cause any Additional Loan Party to become a Subsidiary Guarantor or a Subsidiary Borrower, subject to the other limitations set forth in this Section 6.10, and comply with the requirements in this Section 6.10(a) and (y) upon any Restricted Subsidiary that is not a Loan Party merging or amalgamating with a Loan Party in accordance with the proviso in Section 7.04(a), the Parent Borrower shall cause such Loan Party to comply with the requirements in this Section 6.10(a) applicable to Additional Loan Parties, in the case of clauses (x) and (y), within sixty (60) days after such formation, acquisition, designation or occurrence or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion:

(i) cause each such Additional Loan Party to furnish to the Administrative Agent a description of the Material Real Properties that are not Excluded Property owned by such Restricted Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(ii) cause each such Additional Loan Party to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Mortgages, pledges, guarantees, assignments, Security Agreement Supplements and other security agreements and documents or joinders or supplements thereto (including without limitation, with respect to Mortgages, the documents listed in paragraph (f) of the definition of “Collateral and Guarantee Requirement”), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Mortgages, Security Agreement and other Collateral Documents in effect on the Closing Date or required, as of the Closing Date to be delivered in accordance with Section 6.12), in each case granting Liens required by the Collateral and Guarantee Requirement;

(iii) subject to the ABL Intercreditor Agreement, cause each such Additional Loan Party to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and (if applicable) instruments evidencing the Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent;

(iv) take and cause such Additional Loan Party and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the recording of Mortgages, the filing of financing statements and intellectual property security agreements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens required by the Collateral and Guarantee Requirement with the Lien priority permitted under the Loan Documents, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(v) to the extent reasonably requested by the Administrative Agent, cause each such Restricted Subsidiary to deliver customary board resolutions and officers certificates.

Notwithstanding the foregoing, (i) no Person other than a Domestic Subsidiary that is a Restricted Subsidiary may be designated as a Subsidiary Borrower, (ii) the Borrower may designate an existing Subsidiary Guarantor that is a Domestic Subsidiary as a Subsidiary Borrower, which will become effective upon (a) the satisfaction of the requirements in clause (iv) of this paragraph and (b) such Person executing a joinder to this Agreement to become a “Subsidiary Borrower” hereunder, (iii) solely in the case of any such designation of a non-U.S. Excluded Subsidiary as a Subsidiary Guarantor (each, a “Non-U.S. Discretionary Guarantor”), the consent of the Administrative Agent shall be required prior to the addition of any Non-U.S. Discretionary Guarantor, such consent not to be unreasonably withheld, delayed or conditioned (it being understood that such consent may be withheld if the Administrative Agent reasonably determines that such Non-U.S. Discretionary Guarantor is organized under the laws of a jurisdiction (x) where the amount and enforceability of the contemplated guarantee that may be entered into by a Person organized in the relevant jurisdiction is materially and adversely limited by applicable law or contractual limitations, (y) where the security interests (and the enforceability thereof) that may be granted with respect to assets (or various classes of assets) located in the relevant jurisdiction are materially and adversely limited by applicable law or (z) that is not a member of the Organization for Economic Cooperation and Development or is the target of any Sanctions; provided, that no such consent shall be required for the addition of any Additional Loan Party organized under the laws of the United States, Canada, the United Kingdom, Ireland, the Netherlands and Luxembourg as a Subsidiary Guarantor) and (iv) in the case of clauses (ii) and (iii) immediately above, the Administrative Agent shall have received at least two Business Days prior to such Domestic Subsidiary becoming a Subsidiary Borrower or such Non-U.S. Discretionary Guarantor becoming a Subsidiary Guarantor, as applicable, all documentation and other information in respect of such Non-U.S. Discretionary Guarantor as has been reasonably requested by the Administrative Agent in writing that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act (and, upon any request made by a Lender to the Administrative Agent, the Administrative Agent will provide the Lenders with all such information made available to it in accordance with, and subject to, the provisions of this Agreement).

(b) Upon the acquisition of any Material Real Property after the Closing Date that is not Excluded Property by any Loan Party, if such Material Real Property shall not already be subject to a perfected Lien with the requisite priority (subject to Permitted Liens) under the Collateral Documents pursuant to the Collateral and Guarantee Requirement and is required to be, the Parent Borrower shall within ninety (90) days after such the acquisition of such Material Real Property (or such longer period as the Administrative Agent may agree in its reasonable discretion) provide the Administrative Agent written notice thereof, and cause such real property to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in paragraph (f) of the definition of “Collateral and Guarantee Requirement”; provided that the Parent Borrower shall provide written notice to the Secured Parties that such Material Real Property shall become subject to a Lien at least 45 days prior to the granting of the Lien over such Material Real Property. If any Lender determines, acting reasonably, that any applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to hold or benefit from a Lien over real property pursuant to any Law of the United States or any State thereof, such Lender may notify the Administrative Agent and disclaim any benefit of such Lien to the extent of such illegality; provided that, (x) such determination or disclaimer shall not invalidate or render unenforceable such Lien for the benefit of any other Secured Party and (y) if any such determination or disclaimer shall reduce any recovery, or deemed amount of recovery, from any such Lien, then notwithstanding any sharing of payment or similar provision of this Agreement to the contrary, including any provision of Section 2.13 and/or Section 8.04, such reduction shall be borne solely by the Lender or Lenders making such determination or disclaimer. As promptly as practicable after the request therefor by the Collateral Agent and to the extent in the Borrowers’ possession, the Borrowers agree to deliver to the Collateral Agent with respect to each Material Real Property that is not Excluded Property, any existing title reports, title insurance policies and surveys or environmental assessment reports to the extent reasonably available.

SECTION 6.11 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.

SECTION 6.12 Further Assurances and Post-Closing Covenants.

(a) Promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents.

(b) Within the time periods specified on Schedule 6.12 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), complete such undertakings as are set forth on Schedule 6.12 hereto.

SECTION 6.13 Designation of Subsidiaries.

(a) Subject to Section 6.13(b) below, the Parent Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that at no time may any Subsidiary be an Unrestricted Subsidiary hereunder if it is a “restricted Subsidiary” (or term of similar import) for the purpose of the Term/Revolver Facility, the Senior Secured Notes, the Stepped Up Notes or any Junior Debt. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent Borrower therein at the date of designation in an amount equal to the fair market value of the Parent Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

(b) The Parent Borrower may not (x) designate any Restricted Subsidiary as an Unrestricted Subsidiary, or (y) designate an Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless (i) the Payment Conditions are satisfied at the time thereof and after giving effect thereto, (ii) no Event of Default exists or would result therefrom and (iii) on or prior to the date of such designation, to the extent any such designation would result in the loss of Eligible Accounts in excess of the lesser of (x) 10% of the Aggregate Revolving Credit Commitments and (y) 10% of the Borrowing Base at such time, the Parent Borrower shall deliver to the Administrative Agent an updated Borrowing Base Certificate giving pro forma effect to such designation.

Notwithstanding the foregoing, (x) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if, on the date of and after giving effect to such designation, such Unrestricted Subsidiary (or any Subsidiary thereof) would own (or hold an exclusive license with respect to) any Material Intellectual Property (and no Material Intellectual Property may be transferred (including by way of an exclusive license) to an Unrestricted Subsidiary unless such transfer is in connection with transition services agreements or non-exclusive licenses, in each case, in the ordinary course of business and (y) no Unrestricted Subsidiary may, at any time, own (or hold an exclusive license with respect to) Material Intellectual Property.

SECTION 6.14 Payment of Taxes. The Parent Borrower will pay and discharge promptly, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a lien or charge upon any properties of the Parent Borrower or any of the Restricted Subsidiaries not otherwise permitted under this Agreement; provided that neither the Parent Borrower nor any of the Restricted Subsidiaries shall be required to pay any such Tax or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or IFRS, as applicable, or which would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.

SECTION 6.15 [Reserved].

SECTION 6.16 Nature of Business. The Parent Borrower and its Restricted Subsidiaries will engage only in material lines of business substantially similar to those lines of business conducted by the Parent Borrower and its Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, incidental or ancillary thereto.

SECTION 6.17 Fiscal Year. The Parent Borrower shall not, nor shall it permit any of its Restricted Subsidiaries (other than any Restricted Subsidiary acquired after the Closing Date, and in such case only to the extent necessary to conform to the fiscal year of the Parent Borrower or a Restricted Subsidiary) to, change its methodology of determining its fiscal year end from such methodology in effect on the Closing Date; provided that, the Parent Borrower may, with the consent of the Administrative Agent, change its fiscal year-end to another date reasonably acceptable to the Administrative Agent, in which case the Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting, which adjustments shall become effective when the Administrative Agent posts the amendment reflecting such changes to the Platform, and the Required Lenders have not objected to such amendment within five (5) Business Days.

SECTION 6.18 Borrowing Base Certificates. (i) On or prior to the 15th calendar day of each calendar month, beginning with the first calendar month ending after the Closing Date (or if such day is not a Business Day, the next succeeding Business Day) and at such other times as the Administrative Agent or the Required Lenders may reasonably require, the Parent Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate (each a “Monthly Borrowing Base Certificate”) showing the Borrowing Base and the calculation of Excess Availability and Specified Excess Availability as of the close of business on the last day of the immediately preceding calendar month, with each such Monthly Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Parent Borrower by a Responsible Officer of the Parent Borrower; (ii) at any time during the continuance of a Liquidity Condition, the Parent Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate (each a “Weekly Borrowing Base Certificate”) showing the Parent Borrower’s reasonable estimate (which shall be based on the most current accounts receivable aging reasonably available and shall be calculated in a consistent manner with the most recent Monthly Borrowing Base Certificates delivered pursuant to this Section) of the Borrowing Base and the calculation of Excess Availability and Specified Excess Availability as of the close of business on the last day of the immediately preceding calendar week, which, unless the Administrative Agent otherwise agrees, shall be furnished on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day); (iii) on or prior to the date of the consummation of any disposition of Eligible Accounts in excess of the lesser of (x) 10% of the Aggregate Revolving Credit Commitments and (y) 10% of the Borrowing Base at such time, the Parent Borrower shall deliver to the Administrative Agent an updated Borrowing Base Certificate giving pro forma effect to such disposition and (iv) in the event there is a material error or miscalculation in a Borrowing Base Certificate, the Parent Borrower shall deliver to the Administrative Agent an updated Borrowing Base Certificate within three (3) Business Days after receiving notification of such error or miscalculation from the Administrative Agent. In addition, the Parent Borrower shall deliver each Borrowing Base Certificate required by Section 6.13(b).

SECTION 6.19 Cash Management Systems. The Loan Parties will establish and maintain the cash management system described below:

(a) Schedule 6.19 sets forth all DDAs maintained by the Loan Parties as of the Closing Date, including all Dominion Accounts. Each Loan Party shall be the sole account holder of each DDA (other than an Excluded Account) and shall not allow any other Person (other than the Administrative Agent, the Collateral Agent or, subject to the ABL Intercreditor Agreement, any Fixed Assets Debt Agent (as defined in the ABL Intercreditor Agreement)) to have control over or a Lien on a DDA (other than an Excluded Account) or any property deposited therein.

(b) (i) Within 90 days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its Permitted Discretion), the Loan Parties shall have delivered to the Administrative Agent an effective account control agreement or blocked account agreement (a “Deposit Account Control Agreement”) for all of the DDAs of the Loan Parties (other than Excluded Accounts), in each case duly executed by each applicable Loan Party and the applicable depositary bank in form and substance reasonably satisfactory to the Collateral Agent and (ii) the applicable Loan Party shall enter into a Deposit Account Control Agreement with respect to any such DDA (other than an Excluded Account) which is established or acquired (including, for the avoidance of doubt, pursuant to a Permitted Acquisition) after the Closing Date, promptly and in any event within ninety (90) days upon such establishment or acquisition (or such later date as may be agreed to by the Administrative Agent (such agreement not to be unreasonably withheld or delayed)).

(c) Each Borrower hereby agrees to promptly (and, with respect to account debtors as of the Closing Date, in any event within 90 days after the Closing Date) instruct all account debtors that are not currently making payments directly to DDAs listed on Schedule 6.19 or otherwise subject to such Deposit Account Control Agreements to make all future payments in respect of ABL Priority Collateral directly to the DDAs subject to such Deposit Account Control Agreements. Upon the occurrence and during the continuation of a Cash Dominion Period (and following delivery of notice of the commencement thereof from the Administrative Agent to the Parent Borrower and the account bank party to such instrument or agreement), all funds and financial assets held in or credited to each DDA shall be swept into the Dominion Account on a daily basis (or less frequently as agreed by the Administrative Agent) for application as set forth in Section 2.05(b)(iii).

(d) So long as no Cash Dominion Period is continuing, the Loan Parties may direct, and shall have control over, the manner of disposition of funds in the DDAs. The Administrative Agent and the other Secured Parties hereby acknowledge and agree that, subject to Section 8.02, so long as no Cash Dominion Period is continuing the Loan Parties shall have the right to withdraw all funds remaining on deposit in any Dominion Account and the Administrative Agent shall no longer be permitted to direct any account bank under any Deposit Account Control Agreement to sweep funds into any Dominion Account.

(e) The Loan Parties may close DDAs and/or open new DDAs without the Administrative Agent’s consent, subject to the prompt execution and delivery to the Administrative Agent of a Deposit Account Control Agreement to the extent required by, and within the time periods set forth in, the provisions of this Section 6.19; provided that, in any event, the Parent Borrower shall furnish the Administrative Agent with prior or contemporaneous notice of its opening or closing any DDA. The Loan Parties may open or close Excluded Accounts at any time, without requirement of delivery of a Deposit Account Control Agreement without consent of the Administrative Agent. The Parent Borrower shall furnish the Administrative Agent with prior written notice of its intention to open or close a Dominion Account and the Administrative Agent shall promptly notify the Parent Borrower as to whether the Administrative Agent shall require a Deposit Account Control Agreement with the Person with whom any such new account will be maintained.

(f) Any amounts received in the Dominion Account (including all interest and other earnings with respect thereto, if any) at any time after the payment in full of all Obligations (other than contingent indemnification obligations as to which no claim has been asserted), Cash Collateralization of all Letters of Credit and termination of the aggregate Revolving Credit Commitments hereunder and (ii) any amounts that continue to be swept to the Dominion Accounts after no Cash Dominion Period exists, shall, in each case, be remitted to the operating account of the Parent Borrower as specified by the Parent Borrower.

SECTION 6.20 Maintenance of REIT Status. Following the REIT Election, the Borrower (or applicable parent entity) will, at all times, conduct its affairs in a manner so as to continue to qualify as a REIT for U.S. federal income tax purposes until such time as the board of directors of the Borrower (or applicable parent entity) deems it in the best interests of the Borrower and its stockholders not to remain qualified as a REIT.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Loan Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit that have been Cash Collateralized or Backstopped or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer have been made), the Parent Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to:

SECTION 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) (i) Liens pursuant to any Loan Document and (ii) Liens securing the Indebtedness permitted under Section 7.03(b)(i) or 7.03(b)(iii); provided that, with respect to clause (ii), (x) the beneficiaries thereof (or an agent or trustee on their behalf) shall have become party to the ABL Intercreditor Agreement or other Acceptable Intercreditor Agreement and (y) the Liens on the ABL Priority Collateral securing such Indebtedness shall rank junior to the Liens on the ABL Priority Collateral securing the Obligations;

(b) Liens existing on the date hereof securing Indebtedness or other obligations (x) with an individual value not in excess of $5,000,000 or (y) listed on Schedule 7.01(b) and in each case of the foregoing clauses (x) and (y), any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 7.03;

(c) Liens for taxes, assessments or governmental charges (i) which are not overdue for a period of more than thirty (30) days, (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business (i) which secure amounts not overdue for a period of more than sixty (60) days or if more than sixty (60) days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Lien, (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(e) (i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business in connection with workers’ compensation, payroll taxes, unemployment insurance, general liability or property insurance and/or other social security legislation; and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Parent Borrower or any of its Restricted Subsidiaries;

(f) Liens to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business and obligations in respect of letters of credit, bank guarantee or similar instruments that have been posted to support the same;

(g) easements, rights-of-way, restrictions, covenants, conditions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, and any exception on the Mortgage Policies issued in connection with the Mortgaged Property;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens attach concurrently with or within two hundred seventy (270) days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(j) leases, licenses, subleases or sublicenses, in each case in the ordinary course of business (and Liens on the property covered thereby), which do not (i) interfere in any material respect with the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection, (ii) in favor of a banking or other financial institution or entities and/or electronic payment service providers arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry and (iii) arising by the terms of documents of banks or other financial institutions in relation to the maintenance or administration of deposit accounts, securities accounts or cash management arrangements;

(m) Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 7.05 and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) [reserved];

(o) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.13), in each case after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) any Indebtedness secured thereby is permitted under Section 7.03(f) and/or Section 7.03(r)(i);

(p) any interest or title of a lessor or sublessor under leases or subleases entered into by the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Borrower or its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(s) Liens arising from precautionary Uniform Commercial Code financing statement filings or any equivalent filings in respect of any leases;

(t) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(u) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

(v) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(w) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (o) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(x) ground leases in respect of real property on which facilities owned or leased by the Parent Borrower or any of its Restricted Subsidiaries are located;

(y) Liens (i) on property of a Non-Loan Party securing Indebtedness that is permitted pursuant to Section 7.03 and (ii) on property of a Foreign Subsidiary securing obligations of such Foreign Subsidiary that are not Indebtedness;

(z) Liens solely on any cash earnest money deposits made by the Parent Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(aa) Liens securing obligations that arise in the ordinary or normal course of business and that do not constitute Indebtedness and that are not otherwise expressly contemplated by this Section 7.03;

(bb) Liens securing Indebtedness permitted pursuant to Section 7.03(m);

(cc) other Liens; provided that (i) at the time of incurrence of the obligations secured thereby, the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause shall not exceed the greater of (x) $215,000,000 and (y) 35.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period and (ii) any such Liens on the ABL Priority Collateral shall rank junior to the Liens on the ABL Priority Collateral securing the Obligations and the beneficiaries thereof (or an agent or trustee on their behalf) shall have become party to the ABL Intercreditor Agreement or other Acceptable Intercreditor Agreement;

(dd) Liens securing Indebtedness or other obligations, provided, that at the time of incurrence of the Indebtedness or other obligations secured thereby, in the case of (x) Liens securing Indebtedness or other obligations on the Collateral that are pari passu with the Lien on the Fixed Assets Priority Collateral securing the Term/Revolver Obligations, the First Lien Leverage Ratio does not exceed 5.00:1.00 (or, to the extent incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of 5.00:1.00 and the First Lien Leverage Ratio at the end of the most recently ended Test Period), (y) Liens securing Indebtedness or other obligations on the Collateral that are junior to the Lien on the Fixed Assets Priority Collateral securing the Term/Revolver Obligations, the Secured Leverage Ratio does not exceed 5.25:1.00 (or, to the extent incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of 5.25:1.00 and the Secured Leverage Ratio at the end of the most recently ended Test Period) and (z) Liens securing Indebtedness or other obligations on assets that are not Collateral, the Total Leverage Ratio does not exceed 8.25:1.00 (or, to the extent incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of 8.25:1.00 and the Total Leverage Ratio at the end of the most recently ended Test Period), in each case, calculated on a Pro Forma Basis, including the application of the proceeds thereof, as of the last day of the most recently ended Test Period; provided any such Liens on the ABL Priority Collateral shall rank junior to the Liens on the ABL Priority Collateral securing the Obligations and the beneficiaries thereof (or an agent or trustee on their behalf) shall have become party to the ABL Intercreditor Agreement or other Acceptable Intercreditor Agreement;

(ee) Liens securing Indebtedness permitted under (i) Section 7.03(r)(i) and Section 7.03(s), and (ii) Section 7.03(r) (other than clause (i) thereof), Section 7.03(w) and Section 7.03(y), in each case, to the extent contemplated by, and subject to the limitations set forth in such provisions; provided that, (x) in the case of clause (ii), any such Liens on the ABL Priority Collateral shall rank junior to the Liens on the ABL Priority Collateral securing the Obligations and (y) in each case, to the extent any such Liens are on the ABL Priority Collateral, the beneficiaries thereof (or an agent or trustee on their behalf) shall have become party to the ABL Intercreditor Agreement or other Acceptable Intercreditor Agreement pursuant to the terms thereof;

(ff) with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Law;

(gg) [reserved];

(hh) [reserved];

(ii) Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying government reimbursement program costs and other actions or claims pertaining to the same or related matters or other medical reimbursement programs;

(jj) Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided that, such satisfaction or discharge is permitted hereunder;

(kk) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(ll) Liens on cash or permitted Investments securing Swap Contracts in the ordinary course of business submitted for clearing in accordance with applicable requirements of Law;

(mm) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(nn) Liens on Equity Interests of Unrestricted Subsidiaries;

(oo) Liens arising as a result of a Permitted Sale Leaseback or other sale-leaseback permitted by Section 7.05; and

(pp) Liens on proceeds of Indebtedness held in Escrow for so long as the proceeds thereof are and continue to be held in Escrow.

For purposes of determining compliance with this Section 7.01, if any Lien (or a portion thereof) would be permitted pursuant to one or more provisions described above, the Parent Borrower may divide and classify such Lien (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Lien so long as the Lien (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

SECTION 7.02 Investments. Make any Investments, except:

(a) Investments by the Parent Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors, managers, partners and employees of the Parent Borrower (or any direct or indirect parent thereof) or its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Parent Borrower (or such direct or indirect parent) (provided that, the proceeds of any such loans and advances shall be contributed by such parent entity to, or applied to a transaction resulting in a return of net cash proceeds in a substantially similar amount to, the Parent Borrower, as the case may be; provided, further that such contribution or return, as applicable, shall not constitute an equity contribution that may be utilized for other baskets (including the Available Amount) in this Article VII) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at the time made not to exceed the greater of (x) $30,000,000 and (y) 5.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;

(c) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property, in each case in the ordinary course of business;

(d) Investments (i) by any Loan Party in any other Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any Loan Party, (iii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party and (iv) by any Loan Party in any Restricted Subsidiary that is not a Loan Party; provided that, in the case of this clause (iv), the aggregate amount of such Investments by a Loan Party shall either (x) be made in the ordinary course or consistent with past practice or (y) not exceed the greater of (x) $150,000,000 and (y) 25.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted (other than, in each case, by reference to this Section 7.02) under Section 7.01, Section 7.03, Section 7.04, Section 7.05 and Section 7.06, respectively;

(g) [reserved];

(h) Investments in Swap Contracts permitted under Section 7.03(g);

(i) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(j) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person by the Parent Borrower or Restricted Subsidiary, or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of the Parent Borrower (including as a result of a merger or consolidation) (each, a “Permitted Acquisition”); provided that (i) after giving effect to any such purchase or other acquisition and (A) subject to the LCT Provisions, no Specified Event of Default shall have occurred and be continuing and (B) the Parent Borrower or Restricted Subsidiary is in compliance with Section 6.16 and (ii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall become Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary) shall become Guarantors, in each case in accordance with Section 6.10;

(k) the Transactions;

(l) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practice;

(m) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers from financially troubled account debtors or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n) Investments as valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding the Available Amount;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) loans and advances to the Parent Borrower in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such direct or indirect parent in accordance with Section 7.06; provided that any such loan or advance shall reduce the amount of such applicable Restricted Payment thereafter permitted under Section 7.06 by a corresponding amount (if such applicable provision of Section 7.06 contains a maximum amount);

(q) Investments held by a Restricted Subsidiary acquired after the Closing Date or of a corporation or company merged into the Parent Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Guarantee Obligations of the Parent Borrower or any of its Restricted Subsidiaries in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s) Investments to the extent that payment for such Investments is made with Qualified Equity Interests of the Parent Borrower (other than any Cure Amount or any “Cure Amount” (as defined in the Term/Revolver Credit Agreement); provided that, any amounts used for such an Investment or other acquisition that are not Qualified Equity Interests shall otherwise be permitted pursuant to this Section 7.02;

(t) other Investments in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding:

(i) the greater of (x) $275,000,000 and (y) 45.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period; plus

(ii) (A) the greater of (x) $215,000,000 and (y) 35.0% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period minus (B) the amount of prepayments of Junior Debt made pursuant to Section 7.08(a)(iii)(A); plus

(iii) (A) the greater of (x) $215,000,000 and (y) 35.0% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period minus (B) the amount of Restricted Payments made pursuant to Section 7.06(j);

(u) [reserved];

(v) Investments in JV Entities and Unrestricted Subsidiaries in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding the greater of (i) $150,000,000 and (ii) 25.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;

(w) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Parent Borrower;

(x) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Investments were not entered into in contemplation of such redesignations;

(y) [reserved];

(z) Investments existing or contemplated on a Closing Date (x) with an individual value not in excess of $5,000,000 or (y) set forth on Schedule 7.02 and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of any Investment permitted pursuant to this Section 7.02 is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;

(aa) Investments in connection with any Reorganization;

(bb) Investments in an amount equal to the aggregate amount of cash contributions made after the Closing Date to the Parent Borrower in exchange for Qualified Equity Interests of the Parent Borrower, except to the extent utilized in connection with any other transaction permitted by Section 7.06 or Section 7.08, and except to the extent such amount increases the Available Amount, constitutes a Cure Amount or a “Cure Amount” (as defined in the Term/Revolver Credit Agreement);

(cc) Investments in a Similar Business after the Closing Date in an aggregate amount for all such Investments not to exceed, at the time such Investment is made and after giving effect to such Investment, the sum of (i) an amount equal to the greater of (x) $~~500,000,000~~425,000,000 and (y) ~~85.0~~70.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period as of such time plus (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Borrower or any Restricted Subsidiary after the Closing Date;

(dd) the forgiveness or conversion to equity of any intercompany Indebtedness owed to the Borrower or any of its Restricted Subsidiaries or the cancellation or forgiveness of any Indebtedness owed to the Borrower (or any parent entity) or a Subsidiary from any members of management of the Borrower (or any parent entity) or any Subsidiary, in each case permitted by Section 7.03;

(ee) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, intellectual property, or other rights, in each case in the ordinary course of business;

(ff) [reserved]; and

(gg) Investments, so long as the Payment Conditions are satisfied on a Pro Forma Basis.

For purposes of determining compliance with this Section 7.02, if any Investment (or a portion thereof) would be permitted pursuant to one or more provisions described above, the Parent Borrower may divide and classify such Investment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Investment so long as the Investment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

Notwithstanding the foregoing, in no event shall the Borrower or any Restricted Subsidiary make any Investment of Material Intellectual Property in any Unrestricted Subsidiary unless such Investment is in connection with transition services agreements or non-exclusive licenses, in each case, in the ordinary course of business.

SECTION 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of the Parent Borrower and any of its Restricted Subsidiaries under the Loan Documents;

(b) the (i) Senior Secured Notes, in an aggregate outstanding principal amount under this clause (i) not to exceed $1,250,000,000 (and any Permitted Refinancing thereof), (ii) Stepped Up Notes, in an aggregate principal amount under this clause (ii) not to exceed $1,901,500,000 (and any Permitted Refinancing thereof) and (iii) Indebtedness under the Term/Revolver Facility (x) in an aggregate outstanding principal amount under this clause (iii) not to exceed the sum of (I) $2,175,000,000 plus (II) any ”Incremental Facility” and/or “Incremental Equivalent Debt” (each as defined in the Term/Revolver Credit Agreement as in effect on the date hereof (or any equivalent term under any documentation governing any Term/Revolver Facility)) in an amount not to exceed the amount permitted in accordance with the terms of the Term/Revolver Credit Agreement as in effect on the date hereof, and (y) in respect of Secured Cash Management Obligations and Secured Hedging Obligations (each as defined in the Term/Revolver Credit Agreement as in effect on the date hereof (or any equivalent term under any documentation governing any Term/Revolver Facility)), and, in each case of this clause (iii), any Permitted Refinancing thereof;

(c) Indebtedness existing on the date hereof (x) with an individual value not in excess of $5,000,000 or (y) listed on Schedule 7.03(c) and in each case of the foregoing clauses (x) and (y), any Permitted Refinancing thereof;

(d) Guarantee Obligations of the Parent Borrower and its Restricted Subsidiaries in respect of Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries otherwise permitted hereunder (except that a Subsidiary that is not a Loan Party may not, by virtue of this Section 7.03(d), guarantee Indebtedness that such Subsidiary could not otherwise incur under this Section 7.03); provided that, (x) if the Indebtedness being guaranteed is subordinated to the Loan Obligations, such Guarantee Obligation shall be subordinated to the Guarantee of the Loan Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (y) Guarantee Obligations made by a Loan Party with respect to Indebtedness of a Non-Loan Party must be permitted pursuant to Section 7.02;

(e) Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries owing to the Parent Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 3.02 of the Guaranty (but only to the extent permitted by applicable law and not giving rise to material adverse tax consequences);

(f) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Indebtedness is incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement), (ii) Attributable Indebtedness arising out of Permitted Sale Leasebacks and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); provided that the aggregate principal amount of Indebtedness (including without limitation Attributable Indebtedness, but excluding Attributable Indebtedness incurred pursuant to clause (ii)) under this Section 7.03(f) does not exceed, at the time of the incurrence thereof, the greater of (x) $140,000,000 and (y) 25.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;

(g) Indebtedness in respect of Swap Contracts not for speculative purposes (i) entered into to hedge or mitigate risks to which the Parent Borrower or any Subsidiary has actual or anticipated exposure (other than those in respect of shares of capital stock or other equity ownership interests of the Parent Borrower or any Subsidiary), (ii) entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Parent Borrower or any Subsidiary and (iii) entered into to hedge commodities, currencies, general economic conditions, raw materials prices, revenue streams or business performance;

(h) obligations of non-wholly owned Foreign Subsidiaries that are Restricted Subsidiaries in respect of Disqualified Equity Interests in an amount not to exceed $50,000,000 at any time outstanding;

(i) Indebtedness representing deferred compensation to employees of the Parent Borrower (or any parent entity) and its Restricted Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness to future, present or former directors, officers, members of management, employees or consultants of the Parent Borrower or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Parent Borrower (or any direct or indirect parent thereof) permitted by Section 7.06(f);

(k) Indebtedness incurred by the Parent Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(l) Indebtedness consisting of obligations of the Parent Borrower (or any parent entity) or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions, any Permitted Acquisitions and/or any other Investment expressly permitted hereunder;

(m) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, cash pooling arrangements, purchase card and similar arrangements in each case incurred in the ordinary course;

(n) Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) Indebtedness incurred by the Parent Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Parent Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) Indebtedness supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;

(r) Indebtedness (whether secured or unsecured) (i) in an unlimited amount, of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary) after the date hereof and/or any other Indebtedness otherwise assumed in connection with an acquisition or any other Investment not prohibited hereunder, to the extent in the case of this clause (i), such Indebtedness was not incurred in contemplation of such acquisition or other Investment and such Indebtedness constitutes the obligations of only such newly acquired Restricted Subsidiary, (ii) incurred in connection with a Permitted Acquisition or other Investment not prohibited hereunder, in an aggregate principal amount for this clause (ii), not to exceed, at the time of the incurrence thereof, (A) the Fixed Incremental Amount (as defined in the Term Loan Credit Agreement as in effect on the date hereof, but taking into account any amounts already incurred in reliance thereon including pursuant to Section 7.03(b)(ii)) plus (B) an additional unlimited amount so long as after giving Pro Forma Effect thereto (x) in the case of Indebtedness secured by a Lien on the Fixed Assets Priority Collateral that is pari passu with the Lien on the Fixed Assets Priority Collateral securing the Term/Revolver Obligations, the First Lien Leverage Ratio does not exceed the greater of (1) 5.00:1.00 and (2) the First Lien Leverage Ratio at the end of the most recently ended Test Period, (y) in the case of Indebtedness secured by a Lien on the Fixed Assets Priority Collateral that ranks junior to the Liens on the Fixed Assets Priority Collateral securing the Term/Revolver Obligations, the Secured Leverage Ratio does not exceed the greater of 5.25:1.00 and the Secured Leverage Ratio at the end of the most recently ended Test Period and (z) in the case of Indebtedness that is unsecured or secured by assets that are not Collateral, either, at the Borrower’s option, (X) the Total Leverage Ratio does not exceed the greater of 8.25:1.00 and the Total Leverage Ratio at the end of the most recently ended Test Period or (Y) in the case of unsecured indebtedness, the Interest Coverage Ratio is no less than the lesser of 2:00:1.00 and the Interest Coverage Ratio at the end of the most recently ended Test Period and (iii) incurred for any purpose not prohibited by this Agreement, in an aggregate principal amount for clause (iii), not to exceed an unlimited amount so long as after giving Pro Forma Effect thereto (x) in the case of Indebtedness secured by a Lien on the Fixed Assets Priority Collateral that is pari passu with the Lien on the Fixed Assets Priority Collateral securing the Term/Revolver Obligations, the First Lien Leverage Ratio does not exceed 5.00:1.00 (or, to the extent such Indebtedness is incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of 5.00:1.00 and the First Lien Leverage Ratio at the end of the most recently ended Test Period), (y) in the case of Indebtedness secured by a Lien on the Fixed Assets Priority Collateral that ranks junior to the Liens on the Fixed Assets Priority Collateral securing the Term/Revolver Obligations, the Secured Leverage Ratio does not 5.25:1.00 (or, to the extent such Indebtedness is incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of 5.25:1.00 and the Secured Leverage Ratio at the end of the most recently ended Test Period) and (z) in the case of Indebtedness that is unsecured or secured by assets that are not Collateral, either, at the Borrower’s option (X) the Total Leverage Ratio does not exceed 8.25:1.00 (or, to the extent such Indebtedness is incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of 8.25:1.00 and the Total Leverage Ratio at the end of the most recently ended Test Period) or (Y) in the case of unsecured indebtedness, the Interest Coverage Ratio is no less than 2:00:1.00 (or, to the extent such Indebtedness is incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the lesser of 2.00:1.00 and the Interest Coverage Ratio at the end of the most recently ended Test Period); provided that, such Indebtedness incurred under clauses (ii) and (iii), (1) shall be subject only to the applicable Required Debt Terms and (2) any such Indebtedness of any Subsidiaries that are non-Loan Parties shall not exceed, in the aggregate at the time of incurrence thereof, the greater of (X) $200,000,000 and (Y) 35.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;;

(s) Indebtedness incurred by a Non-Loan Party, and guarantees thereof by any Non-Loan Party, (x) in an aggregate principal amount not to exceed, at the time of the incurrence thereof, the greater of (i) $375,000,000 and (ii) 50.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period and (y) under working capital lines, lines of credit or overdraft facilities (to the extent such Indebtedness are not secured by assets constituting Collateral and are non-recourse to the Loan Parties) in the ordinary course of business;

(t) [reserved];

(u) additional Indebtedness in an aggregate principal amount not to exceed, at the time of the incurrence thereof, the greater of (x) $240,000,000 and (y) 40.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;

(v) [reserved];

(w) (i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) incurred by the Borrower to the extent that 100% of the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied solely to the prepayment of Term Loans (under and as defined in the Term/Revolver Credit Agreement) or the replacement of Revolving Credit Commitments (under and as defined in the Term/Revolver Credit Agreement) in accordance with Section 2.05(b)(iii) of the Term/Revolver Credit Agreement; provided that (A) if such Indebtedness is secured on a junior basis to such Term/Revolver Obligations or is unsecured, such Indebtedness shall not mature earlier than the date that is 91 days after the maturity date with respect to the relevant Indebtedness being prepaid or replaced, (B) other than Inside Maturity Loans, such Indebtedness shall not mature prior to the maturity date of the Indebtedness being prepaid or replaced and, as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness (other than revolving loans) shall not be shorter than that of then-remaining term Indebtedness being refinanced, (C) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently guaranteed the Obligations, (D) subject to clause (h) of the “Collateral and Guarantee Requirement”, such Indebtedness is not secured by any assets not securing the Obligations unless such assets substantially concurrently secure the Obligations, (E) such Indebtedness shall not be in a principal amount in excess of the amount of the Indebtedness (or commitments with respect thereto) so refinanced except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid and unused commitments, and fees and expenses reasonably incurred, in connection with such refinancing and (ii) any Permitted Refinancing thereof;

(x) Indebtedness of any Loan Party so long as (i) the Payment Conditions are satisfied on a Pro Forma Basis and (ii) such Indebtedness has a maturity date that is after the Latest Maturity Date at the time such Indebtedness sis incurred, and has a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities;

(y) Indebtedness in respect of Permitted Exchange Securities (as defined in the Term/Revolver Credit Agreement as in effect on the date hereof (or any equivalent term under any documentation governing any Term/Revolver Facility)) incurred pursuant to a Permitted Exchange (as defined in the Term/Revolver Credit Agreement as in effect on the date hereof (or any equivalent term under any documentation governing any Term/Revolver Facility)) and any Permitted Refinancing thereof;

(z) any CCOH Preferred Stock and any Replacement CCOH Preferred Stock.;

(aa) [reserved]; and

(bb) all premiums (if any), interest (including post-petition interest, capitalized interest or interest otherwise payable in kind), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses of this Section 7.03.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described above, the Parent Borrower may classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that (i) all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 7.03, (ii) all Indebtedness outstanding under the Senior Secured Notes will be deemed to have been incurred in reliance only on the exception in clause (b)(i) of this Section 7.03, (iii) all Indebtedness outstanding under the Stepped Up Notes will be deemed to have been incurred in reliance only on the exception in clause (b)(ii) of this Section 7.03 and (iv) all Indebtedness outstanding under the Term/Revolver Facility will be deemed to have been incurred in reliance only on the exception in clause (b)(iii) of this Section 7.03.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

SECTION 7.04 Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Delaware LLC Division), except that:

(a) any Restricted Subsidiary other than a Borrower may merge or amalgamate with any one or more other Restricted Subsidiaries (provided that when any Restricted Subsidiary that is a Loan Party is merging or amalgamating with another Restricted Subsidiary, a Loan Party shall be a continuing or surviving Person, as applicable, or the resulting entity shall succeed as a matter of law to all of the Obligations of such Loan Party);

(b) (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party, (ii) (A) any Restricted Subsidiary may liquidate, dissolve or wind up, and (B) any Restricted Subsidiary may change its legal form, in each case, if the Parent Borrower determines in good faith that such action is in the best interests of the Parent Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders and (iii) a Borrower may change its legal form if it determines in good faith that such action is in the best interests of the Parent Borrower and its Subsidiaries, and the Administrative Agent reasonably determines it is not disadvantageous to the Lenders;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (x) the transferee must be a Loan Party or (y) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Loan Party in accordance with Section 7.02 and Section 7.03, respectively;

(d) so long as no Event of Default exists or would result therefrom, each Borrower may merge or amalgamate with any other Person or assign all of the obligations hereunder to another Person; provided that (i) such Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not such Borrower or in connection with any such assignment to another Person (any such Person under this clause (ii), the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof or the District of Columbia, (B) the Successor Company shall expressly assume all the obligations of such Borrower under this Agreement and the other Loan Documents to which such Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) the Successor Company shall cause such amendments, supplements or other instruments to be executed, delivered, filed and recorded (and deliver a copy of same to the Administrative Agent and Collateral Agent)

in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Agent on the Collateral owned by or transferred to the Successor Company, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant states, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guaranty shall apply to the Successor Company’s obligations under the Loan Documents, (E) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (F) the Administrative Agent shall have received all documentation and other information about the Successor Company that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and (G) at the time of such merger or consolidation, shall be in pro forma compliance with the Financial Covenant; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, such Borrower under this Agreement;

(e) so long as no Event of Default exists or would result therefrom, any Restricted Subsidiary may merge or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.10;

(f) any Reorganization may be consummated;

(g) so long as no Event of Default exists or would result therefrom, a merger, amalgamation, dissolution, winding up, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected (other than pursuant to Section 7.05(e)); and

(h) so long as no Event of Default exists or would result therefrom, a merger, dissolution, liquidation or consolidation, in each case, by and among the Parent Borrower and/or its Restricted Subsidiaries, the purpose of which is to effect a Reorganization.

SECTION 7.05 Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Parent Borrower and its Restricted Subsidiaries;

(b) Dispositions of inventory and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or be abandoned in the ordinary course of business);

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) Dispositions of property to the Parent Borrower or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party, (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02, or (iii) such Disposition shall consist of the transfer of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary;

(e) Dispositions permitted (other than by reference to this Section 7.05(e)) by Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;

(f) Dispositions of Cash Equivalents;

(g) leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole;

(h) transfers of property subject to Casualty Events;

(i) Dispositions of Investments in JV Entities or non-Wholly-Owned Restricted Subsidiaries to the extent required by, or made pursuant to, customary buy/sell arrangements between the parties to such JV Entity or shareholders of such non-Wholly-Owned Restricted Subsidiaries set forth in the shareholder agreements, joint venture agreements, organizational documents or similar binding agreements relating to such JV Entity or non-Wholly-Owned Restricted Subsidiary;

(j) Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(k) the unwinding of any Swap Contract pursuant to its terms;

(l) Permitted Sale Leasebacks;

(m) so long as no Event of Default would result therefrom, Dispositions not otherwise permitted pursuant to this Section 7.05 (including any Sale Leasebacks and the sale or issuance of Equity Interests in a Restricted Subsidiary); provided that (i) such Disposition shall be for fair market value as reasonably determined by the Parent Borrower in good faith, (ii) with respect to any Disposition under this clause (m) for a purchase price in excess of the greater of (x) $60,000,000 and (y) 10.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period, as reasonably determined by the Parent Borrower at the time of such Disposition, the Parent Borrower or any of its Restricted Subsidiaries shall receive not less than 75.0% of such consideration in the form of cash or Cash Equivalents for such Dispositions (provided, however, that for the purposes of this clause (m)(ii), the following shall be deemed to be cash: (A) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Parent Borrower or any of its Restricted Subsidiaries and the valid release of the Parent Borrower or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by the Parent Borrower or any of its Restricted Subsidiaries from the transferee that are converted by the Parent Borrower or any of its Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (C) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Parent Borrower and each of the other Restricted Subsidiaries are released from any Guarantee of payment of the Parent Borrower in connection with such Disposition and (D) aggregate non-cash consideration received by the Parent Borrower and its Restricted Subsidiaries for all Dispositions under this clause (m) having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of (x) $150,000,000 and (y) 25.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period at any time outstanding (net of any non-cash consideration converted into cash and Cash Equivalents received in respect of any such non-cash consideration) and (iii) the Parent Borrower or the applicable Restricted Subsidiary complies with the applicable provisions of Section 2.05;

(n) any Disposition not otherwise permitted pursuant to this Section 7.05 in an amount not to exceed the greater of (x) $45,000,000 and (y) 7.5% of Consolidated EBITDA as of the last day of the most recently ended Test Period;

(o) the Parent Borrower and its Restricted Subsidiaries may surrender or waive contractual rights and leases and settle or waive contractual or litigation claims in the ordinary course of business;

(p) Dispositions of assets (including Equity Interests) acquired in connection with Permitted Acquisitions or other Investments permitted hereunder, which assets are obsolete or not used or useful to the core or principal business of the Parent Borrower and the Restricted Subsidiaries or which Dispositions are made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition;

(q) any swap of assets (other than of ABL Priority Collateral with Fixed Assets Priority Collateral) in exchange for services or other assets of comparable or greater fair market value useful to the business of the Parent Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the Parent Borrower;

(r) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(s) [reserved];

(t) Dispositions conducted in connection with any Reorganization;

(u) [reserved];

(v) Dispositions conducted in connection with a REIT Conversion Transaction for so long as the Borrower (or its applicable parent entity) is pursuing a REIT Election in good faith and the REIT Conversion Transaction Requirement has been satisfied; and

(w) any Disposition by the Parent Borrower or a Restricted Subsidiary of the Equity Interests of, or indebtedness owned by, a Foreign Subsidiary to any Restricted Subsidiary pursuant to a Reorganization.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Parent Borrower or any Subsidiary Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Parent Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.

Notwithstanding the foregoing, in no event shall the Borrower or any Restricted Subsidiary Dispose of any Material Intellectual Property to any Unrestricted Subsidiary unless such Disposition is in connection with transition services agreements or non-exclusive licenses, in each case, in the ordinary course of business.

SECTION 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) [reserved];

(b) (i) the Parent Borrower may redeem in whole or in part any of its (or a parent entity’s) Equity Interests for another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) the Parent Borrower may declare and make dividend payments or other distributions payable solely in Qualified Equity Interests;

(c) [reserved];

(d) to the extent constituting Restricted Payments, the Parent Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted (other than by reference to Section 7.06) by any provision of Section 7.02 or Section 7.04;

(e) repurchases of Equity Interests in the ordinary course of business in the Parent Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) The Parent Borrower or any of its Restricted Subsidiaries may, in good faith, pay (or any Restricted Subsidiary may make Restricted Payments to the Parent Borrower to allow the Parent Borrower to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of it or of the Parent Borrower held by any future, present or former employee, director, manager, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of the Parent Borrower or any of its Subsidiaries pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of the Parent Borrower or any Subsidiary; provided that such payments do not exceed at the time made the greater of (x) $45 million and (y) 7.50% of Consolidated EBITDA as of the last day of the most recently ended Test Period) in any calendar year; provided that any unused portion of the preceding basket for any calendar year may be carried forward to the next succeeding calendar year, so long as the aggregate amount of all Restricted Payments made pursuant to this Section 7.06(f) in any calendar year (after giving effect to such carry forward) shall not exceed at the time made the greater of (x) $75 million and (y) 12.5% of Consolidated EBITDA as of the last day of the most recently ended Test Period; provided, further, that cancellation of Indebtedness owing to the Parent Borrower or any of its Subsidiaries from members of management of the Parent Borrower or any of the Parent Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Parent Borrower will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(g) The Parent Borrower and its Restricted Subsidiaries may make Restricted Payments to any parent entity (or, in the case of clauses (viii) and (ix), to any Person):

(i) for any taxable period for which the Parent Borrower (or applicable parent entity) is not intended to be treated as a REIT and is a member of a consolidated, combined or similar income tax group (including if the Parent Borrower is an entity disregarded as separate from its owner for U.S. federal income tax purposes) of which any parent entity is the common parent (or a disregarded entity, partnership or other pass-through entity that is wholly-owned (directly or indirectly) by such a tax group), to pay the consolidated, combined or similar income tax liability of such tax group that is attributable to the income of the Parent Borrower and/or its applicable Subsidiaries included in such group that the Parent Borrower or Subsidiaries have not otherwise paid; provided that (x) no such payments shall exceed the amount of such taxes that the Parent Borrower and/or applicable Subsidiaries would have paid had such entity(ies) been a stand-alone corporate taxpayer (or stand-alone corporate group) for all taxing years ending after the date of this Agreement (less any amount in respect thereof actually paid by such Persons directly), and (y) any such payments attributable to an Unrestricted Subsidiary shall be limited to the amount of any cash paid by such Unrestricted Subsidiary to the Parent Borrower or any of its respective Restricted Subsidiaries for such purpose;

(ii) the proceeds of which shall be used to pay such equity holder’s operating costs and expenses incurred in the ordinary course of business, other overhead costs and expenses and fees (including (v) administrative, legal, accounting and similar expenses provided by third parties, (w) trustee, directors, managers and general partner fees, (x) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claim, litigation or proceeding, (y) fees and expenses (including any underwriters discounts and commissions) related to any investment or acquisition transaction (whether or not successful) and (z) payments in respect of indebtedness and equity securities of any direct or indirect holder of Equity Interests in the Parent Borrower to the extent the proceeds are used or will be used to pay expenses or other obligations described in this Section 7.06(g)) which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Parent Borrower and its Subsidiaries

(including any reasonable and customary indemnification claims made by directors, managers or officers of the Parent Borrower attributable to the direct or indirect ownership or operations of the Parent Borrower and its Subsidiaries) and fees and expenses otherwise due and payable by the Parent Borrower or any of its Restricted Subsidiaries and permitted to be paid by the Parent Borrower or such Restricted Subsidiary under this Agreement;

(iii) the proceeds of which shall be used to pay franchise and excise taxes, and other fees and expenses, required to maintain its organizational existence;

(iv) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) the Parent Borrower shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be held by or contributed to the Parent Borrower or a Restricted Subsidiary or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into it or a Restricted Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.10;

(v) the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;

(vi) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of the Parent Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Parent Borrower and its Restricted Subsidiaries;

(vii) Public Company Costs;

(viii) for so long as the Parent Borrower (or its applicable parent entity) is pursuing a REIT Election in good faith and the REIT Conversion Transaction Requirement is satisfied giving effect to such Restricted Payments, make dividends and distributions, whether in cash or in kind, to its shareholders in the required amount (as determined in good faith by the Parent Borrower or applicable parent entity) in order to qualify the Parent Borrower (or the applicable parent entity) as a REIT and effect the distribution of the Parent Borrower’s (or the applicable parent entity’s) earnings and profits in connection with or in anticipation of the Borrower’s (or the applicable parent entity’s) REIT Election, including, for the avoidance of doubt, cash dividends or distributions to satisfy the requirements of Section 857(a)(2)(B) of the Code, or any successor provision, and any subsequent “true-up” payments to correct for recalculation of the appropriate amount; and

(ix) following the REIT Election, with respect to any taxable year for which the Parent Borrower (or any parent entity) is intended to be treated as a REIT, subject to no resulting Specified Event of Default, notwithstanding any other limitation under this Agreement (except as set forth in this clause (ix)) Restricted Payments in an aggregate amount equal to (x) the taxable income of the Parent Borrower (or the applicable parent entity) as determined for purposes of Section 857 of the Code, or applicable successor provision and (ii) any additional amounts as may be necessary for the Borrower (or the applicable parent entity) to (A) qualify and remain qualified for taxation as a REIT under U.S. federal income (and, as applicable, any comparable version of state, local, and non-U.S.) Tax law and/or (B) avoid entity level income Tax or excise Tax (or any penalty or addition to tax) (for the avoidance of doubt, this paragraph (ix) shall permit the Borrower (or the applicable parent entity) to make cash distributions of 100% of its “real estate investment trust table income,” as defined under Section 857(b)(2) of the Code);

(h) The Parent Borrower or any of its Restricted Subsidiaries may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (it being understood that a distribution pursuant to this Section 7.06(h) shall be deemed to have utilized capacity under such other provision of this Agreement);

(i) The Parent Borrower or any of its Restricted Subsidiaries may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(j) The Parent Borrower or any of its Restricted Subsidiaries may make additional Restricted Payments in an amount not to exceed at the time made the greater of (i) $215,000,000 and (ii) 35.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period, minus (A) the amount of Investments made pursuant to Section 7.02(t)(iii);

(k) The Parent Borrower or any of its Restricted Subsidiaries may make additional Restricted Payments in an amount not to exceed the Available Amount;

(l) (i) any Restricted Payment by the Parent Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary and (ii) Restricted Payments not to exceed at the time made 6.00% per annum of the Market Capitalization of the Parent Borrower;

(m) [reserved];

(n) the distribution, by dividend or otherwise, of Equity Interests of an Unrestricted Subsidiary or Indebtedness owed to the Parent Borrower or a Restricted Subsidiary of an Unrestricted Subsidiary, provided that in each case the principal assets of such Unrestricted Subsidiary are not cash and Cash Equivalents received as Investments from the Parent Borrower or any of the Restricted Subsidiaries;

(o) The Parent Borrower or any of its Restricted Subsidiaries may pay any dividend or distribution on any Disqualified Equity Interests incurred in accordance with Section 7.03(h);

(p) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options or warrants and the vesting of restricted stock and restricted stock units;

(q) [reserved];

(r) distributions or payments by dividend or otherwise, among the Parent Borrower and its Restricted Subsidiaries in connection with a Reorganization;

(s) any Restricted Payment made in connection with paying dividends (in cash or additional shares) and any accrued unpaid interest or premium thereon with respect to (i) the CCOH Preferred Stock or (ii) any preferred stock with an aggregate liquidation preference or equivalent amount not exceeding that of the CCOH Preferred Stock issued as a replacement therefor so long as the terms of such securities are not materially adverse to the Lenders, in their capacity as such, taken as a whole, as compared to the terms of the CCOH Preferred Stock that is being replaced (as determined in good faith by the Parent Borrower) (the “Replacement CCOH Preferred Stock”); and

(t) any Restricted Payment to any holder of the CCOH Preferred Stock paying (x) for the repayment, repurchase, redemption, defeasance, or otherwise acquire or retire for value of all or any portion of the CCOH Preferred Stock or any Replacement CCOH Preferred Stock; provided that the aggregate amount paid in accordance with this clause (x) shall not exceed $45,000,000 plus (y) accrued and unpaid interest or premium thereon to the redemption date thereof, plus accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) related thereto; and

(u) Restricted Payments, so long as the Payment Conditions are satisfied on a Pro Forma Basis.

For purposes of determining compliance with this Section 7.06, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described above, the Parent Borrower shall, in its sole discretion, classify or divide such Restricted Payment (or any portion thereof) in any manner that complies with this covenant and may later divide and reclassify any Restricted Payment (or any portion thereof) so long as the Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception or exceptions as of the date of such reclassification.

SECTION 7.07 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent Borrower (other than any transaction having a fair market value not in excess of the greater of (x) $60,000,000 and (y) 10.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period in a single transaction), whether or not in the ordinary course of business, other than:

(a) transactions between or among the Parent Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b) transactions on terms not less favorable to the Parent Borrower or any Restricted Subsidiary as would be obtainable by the Parent Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) any Reorganization and the payment of fees and expenses related to any Reorganization;

(d) the issuance of Equity Interests to any officer, director, manager, employee or consultant of the Parent Borrower or any of its Subsidiaries or any parent entity in connection with the Transactions;

(e) [reserved];

(f) equity issuances, repurchases, redemptions, retirements or other acquisitions or retirements of Equity Interests by the Parent Borrower or any of its Restricted Subsidiaries permitted under Section 7.06;

(g) loans and other transactions by and among the Parent Borrower and/or one or more Subsidiaries to the extent permitted under this Article VII;

(h) employment and severance arrangements between the Parent Borrower or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(i) without duplication, payments by the Parent Borrower and its Restricted Subsidiaries pursuant to any tax sharing agreements among the Parent Borrower, any parent entity and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Restricted Subsidiaries;

(j) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Parent Borrower and its Restricted Subsidiaries or any parent entity in the ordinary course of business to the extent attributable to the ownership or operation of the Parent Borrower and its Restricted Subsidiaries;

(k) transactions pursuant to agreements in existence on a Closing Date and set forth on Schedule 7.07 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(l) dividends and other distributions permitted under Section 7.06 and/or Investments permitted under Section 7.02 (in each case, other than by reference to this Section 7.07);

(m) transactions with the Parent and/or its subsidiaries in the normal or ordinary course of business consistent with past practice;

(n) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to Section 6.13; provided that such transactions were not entered into in contemplation of such redesignation;

(o) [reserved];

(p) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are fair to the Parent Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Parent Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(q) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(r) any intercompany loans made by the Parent Borrower to any Restricted Subsidiary; provided that all such intercompany loans of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 3.02 of the Guaranty (but only to the extent permitted by applicable law and not giving rise to material adverse tax consequences);

(s) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of the Parent Borrower or any parent entity of the Parent Borrower or any Restricted Subsidiary;

(t) (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Parent Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement; and

(u) any transaction in respect of which the Parent Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Parent Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Parent Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate.

SECTION 7.08 Prepayments, Etc., of Indebtedness.

(a) Optionally prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner prior to the date that is one year prior to the scheduled maturity date thereof any Junior Debt with an outstanding principal amount in excess of the Threshold Amount (it being understood that payments of regularly scheduled interest and “AHYDO” payments under any such Junior Debt Documents shall not be prohibited by this clause), except for (i) the refinancing thereof with the Net Cash Proceeds of any Equity Interest (other than Disqualified Equity Interests) or Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), (ii) the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of the Parent Borrower or any parent entity, (iii) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount at the time made not to exceed (A)(1) the greater of, at the time made, (x) $215,00,000 and (y) 35.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period minus (2) the amount of Investments made pursuant to Section 7.02(t)(ii) plus the Available Amount (iv) [reserved], (v) other prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity as part of an applicable high yield discount obligation catch-up payment, (vi) other prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an amount equal to the aggregate amount of cash contributions made after the Closing Date to the Parent Borrower in exchange for Qualified Equity Interests of the Parent Borrower, except to the extent utilized in connection with any other transaction permitted by Section 7.02, Section 7.03 or Section 7.06, and except to the extent such cash contributions increase the Available Amount, constitute a Cure Amount or “Cure Amount” (as defined in the Term/Revolver Facility), (vii) other prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity with respect to intercompany Indebtedness among the Parent Borrower and its Subsidiaries permitted under Section 7.03, subject to the subordination provisions applicable thereto and (viii) other prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity so long as the Payment Conditions are satisfied on a Pro Forma Basis.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders, taken as a whole, in their capacity as such, any term or condition of any Junior Debt Documents without the consent of the Required Lenders (not to be unreasonably withheld or delayed), and excluding any such amendment or modification that would not be prohibited under the definition of “Permitted Refinancing” with respect to such Junior Debt.

For purposes of determining compliance with this Section 7.08, in the event that a prepayment, redemption, purchase or other satisfaction of Junior Debt meets the criteria of more than one of the categories described above, the Parent Borrower shall, in its sole discretion, classify or divide such prepayment, redemption, purchase or other satisfaction of Junior Debt (or any portion thereof) in any manner that complies with this covenant and may later divide and reclassify any prepayment, redemption, purchase or other satisfaction of Junior Debt (or any portion thereof) so long as the prepayment, redemption, purchase or other satisfaction of Junior Debt (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception or exceptions as of the date of such reclassification.

SECTION 7.09 Fixed Charge Coverage Ratio. The Parent Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any Test Period to be less than 1.00:1.00; provided that such Fixed Charge Coverage Ratio will only be tested on the date any Covenant Trigger Period commences (as of the last day of the Test Period ending immediately prior to the date on which such Covenant Trigger Period commences) and shall continue to be tested as of the last day of each Test Period thereafter until such Covenant Trigger Period is no longer continuing.

SECTION 7.10 Amendments or Waivers of Organizational Documents. Except in connection with a transaction permitted by Section 7.04, the Parent Borrower shall not agree to any material amendment, restatement, supplement or other modification to, or waiver of its Organization Documents, in each case in a manner that has a material adverse effect on the Lenders (taken as a whole), in their capacity as such, in each case after the Closing Date without in each case obtaining the prior written consent of Required Lenders to such amendment, restatement, supplement or other modification or waiver.

SECTION 7.11 Restrictions on Subsidiaries’ Distributions. The Parent Borrower shall not, nor shall the Parent Borrower permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Restricted Subsidiary of the Parent Borrower that is not a Loan Party to make Restricted Payments to the Parent Borrower or any other Loan Party; provided that this Section 7.11 shall not apply to Contractual Obligations which (i)(x) exist on a Closing Date and are listed on Schedule 7.11 hereto and (y) are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Parent Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Parent Borrower; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.13, (iii) represent Indebtedness of a Restricted Subsidiary of the Parent Borrower which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition or (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business.

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01 Events of Default. Any of the following events referred to in any of clauses (a) through (l) inclusive of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within three (3) Business Days of when required to be paid herein, any amount required to be reimbursed to an L/C Issuer pursuant to Section 2.03(c)(i) or (iii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03(a)(i), Section 6.04 (as it relates to such Borrower), Section 6.19 (other than any such failure resulting solely from actions taken by one or more Persons not controlled directly or indirectly by the Parent Borrower or such Person’s (or Persons’) failure to act in accordance with the instructions of the Parent Borrower or the Administrative Agent), Section 6.18 (and, in the case of Section 6.18, such failure continues unremedied for a period of at least five (5) Business Days in respect of any Monthly Borrowing Base Certificate or at least three (3) Business Days in respect of any Weekly Borrowing Base Certificate) or Article VII (other than Section 7.09) or (ii) Section 7.09; provided that (x) no Default or Event of Default under Section 7.09 shall be deemed to have occurred until the date that is 15 Business Days after the date the financials for the relevant fiscal quarter are required to be delivered hereunder if the Parent Borrower then has a Cure Right under Section 8.05 with respect to the applicable breach and has delivered notice thereof, (y) any Event of Default under Section 7.09 shall be subject to cure pursuant to Section 8.05 (provided that, with respect to any Default or Event of Default under Section 7.09 subject to cure, during the period commencing on the date such financials are required to be delivered until the earlier of the exercise of the relevant cure right and the expiration of the relevant cure period, (x) the Lenders shall not be required to make any Credit Extension and (y) no action hereunder, the taking of which is subject to no Default or Event of Default having occurred or be continuing, shall be permitted) and (z) no Default or Event of Default under Section 7.09 shall constitute a Default or an Event of Default with respect to any Loans or Commitments hereunder, other than the Revolving Credit Loans and the Revolving Credit Commitments, until the date on which all Loans under each Revolving Credit Facility have been accelerated and all Revolving Credit Commitments have been terminated as a result of such breach, in each case, by the Required Lenders, and the Required Lenders have not rescinded such acceleration; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Parent Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made and such incorrect or misleading representation, warranty, certification or statement of fact, if capable of being cured, remains so incorrect or misleading for thirty (30) days after receipt by the Parent Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) with an outstanding principal amount (or, in the case of a Swap Contract, Swap Termination Value) of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness with an outstanding principal amount (or, in the case of a Swap Contract, Swap Termination Value) of not less than the Threshold Amount, or any other event occurs (other than (i) with respect to such Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and (ii) any event requiring prepayment pursuant to customary asset sale provisions), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that, any failure described under clause (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the commitments or acceleration of the Loans pursuant to Article VIII; provided further that no event described in this Section 8.01(e) arising from any financial covenant breach under the Term/Revolver Facility shall constitute an Event of Default unless the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) has caused, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary admits in writing its inability or fails generally to pay its debts as they become due, (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money with an individual amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) Invalidity. Any material provision of any Guarantee or any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or as a result of acts or omissions by the Administrative Agent or the satisfaction in full of all the Loan Obligations and termination of the Aggregate Commitments, ceases to be in full force and effect or in the case of any Collateral Document, ceases to create a valid lien on the Collateral covered thereby; or any Loan Party contests in writing the validity or enforceability of any material provision of any Guarantee or any Collateral Document (other than in an informational notice delivered to the Administrative Agent and/or the Collateral Agent); or any Loan Party denies in writing that it has any or further liability or obligation under any Guarantee or any Collateral Document (other than as a result of repayment in full of the Loan Obligations, termination of the Aggregate Commitments or release of the applicable Guarantee), or purports in writing to revoke or rescind any Guarantee or any Collateral Document, except to the extent that any such loss of perfection or priority results from (x) the failure of the Collateral Agent to maintain possession of certificates or other possessory collateral actually delivered to it representing securities or other collateral pledged under the Collateral Documents or the Collateral Agent’s failure to file or maintain any filings required for perfection (including the filing of UCC financing statement or continuations, filings regarding IP rights or similar filings) and/or (y) a release of any Guarantee or Collateral in accordance with the terms hereof or thereof and, except as to Collateral consisting of Material Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or disclaimed in writing that such losses are covered by such title insurance policy;

(j) Change of Control. There occurs any Change of Control; or

(k) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or ERISA Affiliate under Title IV of ERISA in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under ERISA and the Code under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (iii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, and as a result of such termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such termination occurs by an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or (iv) a termination, withdrawal or noncompliance with applicable law or plan terms or other event similar to an ERISA Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect; or

(l) Stepped Up Notes Refinancing. A Stepped Up Notes Refinancing has not occurred.

With respect to any Default or Event of Default, the words “exists”, “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived. If, prior to the taking of any action under Section 8.02 (or the occurrence of any event set forth in the proviso thereto, any Default or Event of Default occurs due to (i) the failure by any Loan Party to take any action (including any action by a specified time), such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable Loan Party takes such action or (ii) the taking of any action by any Loan Party that is not then permitted by the terms of this Agreement or any other Loan Document, such Default or Event of Default shall be deemed to be cured on the date on which such action is unwound (in each case giving effect to any amendments or waivers under Section 10.01; provided that, subject in all respects to subsection (iv) of the immediately succeeding paragraph, an Event of Default resulting from the failure to deliver a notice pursuant to Section 6.03(a) shall cease to exist and be cured in all respects if the Default or Event of Default giving rise to such notice requirement shall have ceased to exist and/or be cured (including pursuant to this paragraph)

Notwithstanding anything to the contrary in this Section 8.01, an Event of Default (the “Initial Default”) may not be cured pursuant to the immediately preceding paragraph:

(i)

if the taking of any action by any Loan Party or Subsidiary of a Loan Party that is not permitted during, and as a result of, the continuance of such Initial Default directly results in the cure of such Initial Default and the applicable Loan Party or Subsidiary had actual knowledge at the time of taking any such action that was not permitted that the Initial Default had occurred and was continuing;

(ii)

in the case of an Event of Default under Section 8.01(i) that directly results in material impairment of the rights and remedies of the Lenders and Administrative Agent under the Loan Documents and that is incapable of being cured,

(iii)

in the case of an Event of Default under Section 8.01(c) arising due to the failure to perform or observe Section 6.06 that directly results in a material adverse effect on the ability of the Parent Borrower and the other Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Parent Borrower or any of the other Loan Parties is a party;

(iv)

in the case of an Initial Default for which (i) the Parent Borrower failed to give notice to the Administrative Agent of such Initial Default in accordance with Section 6.03(a) of this Agreement and (ii) the Borrowers had actual knowledge of such failure to give such notice;

(v)	if the Initial Default had a material adverse effect on the Administrative Agent, in its capacity as such; or

(vi)

in the case of an Initial Default with respect to (i) failure to comply with the cash management system in accordance with Section 6.19(c), (ii) failure to deliver a Borrowing Base Certificate in accordance with Section 6.18 or (iii) a material misrepresentation with respect to the Borrowing Base Certificate.

SECTION 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing (subject, in the case of an Event of Default under Section 8.01(b)(ii), to the proviso thereto and the Cure Right set forth in Section 8.05, the Administrative Agent may, with the consent of, and shall, at the request of, the Required Lenders, shall take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize or Backstop the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an Event of Default under Sections 8.01(f) or (g) with respect to the Borrowers, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize or Backstop the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

SECTION 8.03 Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by the Parent Borrower, become an Immaterial Subsidiary affected by any event or circumstances referred to in any such clause unless the Consolidated Total Assets of such Subsidiary together with the Consolidated Total Assets of all other Subsidiaries affected by such event or circumstance referred to in such clause, shall exceed 5% of the Consolidated Total Assets of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis.

SECTION 8.04 Application of Funds. If the circumstances described in Section 2.12(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized or Backstopped as set forth in the proviso to Section 8.02), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent, subject to any Acceptable Intercreditor Agreement then in effect, in the following order:

First, to payment of that portion of the Loan Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent and Collateral Agent in its capacity as such;

Second, to payment of the Loan Obligations constituting accrued and unpaid interest on any Protective Advances that may be outstanding, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Loan Obligations constituting unpaid principal of any Protective Advances, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Loan Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Fourth payable to them;

Fifth, to payment of (x) that portion of the Loan Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest) and (y) any fees, premiums and scheduled periodic payments due in respect of Pari Passu Hedge Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to payment of (x) that portion of the Loan Obligations constituting unpaid principal, Unreimbursed Amounts or face amounts of the Loans (including Swingline Loans) or L/C Borrowings; and (y) any breakage, termination or other payments under Pari Passu Hedge Obligations; and for the account of the L/C Issuers, to Cash Collateralize or Backstop that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Secured Parties in proportion to the respective amounts described in this clause Sixth held by them;

Seventh, to the payment of all other Obligations (including Obligations in respect of Secured Hedge Agreements (other than Pari Passu Hedge Obligations) and Cash Management Obligations) that are due and payable to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date, ratably among the Secured Parties in proportion to the respective amounts described in this clause Sixth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize or Backstop the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrowers.

Notwithstanding the foregoing, (a) amounts received from the Borrowers or any Guarantor that is not a “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to the obligations that are Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this clause (a), to the extent permitted by applicable law, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause Fourth above from amounts received from “Eligible Contract Participants” to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to obligations described in clause Fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other obligations pursuant to clause Fourth above) and (b) Cash Management Obligations and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as applicable. Each Cash Management Bank and Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

SECTION 8.05 Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01(b), in the event that the Parent Borrower fails to comply with the Financial Covenant, from the last day of the Test Period until the expiration of the fifteenth Business Day after the date on which financial statements with respect to the Test Period in which such covenant is being measured are required to be delivered pursuant to Section 6.01, the Parent Borrower may designate any direct equity investment in the Parent Borrower in cash in the form of common Equity Interests (or other Qualified Equity Interests of the Parent Borrower reasonably acceptable to the Administrative Agent) made during the Test Period until the end of such time period as a Cure Amount (the “Cure Right”), and upon the receipt by the Parent Borrower of net cash proceeds corresponding to the exercise of the Cure Right (the “Cure Amount”), the Financial Covenant shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that (x) such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenant with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document (including, without limitation, for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII) for the quarter with respect to which such Cure Right was exercised and (y) there shall be no reduction in Indebtedness in connection with any Cure Amounts for determining compliance with Section 7.09 and no Cure Amounts will reduce (or count towards) the First Lien Leverage Ratio, the Secured Leverage Ratio or the Total Leverage Ratio for purposes of any calculation thereof, in each case, for the fiscal quarter with respect to which such Cure Right was exercised, except that with respect to fiscal quarters thereafter, such reduction may apply but only to the extent the proceeds are actually applied to prepay Indebtedness pursuant to Section 2.05(a).

(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Parent Borrower shall then be in compliance with the requirements of the Financial Covenant during such Test Period (including for purposes of Section 4.02), the Parent Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.01 that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Cure Right is exercised and (iii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Parent Borrower to be in compliance with the Financial Covenant.

(c) Notwithstanding anything in this Agreement to the contrary, following the delivery by the Parent Borrower of a written notice to the Administrative Agent of its intent to exercise the Cure Right (x) the Lenders shall not be permitted to exercise any rights then available as a result of an Event of Default under this Article VIII on the basis of a breach of the Financial Covenant so as to enable the consummation of the Cure Right as permitted under this Section 8.05 and (y) the Lenders shall not be required to make any Credit Extension and the L/C Issuers shall not be required to make any L/C Credit Extension unless and until the Parent Borrower has received the Cure Amount required to cause the Parent Borrower to be in compliance with the Financial Covenant.

SECTION 8.06 Change of Control. Notwithstanding the definition of a Change of Control:

(a) a transaction will not be deemed to involve a Change of Control solely as a result of the Parent Borrower becoming a direct or indirect Wholly-Owned Subsidiary of a holding company if:

(i) (A) the direct or indirect holders of the voting Equity Interests of such holding company immediately following that transaction are substantially the same as the holders of the Parent Borrower’s voting Equity Interests immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting Equity Interests of such holding company; and

(ii) in the case of the direct parent of the Parent Borrower that becomes such a holding company (“Holdings”), (A) the Administrative Agent shall have received all documentation and other information about Holdings that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, (B) Holdings shall be an entity organized or existing under the Laws of the United States, any state thereof or the District of Columbia, (C) on or prior to the consummation of such transaction, (1) Holdings and the Parent Borrower shall enter into an amendment to this Agreement to add a passive holdings covenant substantially in the form of Exhibit M hereto and to effect an accession of Holdings as a Loan Party party to this Agreement (which amendment shall only require the consent of only the Administrative Agent notwithstanding anything to the contrary contained in Section 10.01) and (2) Holdings shall enter into a Guaranty and shall cause such agreements, amendments, supplements, stock certificates or other instruments to be executed, delivered, filed and recorded (and deliver a copy of same to the Administrative Agent and Collateral Agent) in such jurisdictions as may be required by applicable law to create and perfect the Lien of the Collateral Agent on all of the Equity Interests issued by the Parent Borrower and all other Collateral owned by Holdings, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant states; and

(b) the right to acquire voting Equity Interests (so long as such Person does not have the right to direct the voting of the voting Equity Interests subject to such right) or any veto power in connection with the acquisition or disposition of voting Equity Interests will not cause a party to be a beneficial owner.

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01 Appointment and Authorization of Agents.

(a) Each Lender and each L/C Issuer hereby irrevocably appoints, designates and authorizes the Administrative Agent and Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent and Collateral Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent and Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent and Collateral Agent, regardless of whether a Default or Event of Default has occurred and is continuing. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Article IX are solely for the benefit of, and among the Administrative Agent, the Collateral Agent, the Lenders and each L/C Issuer, and neither the Parent Borrower nor any other Loan Party shall be bound by or have rights as a third party beneficiary of any such provisions (except to the extent such rights are set forth herein, including with respect to such rights in Section 9.09).

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) Each Lender and each L/C Issuer hereby irrevocably appoints, designates and authorizes DBNY to act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swingline Lender, L/C Issuer (if applicable) and a potential Hedge Bank or Cash Management Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) and Article X as if set forth in full herein with respect thereto.

SECTION 9.02 Delegation of Duties. The Administrative Agent and the Collateral Agent may perform any and all of their duties and exercise their rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent and/or the Collateral Agent. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Article (including this Section 9.02 and Sections 9.03 and 9.07) and Section 10.05 shall apply to any Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent and the Collateral Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Article (including this Section 9.02 and Sections 9.03 and 9.07) and Section 10.05 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent and/or the Collateral Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent or the Collateral Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

SECTION 9.03 Liability of Agents. No Agent-Related Person shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby, including their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and/or the Collateral Agent (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for (or shall have any duty to ascertain or inquire into) (A) any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or made in any written or oral statements or in any financial or other statements or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent and/or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, (B) the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, (C) the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations or (D) the value or the sufficiency of any Collateral or the satisfaction of any condition set forth in Article IV or elsewhere herein or that the Liens granted to the Collateral Agent have been properly or sufficiently created, perfected, protected, enforced or entitled to any particular priority, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and/or the Collateral Agent, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. Anything contained herein to the contrary notwithstanding, no Agent-Related Person shall have any liability arising from confirmations of the amount of outstanding Loans or the L/C Obligations or the component amounts thereof or shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), or in the absence of its own gross negligence or willful misconduct. The exculpatory provisions of this Article shall apply to any such Affiliates, agents, employees or attorneys-in-fact, such sub-agents, and their respective activities in connection with the syndication of credit facilities provided for herein as well as activities of the Administrative Agent and/or the Collateral Agent.

SECTION 9.04 Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent and shall not incur any liability for relying thereon. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Parent Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or under any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance).

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.

SECTION 9.05 Notice of Default. None of the Administrative Agent or the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Parent Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. Subject to the other provisions of this Article IX, the Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender and each L/C Issuer acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender and each L/C Issuer represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers and the other Loan Parties hereunder. Each Lender and each L/C Issuer also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide (and shall not be liable for the failure to provide) any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it in its capacity as an Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent and the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrowers, provided that such reimbursement by the Lenders shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto, if any. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Loan Obligations and the resignation of the Administrative Agent or the Collateral Agent.

SECTION 9.08 Agents in their Individual Capacities. DBNY and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though DBNY were not the Administrative Agent and the Collateral Agent hereunder and without notice to or consent of (nor any duty to accept therefor to) the Lenders. The Lenders acknowledge that, pursuant to such activities, DBNY or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, DBNY shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Collateral Agent, and the terms “Lender” and “Lenders” include DBNY in its individual capacity.

SECTION 9.09 Successor Agents. The Administrative Agent and the Collateral Agent may resign as the Administrative Agent and Collateral Agent, as applicable, upon thirty (30) days’ notice to the Lenders and the Parent Borrower. If the Administrative Agent or the Collateral Agent resigns under this Agreement, the Required Lenders shall appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, which appointment of a successor agent shall require the consent of the Parent Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Parent Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, may appoint, after consulting with the Lenders and the Parent Borrower, a successor agent meeting the qualifications set forth above, which successor may not be a Defaulting Lender or Disqualified Lender. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or the Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the term “Collateral Agent” shall mean such successor collateral agent and/or supplemental agent, as described in Section 9.01(c), and the retiring Administrative Agent’s or retiring Collateral Agent’s, as applicable, appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Administrative Agent’s or retiring Collateral Agent’s resignation, as applicable, hereunder as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Collateral Agent, as applicable, under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or the Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed). Upon the acceptance of any appointment as the Administrative Agent or the Collateral Agent, as applicable, hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or the Collateral Agent, as applicable, and the retiring Administrative Agent and/or Collateral Agent shall, to the extent not previously discharged, be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent or the successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s or retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent or retiring Collateral Agent, as applicable, and its agents and sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or retiring Collateral Agent, as applicable, was acting as Administrative Agent and/or Collateral Agent, as applicable.

SECTION 9.10 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.09 and Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (h) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

SECTION 9.11 Collateral and Guaranty Matters. The Lenders and the L/C Issuer and each other Secured Party irrevocably agrees that:

(a) any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Loan Obligations (other than contingent indemnification obligations not yet accrued and payable), the expiration or termination of all Letters of Credit with no pending drawings (other than Letters of Credit that have been Cash Collateralized or Backstopped or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer have been made) and any other obligation (including a guarantee) that is contingent in nature), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than any other Loan Party, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below and/or (v) if the property subject to such Lien becomes Excluded Property;

(b) the Collateral Agent is authorized to (and each Secured Party irrevocably requires the Administrative Agent to promptly) release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(e), 7.01(f), 7.01(g), 7.01(i), 7.01(m), 7.01(o), 7.01(p), 7.01(q), 7.01(t), 7.01(v), 7.01(w) (as it relates to Section 7.01(i) and 7.01(o)), 7.01(aa) (to the extent the relevant Lien is of the type to which the Lien of the Collateral Agent is otherwise subordinated under this clause (b) pursuant to any of the other exceptions to Section 7.01 that are expressly included in this clause (c)), and/or 7.01(oo); provided, that the subordination of any Lien on any property granted to or held by the Collateral Agent shall only occur with respect to any Lien on such property that is permitted by Sections 7.01(i), 7.01(q), 7.01(aa), and/or 7.01(oo) to the extent that the Lien of the Collateral Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with the documentation governing the Indebtedness that is secured by such Permitted Lien; and

(c) if any Subsidiary Guarantor or Subsidiary Borrower becomes an Excluded Subsidiary (other than any Excluded Subsidiary the Parent Borrower elects to maintain as a Subsidiary Guarantor or Subsidiary Borrower) or is transferred to any Person other than the Parent Borrower or a Restricted Subsidiary, in each case as a result of a transaction or designation permitted hereunder (as certified in writing delivered to the Administrative Agent by a Responsible Officer), (x) such Subsidiary shall be automatically released from its obligations under the Guaranty and obligations as a borrower hereunder and (y) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary (to the extent such Equity Interests have become Excluded Equity or are being transferred to a Person that is not a Loan Party) shall be automatically released provided that (i) no such release shall occur if (x) the Borrower is releasing a Subsidiary Borrower in connection with a simultaneous designation of such Subsidiary Borrower as a Subsidiary Guarantor and/or (y) any such Subsidiary Guarantor or Subsidiary Borrower continues to be a guarantor in respect of any Senior Secured Notes or any Permitted Refinancing thereof, the Term/Revolver Facility or any Permitted Refinancing thereof or any Junior Debt unless and until such Subsidiary Guarantor or Subsidiary Borrower is (or is being simultaneously) released from its guarantee with respect to such Indebtedness, (ii)(A) solely in the case of any election to maintain a Non-U.S. Discretionary Guarantor as a Subsidiary Guarantor, consent of the Administrative Agent shall be required prior to such election, such consent not to be unreasonably withheld, delayed or conditioned (it being understood that such consent may be withheld if the Administrative Agent reasonably determines that such Non-U.S. Discretionary Guarantor is organized under the laws of a jurisdiction (1) where the amount and enforceability of the contemplated guarantee that may be entered into by a Person organized in the relevant jurisdiction is materially and adversely limited by applicable law or contractual limitations, (2) where the security interests (and the enforceability thereof) that may be granted with respect to assets (or various classes of assets) located in the relevant jurisdiction are materially and adversely limited by applicable law or (3) that is not a member of the Organization for Economic Cooperation and Development or is the target of any Sanctions; provided, that no such consent shall be required for the Borrower’s election to maintain an Excluded Subsidiary as a Subsidiary Guarantor if such Excluded Subsidiary was already a Guarantor and has not changed its jurisdiction of organization and/or is organized under the laws of the United States, Canada, the United Kingdom, Ireland the Netherlands and Luxembourg) and (B) unless previously provided with respect to such Non-U.S. Discretionary Guarantor, the Administrative Agent shall have received at least two Business Days prior to such election all documentation and other information in respect of such Excluded Subsidiary as has been reasonably requested by the Administrative Agent in writing that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act (and, upon any request made by a Lender to the Administrative Agent, the Administrative Agent will provide the Lenders with all such information made available to it in accordance with, and subject to, the provisions of this Agreement), (iii) the release of any Subsidiary Guarantor or Subsidiary Borrower from its obligations under the Loan Documents solely as a result of such Subsidiary Guarantor or Subsidiary Borrower becoming an Excluded Subsidiary of the type described in clause (l) of the definition thereof shall only be permitted if, at the time such Subsidiary Guarantor or Subsidiary Borrower becomes such an Excluded Subsidiary, (A) no Specified Event of Default has occurred and is continuing, (B) Excess Availability would be no less than $0 immediately after giving effect thereto and (C) such Subsidiary Guarantor or Subsidiary Borrower so becomes such an Excluded Subsidiary as a result of a joint venture or other strategic transaction permitted hereunder entered into for a bona fide operating business purpose.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent and Collateral Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent and Collateral Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11; provided that, upon the reasonable request by the Administrative Agent, the Parent Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that the transactions giving rise to such request have been consummated in accordance with this Agreement and the other Loan Documents. Any such certificate delivered by the Parent Borrower in accordance with this Section 9.11 shall be conclusive and binding. Each Secured Party irrevocably authorizes and directs the Administrative Agent to rely on any such certificate without independent investigation and release its interests in any Collateral or release any Subsidiary Guarantor from its obligations under the Loan Documents (including, in each case of the foregoing, by filing applicable termination statements and/or returning pledged Collateral); it being acknowledged and agreed by each Secured Party that the Administrative Agent, in its capacity as such, shall have no liability with respect to relying on such certificate and taking actions to evidence such release.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Parent Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral (including through any right of set-off) or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 9.12 Other Agents; Arrangers and Managers. None of the Lenders, the Agents, the Lead Arranger, or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger and bookrunner,” “co-arranger, ” or “co-documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.13 Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and Section 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Parent Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

SECTION 9.14 Withholding Tax. To the extent required by any applicable Law (as determined in good faith by the Administrative Agent), the Administrative Agent may deduct or withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.14. The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, (1) the term “Lender” shall, for purposes of this Section 9.14, include any L/C Issuer and (2) this Section 9.14 shall not limit or expand the obligations of the Loan Parties under Section 3.01 or any other provision of this Agreement.

SECTION 9.15 Cash Management Obligations; Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender (if applicable) and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank shall indemnify and hold harmless each Agent and each of its directors, officers, employees, or agents, to the extent not reimbursed by the Loan Parties, against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent or its directors, officers, employees, or agents in connection with such provider’s Cash Management Obligations or Obligations arising under Secured Hedge Agreements; provided, however, that no Cash Management Bank or Hedge Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. No Cash Management Bank or Hedge Bank will create (or be deemed to create) in favor of any such provider, as applicable, any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents. By accepting the benefits of the Collateral, each such Cash Management Bank or Hedge Bank shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this Section 9.15.

SECTION 9.16 [Reserved].

SECTION 9.17 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Parent Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Parent Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X

Miscellaneous

SECTION 10.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders) (it being understood that the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08, fees or other amounts without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders);

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders), it being understood that any change to the definition of any financial ratio (including Average Excess Availability, the Fixed Charge Coverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio and/or the Interest Coverage Ratio) or in each case, the component definitions thereof shall not constitute a reduction in the rate of interest or fees or other amounts payable; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d) change any provision of this Section 10.01 or the definition of “Required Lenders”, “Supermajority Lenders” or any other provision specifying the number of Lenders or portion of Loans or Commitments required to take any action under the Loan Documents without the written consent of each Lender directly and adversely affected thereby;

(e) release all or substantially all of the Collateral in any transaction or series of related transactions except as expressly provided in the Loan Documents (including any transaction permitted under Section 7.04 and/or Section 7.05), without the written consent of each Lender;

(f) release all or substantially all of the value of the Guarantees in any transaction or series of related transactions except as expressly provided in the Loan Documents (including any transaction permitted under Section 7.04 or Section 7.05), without the written consent of each Lender;

(g) solely to the extent such change would alter the ratable sharing of payments, change any provision of Section 2.13 or Section 8.04 without the written consent of each Lender directly and adversely affected thereby;

(h) change the stated currency in which any Lender or L/C Issuer is required to make Loans or issue Letters of Credit or the Borrowers is required to make payments of principal, interest, fees or other amounts hereunder or under any other Loan Document without the written consent of each Lender and L/C Issuer directly and adversely affected thereby (but not the Required Lenders); ~~or~~

(i) change the definition of Borrowing Base or any component definition thereof in a manner that would result in an increased borrowing availability without the consent of the Supermajority Lenders (provided that the foregoing shall not impair the ability of the Administrative Agent to add, remove, reduce or increase Availability Reserves against the Collateral included in the Borrowing Base in its Permitted Discretion); or

(j) contractually subordinate in right of payment the Obligations or contractually subordinate the Liens granted to the Administrative Agent securing the Obligations with respect to all or a material portion of the Collateral to any other Indebtedness for borrowed money, except (A) Indebtedness that is permitted to be senior in right of payment to such Obligations and/or be secured by a Lien on the Collateral that is senior to such lien under this Agreement as in Effect on the First Amendment Effective Date, (B) any “debtor in possession” facility or (C) any other Indebtedness for borrowed money so long as the opportunity to participate in such Indebtedness is offered ratably (on substantially the same terms, other than bona fide backstop, arrangement or similar fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction) to each directly and adversely affected Lender (based on the amount of obligations that are directly and adversely affected thereby held by each such Lender) at the time of the consummation of such transaction, without the written consent of each Lender directly and adversely affected thereby;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) [reserved]; (v) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (vi) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders; (vii) the definition of “Letter of Credit Sublimit” may be amended or rights and privileges thereunder waived with the consent of the Borrowers, each L/C Issuer, the Administrative Agent and the Required Lenders; and (viii) an amendment described in Section 8.06 may be effected with the consent of the Borrowers, Holdings and the Administrative Agent. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and, if applicable, the Required Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Parent Borrower without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to correct or cure (x) ambiguities, errors, mistakes, omissions or defects, (y) to effect administrative changes of a technical or immaterial nature or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents;

it being agreed that in the case of any conflict between this Agreement and any other Loan Document, the provisions of this Agreement shall control (except that in the case of any conflict between this Agreement and an Acceptable Intercreditor Agreement, such Acceptable Intercreditor Agreement shall control). Furthermore, notwithstanding anything to the contrary herein, with the consent of the Administrative Agent at the request of the Parent Borrower (without the need to obtain any consent of any Lender), (i) any Loan Document may be amended to cure ambiguities, omissions, mistakes or defects, (ii) any Loan Document may be amended to add terms that are favorable to the Lenders (as reasonably determined by the Administrative Agent), (iii) [reserved] and (iv) this Agreement (and any other Loan Document) may be amended to the extent necessary or appropriate, in the opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of clause (h) of the “Collateral and Guarantee Requirement”.

SECTION 10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrowers, the Administrative Agent, an L/C Issuer or the Swingline Lender to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrowers, the Administrative Agent, the L/C Issuers and the Swingline Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(b)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swingline Lender pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next ~~business day~~Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, any L/C Issuer and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Parent Borrower, the Administrative Agent, the L/C Issuers and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agents from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the non-“PUBLIC” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent Borrower or its securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuers, each Lender and the Agent-Related Parties of each of the foregoing from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers other than those arising as a result of such Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final and non-appealable judgment).

(f) Notice to other Loan Parties. The Borrowers agree that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to the Parent Borrower in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.

SECTION 10.03 No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04 Attorney Costs and Expenses. The Borrowers agree (a) to the extent the Closing Date occurs, to pay or reimburse the Administrative Agent, the Lead Arrangers and the L/C Issuers for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Revolving Credit Loans and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of one primary counsel and one local counsel in each appropriate jurisdiction (which to the extent necessary, may include a single special counsel acting for multiple jurisdictions) and (b) to pay or reimburse the Administrative Agent, the Lead Arrangers, each L/C Issuer and the Lenders (taken as a whole) for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all fees, costs and expenses incurred in connection with any workout or restructuring in respect of the Loans, all such fees, costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one firm of outside counsel to the Administrative Agent (and one local counsel in each appropriate jurisdiction (which to the extent necessary may include a single special counsel acting for multiple jurisdictions)) (and, in the case of an actual or reasonably perceived conflict of interest, where the Person(s) affected by such conflict notifies the Parent Borrower of the existence of such conflict, one additional firm of counsel for all such affected Persons)). The foregoing fees, costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Parent Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

SECTION 10.05 Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each Lender, each L/C Issuer, each Lead Arranger and their respective Affiliates, and the directors, officers, employees, counsel, agents, advisors, and other representatives and the successors and permitted assigns of each of the foregoing (without duplication)(collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages and claims (collectively, the “Losses”), and reasonable and documented or invoiced out-of-pocket fees and expenses (including reasonable Attorney Costs of one primary firm of counsel for all Indemnitees and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which to the extent necessary, may include a single special counsel acting for multiple jurisdictions) for all Indemnitees (and, in the case of an actual or reasonably perceived conflict of interest, where the Indemnitee affected by such conflict notifies the Parent Borrower of the existence of such conflict, one additional firm of counsel for all such affected Indemnitees)), but no other third-party advisors without the Parent Borrower’s prior consent (not to be unreasonably withheld or delayed) of any such Indemnitee arising out of, resulting from, or in connection with, any actual or threatened claim, litigation, investigation or proceeding (including any inquiry or investigation) relating to this Agreement, the Transactions or any related transaction contemplated hereby or thereby, the Facilities or any use of the proceeds thereof (any of the foregoing, a “Proceeding”), regardless of whether any such Indemnitee is a party thereto and whether or not such Proceedings are brought by the Borrowers, their Affiliates or creditors or any other third party Person in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrowers, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrowers, any Subsidiary or any other Loan Party, or (d) any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses and related expenses resulted from (x) the willful misconduct or gross negligence of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) a material breach of the Loan Documents by such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (z) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Borrowers or any of their Affiliates (other than, to the extent such disputes do not arise from any act or omission of the Borrowers or any of their Affiliates, with respect to a claim against an Indemnitee acting in its capacity as an Agent or Lead Arranger or similar role under the Loan Documents unless such claim arose from the exceptions specified in clauses (x) and (y) (as determined by a court of competent jurisdiction in a final and non-appealable decision)). No Indemnitee, nor any other party hereto shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement and, without in any way limiting the indemnification obligations set forth above, no Indemnitee or Loan Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that nothing contained in this sentence shall limit the Borrowers’ indemnification and reimbursement obligations hereinabove to the extent such damages are included in any third-party claim in connection with which an Indemnitee is otherwise entitled to indemnification or reimbursement hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, managers, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within thirty days after demand therefor (together with reasonably detailed backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial decision in a court of competent jurisdiction that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Loan Documents, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.

It is agreed that the Loan Parties shall not be liable for any settlement of any Proceeding (or any expenses related thereto) effected without the Borrowers’ written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrowers’ written consent or if there is a judgment by a court of competent jurisdiction in any such Proceeding, the Borrower agree to indemnify and hold harmless each Indemnitee from and against any and all Losses and reasonable and documented or invoiced legal or other out-of-pocket expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions of this Section 10.05.

The Borrowers shall not, without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld or delayed, it being understood that the withholding of consent due to non-satisfaction of any of the conditions described in clauses (i), (ii) and (iii) of this sentence shall be deemed reasonable), effect any settlement of any pending or threatened Proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability or claims that are the subject matter of such Proceeding, (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnitee, and (iii) contains customary confidentiality provisions with respect to the terms of such settlement.

SECTION 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to any Agent, the L/C Issuer or any Lender, or any Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise provided herein (including without limitation as permitted under Section 7.04), no Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, after the Closing Date with respect to any Facility, any Lender may assign to one or more assignees (“Assignees”) that are Eligible Assignees all or a portion of its rights and obligations under this Agreement in respect of such Facility (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Parent Borrower, provided that, no consent of the Parent Borrower shall be required for an assignment (1) [reserved], (2) of any Revolving Credit Loans and/or Revolving Credit Commitments to any other Revolving Credit Lender or any Affiliate of a Revolving Credit Lender or (3) if a Specified Event of Default has occurred and is continuing, to any Assignee;

(B) the Administrative Agent; and

(C) each L/C Issuer and Swingline Lender at the time of such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Parent Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Parent Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01(f);

(D) the Assignee shall not be a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), Defaulting Lender, a Disqualified Lender,, (other than as set forth in clause (F) below) any Loan Party or any of its Affiliates; provided that the list of Disqualified Lenders shall be made available to the Lenders; and

(E) the Assignee shall not be a Defaulting Lender; and

(F) in case of an assignment to an Affiliated Lender (which may be an assignment of term loans under a FILO Tranche only), (1) no Revolving Credit Loans or Revolving Credit Commitments shall be assigned to or held by any Affiliated Lender, (2) no proceeds of Revolving Credit Loans shall be used, directly or indirectly, to consummate such assignment, (3) any Loans assigned to an Affiliated Lender shall be cancelled promptly upon such assignment, (4) any purchases by Affiliated Lenders shall require that such Affiliated Lender clearly identify itself as an Affiliated Lender in any Assignment and Assumption executed in connection with such purchases or sales and (5) no Affiliated Lender may purchase any Loans so long as any Event of Default has occurred and is continuing.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and obligations of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligations.

(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). No assignment shall be effective unless it has been recorded in the Register pursuant to this Section 10.07(d). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Agent and any Lender (with respect to its own interests only) at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt, the parties intend and shall treat the Loans (and any participation made pursuant to Section 10.07(e)) as being at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender. The Borrowers agree that the Administrative Agent, acting in its capacity as a non-fiduciary agent for purposes of maintaining the Register, and its officers, directors, employees, agents, sub-agents and affiliates, shall constitute “Indemnitees” under Section 10.05 hereof.

(e) Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Administrative Agent or any other Person, sell participations to any Person (other than a natural person~~,~~  (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), a Defaulting Lender or, so long as the Lender seeking to sell participations has requested and obtains a list of

Disqualified Lenders and the identity of the Disqualified Lenders is disclosed to such Lender on such list, to Disqualified Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (d), (e) or (f) that directly affects such Participant. Subject to Section 10.07(f), each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (through the applicable Lender), subject to the requirements and limitations of such Sections (including Section 3.01(f) and Sections 3.05 and 3.06), to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) (it being agreed that any documentation required to be provided under Section 3.01(f) shall be provided solely to the participating Lender). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant complies with Section 2.13 as though it were a Lender. Any Lender that sells participations and any Lender that grants a Loan to a SPC shall maintain a register on which it enters the name and the address of each Participant and/or SPC and the principal and interest amounts of each Participant’s and/or SPC’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent demonstrable error, and the Borrowers and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest or granted Loan as the owner thereof for all purposes notwithstanding any notice to the contrary. Each Borrower agrees that the Administrative Agent, acting in its capacity as a non-fiduciary agent for purposes of maintaining the Participant Register, and its officers, directors, employees, agents, sub-agents and affiliates, shall constitute “Indemnitees” under Section 10.05 hereof. In maintaining the Participant Register, such Lender shall be acting as the non-fiduciary agent of the Borrowers solely for purposes of applicable U.S. federal income tax law and undertakes no duty, responsibility or obligation to the Borrowers (without limitation, in no event shall such Lender be a fiduciary of the Borrowers for any purpose). No Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish in connection with a Tax audit that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed Treasury Regulations (or any amended or successor version) or, if different, under Sections 871(h) or 881(c) of the Code.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.03 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent or to the extent such entitlement to a greater payment results from a Change in Law after the Participant became a Participant.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or similar central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Parent Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.03 and 3.04, subject to the requirements and limitations of such Sections (including Section 3.01(f)

and Sections 3.05 and 3.06), to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.01, 3.03 or 3.04) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Parent Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer and the Swingline Lender may, upon thirty (30) days’ notice to the Parent Borrower and the Lenders, resign as an L/C Issuer or the Swingline Lender, as the case may be; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or Swingline Lender, as the case may be, shall have identified, in consultation with the Parent Borrower, a successor L/C Issuer or Swingline Lender, as the case may be, willing to accept its appointment as successor L/C Issuer or Swingline Lender. In the event of any such resignation of an L/C Issuer or Swingline Lender, the Parent Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swingline Lender, as the case may be, hereunder; provided that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or Swingline Lender, as the case may be. If an L/C Issuer resigns as an L/C Issuer or the Swingline Lender resigns as Swingline Lender, as the case may be, it shall retain all the rights and obligations of an L/C Issuer or Swingline Lender, as applicable, hereunder with respect to all Letters of Credit or Swingline Loans (as the case may be) outstanding as of the effective date of its resignation as an L/C Issuer or Swingline Lender, as the case may be, and all L/C Obligations with respect thereto and obligations with respect to the Swingline Loans, as applicable (including, as applicable, the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c) and the right to require the Lenders to make Base Rate Loans or fund risk participations in the Swingline Loans pursuant to Section 2.04). Upon the appointment of a successor L/C Issuer or Swingline Lender, as the case may be, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges an duties of the retiring L/C Issuer or Swingline Lender, as applicable, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.

(k) [Reserved].

(l) Disqualified Lenders. (i) No assignment shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Parent Borrower has consented to such assignment as otherwise contemplated by this Section 10.07 (without giving effect to any deemed consent by the Parent Borrower), in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee that becomes a

Disqualified Lender at any time after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) for purposes of assignments subsequent to such time, the execution by the Parent Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (l)(i) shall not be void, but the other provisions of this clause (l) shall apply.

(ii) If any assignment is made to any Disqualified Lender without the Parent Borrower’s prior consent in violation of clause (i) above, the Parent Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Lender and repay all obligations of the Parent Borrower owing to such Disqualified Lender in connection with such Revolving Credit Commitment, (B) [reserved] and/or (C) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.07), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) such assignment does not conflict with applicable Laws and (ii) such assignment shall be accompanied by any assignment fee.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Parent Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right to provide the List of Disqualified Lenders to each Lender requesting the same.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Administrative Agent, in its capacity as such, shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance by other parties with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent, in its capacity as such, shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment of Loans, or disclosure of confidential information, to any Disqualified Lender.

Notwithstanding anything to the contrary in this Section, there shall be no restrictions on the ability of the Administrative Agent to make assignments pursuant to the credit bidding provision in last paragraph of Section 9.10 and such assignment such be made without regard to (without limitation) any transfer or assignment fee, any restrictions on Eligible Assignees or minimum assignment amounts.

SECTION 10.08 Confidentiality. Each of the Agents (on behalf of themselves and any Agent Related Person), L/C Issuers and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and their respective directors, officers, employees, managers, administrators, limited partners, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information or who are subject to customary confidentiality obligations of professional practice or who are bound by the terms of this paragraph (or language substantially similar to this paragraph)); (b) to the extent required or requested by any Governmental Authority including any self-regulatory authority such as the National Association of Insurance Commissioners; provided that, other than with respect to requests or requirements by such Governmental Authority pursuant to its oversight or supervisory function over such Agent, L/C Issuer or Lender (or their affiliates) for purposes of clauses (b) or (h), such Agent, L/C Issuer or Lender shall (i) give the applicable Loan Party written notice prior to disclosing the information to the extent permitted by such requirement, (ii) cooperate with the Loan Party to obtain a protective order or similar confidential treatment (or, in the case of any requests or requirements by a Governmental Authority pursuant to its oversight or supervisory function, inform such Governmental Authority of the confidential nature of such information), and (iii) only disclose that portion of the Information as counsel for such Agent, L/C Issuer or Lender advises such Person it must disclose pursuant to such requirement; (c) to the extent required by applicable Laws or regulations, or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Parent Borrower), to any pledgee referred to in Section 10.07(g) or 10.07(i), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the identity of Disqualified Lenders may be disclosed to any assignee or participant, or prospective assignee or participant), and to the extent required by a potential or actual insurer or reinsurer or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement; (f) with the written consent of the Parent Borrower; (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.08 or (y) is or was received by any Agent, any Lender, any L/C Issuer or any of their respective Affiliates from a third party that is not, to such party’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to the Parent Borrower or any of its Affiliates; (h) to any Governmental Authority or examiner regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to the Parent Borrower or any of their Subsidiaries or their business, other than any such information that is publicly available to any Agent, L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

SECTION 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, subject to the exclusive right of the Administrative Agent and the Collateral Agent to exercise remedies under Section 9.11, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Parent Borrower or any other Loan Party, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party and the Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any payroll, trust, or tax withholding accounts) at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Loan Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Loan Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no L/C Issuer or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is a Foreign Subsidiary or a Domestic Foreign Holding Company. Each Lender and L/C Issuer agrees promptly to notify the Parent Borrower and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.

SECTION 10.10 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

The words “execution, ” “execute ”, “signed, ” “signature, ” and words of like import in or related to any document to be signed in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby (including without limitation Assignment and Assumptions, amendments, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Without limiting the generality of the foregoing, the Borrowers and each other Loan Party hereby (i) agree that, for all purposes, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waive any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

SECTION 10.11 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Loan Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. The provisions of Sections 10.14 and 10.15 shall continue in full force and effect as long as any Loan or any other Loan Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

SECTION 10.13 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.14 GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b) EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE IN THE BOROUGH OF MANHATTAN (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c) NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE L/C ISSUER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.

SECTION 10.15 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.16 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent shall have been notified by each Lender and L/C Issuer that each such Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

SECTION 10.17 [Reserved]. .

SECTION 10.18 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.18 are for the express benefit of the parties hereto and may be enforced by the Loan Parties. For the avoidance of doubt, the foregoing does not prevent or limit a Hedge Bank from exercising any rights to close out and/or terminate any Secured Hedge Agreement or transaction thereunder to which it is a party or net any such amounts in each case pursuant to the terms of such Secured Hedge Agreement.

SECTION 10.19 USA PATRIOT Act. Each Lender hereby notifies each Borrower that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers and the Guarantors, which information includes the name and address of the Borrowers and the Guarantors and other information that will allow such Lender to identify the Borrowers and the Guarantors in accordance with the USA PATRIOT Act.

SECTION 10.20 Acceptable Intercreditor Agreements.

(a) Each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder (a) agrees that it will be bound by and will take no actions contrary to the provisions of any Acceptable Intercreditor Agreement and (b) authorizes and instructs the Collateral Agent and/or the Administrative Agent to enter into any Acceptable Intercreditor Agreement, in each case, as Collateral Agent or Administrative Agent hereunder, as applicable, and on behalf of such Lender or other Secured Party.

(b) The foregoing provisions are intended as an inducement to the lenders or noteholders (or any agent, trustee or other representative thereof) party to such Acceptable Intercreditor Agreement to extend credit to the Borrowers and such Persons are intended third party beneficiaries of such provisions.

SECTION 10.21 Obligations Absolute. To the fullest extent permitted by applicable Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Loan Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Loan Obligations;

(e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

SECTION 10.22 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Borrowers and its Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and each Lead Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, nor any Lender or Lead Arranger has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and each Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent nor any Lead Arranger has any obligation to disclose any of such interests to such Borrower or any of its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, each Lender and each Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.23 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. ~~Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding~~Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~Lender or L/C Issuer that is an EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the ~~write-down and conversion powers of an EEA~~Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by~~:~~ (a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any ~~Lender or L/C Issuer~~party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent ~~undertaking~~entity , or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any ~~EEA~~applicable Resolution Authority.

SECTION 10.24 ABL Intercreditor Agreement. Each Lender (a) consents to the subordination of Liens provided for in the ABL Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the ABL Intercreditor Agreement and (c) authorizes and instructs the Collateral Agent to enter into the ABL Intercreditor Agreement on behalf of such Lender. The foregoing provisions are intended as an inducement to the Lenders to extend credit to the Borrower or to acquire any notes or other evidence of any debt obligation owing from the Borrower and such Lenders are intended third party beneficiaries of such provisions and the provisions of the ABL Intercreditor Agreement.

SECTION 10.25 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 10.26 Agency of the Parent Borrower for Each Other Borrower. Each of the other Borrowers irrevocably appoints the Parent Borrower as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein (including, without limitation, execution and delivery to the Administrative Agent of Borrowing Base Certificates and Committed Loan Notices) and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of the Borrowers or acting singly, shall be valid and effective if given or taken only by the Parent Borrower, whether or not any of the other Borrowers join therein, and the Agents and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of the Parent Borrower under this Section 10.26; provided that nothing in this Section 10.26 shall limit the effectiveness of, or the right of the Agents and the Lenders to rely upon, any notice (including, without limitation, a Committed Loan Notice), document, instrument, certificate, acknowledgment, consent, direction, certification or other action delivered by any Borrower pursuant to this Agreement.

SECTION 10.27 Joint and Several Liability. All Loans, upon funding, shall be deemed to be jointly funded to and received by the Borrowers. Each Borrower is jointly and severally liable under this Agreement for all Obligations, regardless of the manner or amount in which proceeds of Loans are used, allocated, shared or disbursed by or among the Borrowers themselves, or the manner in which an Agent and/or any Lender accounts for such Loans or other Credit Extensions on its books and records. Each Borrower shall be liable for all amounts due to an Agent and/or any Lender from the Borrowers under this Agreement, regardless of which Borrower actually receives Loans or other Credit Extensions hereunder or the amount of such Loans and Credit Extensions received or the manner in which such Agent and/or such Lender accounts for such Loans or other Credit Extensions on its books and records. Each Borrower’s Obligations with respect to Loans and other Credit Extensions made to it, and such Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans made to the other Borrowers hereunder shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with the Agents and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of Credit Extensions to such Borrower. Each Borrower’s Obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the release of any other Borrower pursuant to Section 9.11 or the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (ii) the absence of any attempt to collect the Obligations from any other Borrower, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by an Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to an Agent and/or any Lender, (iv) the failure by an Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower, (v) an Agent’s and/or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of an Agent’s and/or any Lender’s claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to any Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other Credit Extensions made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which an Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to an Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to an Agent and/or any Lender. Upon any Event of Default, the Agents may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agents shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations. Notwithstanding anything to the contrary in the foregoing, none of the foregoing provisions of this Section 10.27 shall apply to any Person released from its Obligations as a Subsidiary Borrower in accordance with Section 9.11.

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